NY3383Q99
                                [GRAPHIC OMITTED]

                            A Stock Insurance Company
           Home Office Address: 90 William Street, New York, NY 10038
                             Administrative Office:
                  [P.O. Box 5423] Cincinnati, Ohio [45201-5423]


         Individual Flexible Premium Deferred Variable Annuity Contract

                     TWENTY DAY EXAMINATION-RIGHT TO CANCEL

You may cancel this contract ("Contract") by returning it and giving us written notice of cancellation. You have until midnight of the twentieth day following the date you receive this Contract. If you cancel this Contract within twenty days after you receive it, the Contract will be void and we will refund the Purchase Payments in full, plus or minus any investment gains or losses under the Contract. If this Contract was purchased to replace an existing contract and if you cancel this Contract after the twentieth day and on or before midnight of the sixitieth day after you receive it, we will refund the Purchase Payments in full, plus or minus any investment gains or losses under the Contract. Upon such refund, the Contract shall be void. This Contract must be returned to us and the required notice must be given in person, or to the agent who sold it to you, or by mail. If by mail, the return of the Contract or the notice is effective on the date it is postmarked, with the proper address and with postage paid

As you read through this Contract, please note that the words "we", "us", "our", and "Company" refer to Great American Life Insurance Company of New York. The words "you" and "your" refer to the Owner.

This is a deferred variable annuity contract. It is a legally binding agreement between you and us.


                      PLEASE READ YOUR CONTRACT WITH CARE.

 [GRAPHIC OMITTED][GRAPHIC OMITTED]           [GRAPHIC OMITTED][GRAPHIC OMITTED]
Senior Vice President & Assistant Treasurer          Executive Vice President

                         Nonparticipating - No Dividends

                                  Tax-Qualified

BENEFIT PAYMENTS AND OTHER VALUES DESCRIBED IN THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNTS. NO MINIMUM CONTRACT VALUE IS GUARANTEED, EXCEPT FOR AMOUNTS IN THE FIXED ACCOUNT.

After a Variable Dollar Benefit is elected, the annual rate of return earned on the assets of the Sub-Accounts must be equal to or exceed 3% for the Variable Dollar Benefit payments not to decrease.

                             CONTRACT SPECIFICATIONS

OWNER:              JOHN DOE

AGE OF OWNER AS OF CONTRACT EFFECTIVE DATE: 35

CONTRACT NUMBER:                        000000000

CONTRACT EFFECTIVE DATE:   APRIL 01, 1999

ANNUITY COMMENCEMENT DATE: APRIL 01, 2034



SEPARATE ACCOUNT: GALIC of New York Separate Account I



Following is a list of the Funds in which the currently available Sub-Accounts invest:

[Janus Aspen Series Aggressive Growth Portfolio]
[Janus Aspen Series Worldwide Growth Portfolio]
[Janus Aspen Series Balanced Portfolio]
[Janus Aspen Series Growth Portfolio]
[Janus Aspen Series International Growth Portfolio]

[Dreyfus Variable Investment Fund-Capital Appreciation Portfolio] [Dreyfus Variable Investment Fund-Money Market Portfolio]
[Dreyfus Variable Investment Fund-Growth and Income Portfolio]
[Dreyfus Variable  Investment  Fund-Small Cap Portfolio]
[The Dreyfus Socially  Responsible  Growth Fund, Inc.]
[Dreyfus Stock Index Fund]

[Strong Opportunity Fund II]
[Strong Mid Cap Growth Fund II]

[The Timothy Plan Variable Series]

[INVESCO VIF-Equity Income Fund]
[INVESCO VIF-Total Return Fund]
[INVESCO VIF-High Yield Fund]

[Morgan Stanley Dean Witter Universal Funds, Inc.- U.S. Real Estate Portfolio] [Morgan Stanley Dean Witter Universal Funds, Inc.- Value Portfolio]
[Morgan Stanley Dean Witter Universal Funds, Inc.- Emerging Markets Equity Portfolio]
[Morgan Stanley Dean Witter Universal Funds, Inc.- Fixed Income Portfolio] [Morgan Stanley Dean Witter Universal Funds, Inc.- Mid Cap Value Portfolio]

[PBHG Insurance Series Fund, Inc.-PBHG Growth II Portfolio]
[PBHG Insurance Series Fund, Inc.-PBHG Large Cap Growth Portfolio]
[PBHG Insurance Series Fund, Inc.-PBHG Technology & Communications Portfolio]

FIXED ACCOUNT:
Following is a list of the currently available Fixed Account options, with guarantee periods as may be applicable:

Fixed Accumulation Account Option
Fixed Account Option One-Year Guarantee Period
Fixed Account Option Three-Year Guarantee Period
Fixed Account Option Five-Year Guarantee Period
Fixed Account Option Seven-Year Guarantee Period

The guaranteed rate of interest for the Fixed Account options is three percent (3%) per year, compounded annually.

MINIMUM MONTHLY PERIODIC PURCHASE PAYMENT:  $50

MINIMUM ADDITIONAL PURCHASE PAYMENTS:  $50

MINIMUM SINGLE PURCHASE PAYMENT:  $2,000

MAXIMUM PURCHASE PAYMENT:  $500,000, without Home Office approval.

TRANSFER FEE: $25 per transfer in excess of twelve (12) in any Contract Year.

CONTINGENT DEFERRED SALES CHARGE: An amount deducted on each partial or full surrender of a Purchase Payment, as follows:

Number of full years elapsed between the     Contingent Deferred Sales Charge as
date oFreceipt of a Purchase Payment and        a percentage of the associated
date Written Request for surrender is             Purchase Payment surrendered
         received
-----------------------------------------    -----------------------------------
               0                                             7%
               1                                             6%
               2                                             5%
               3                                             4%
               4                                             3%
               5                                             2%
               6                                             1%
              7+                                             0%

Please see the SURRENDERS section of this Contract for additional information.

FREE WITHDRAWAL PRIVILEGE:

        Contract Year            Applicable Percentage

        1                        10% of all Purchase Payments received

        2 and thereafter         Greater of:  (a) Accumulated Earnings; or (b)

                                 10% of Account Value as of last Contract
                                 Anniversary

Please see the SURRENDERS section of this Contract for additional information.

CONTRACT MAINTENANCE FEE:  $30 Annually

MORTALITY AND EXPENSE RISK CHARGE: A charge equal to an effective annual rate of 1.25% of the daily Net Asset Value of the Sub-Accounts.

ADMINISTRATION CHARGE: A charge equal to an effective annual rate of 0.15% of the daily Net Asset Value of the

---------------------
Sub-Accounts.

TERMINATION: We reserve the right to terminate this Contract at any time prior to the Annuity Commencement Date if 1) no Purchase Payments have been paid for three (3) consecutive years and 2) the Account Value is less than $2,000. We will then pay you the Account Value of this Contract as of the end of the Valuation Period in which the Contract is terminated.

INQUIRIES:            For information, or to make a complaint, call or write:

                      Variable Annuity Service Center
                      Great American Life Insurance Company of New York Post Office Box 5423
                      Cincinnati, Ohio 45201-5423
                      1-800-789-6771

TABLE OF CONTENTS                                                        Page
------------------------------------------------------------------------------

Definitions................................................................7


General Provisions.........................................................9

   Entire Contract.........................................................9
   Changes -- Waivers......................................................9
   Nonparticipating........................................................9
   Misstatement............................................................9
   Required Reports........................................................9
   Exclusive Benefit.......................................................9
   State Law..............................................................10
   Claims of Creditors....................................................10
   Company Liability......................................................10
   Voting Rights..........................................................10
   Incontestability.......................................................10
   Discharge of Liability.................................................10

Purchase Payments.........................................................10

   Purchase Payments......................................................10
   Allocation of Purchase Payments........................................10
   No Termination.........................................................10

Fixed Account.............................................................11

   Fixed Account..........................................................11
     Fixed Account Options................................................11
     Interest Credited....................................................11
     Renewal..............................................................11
   Fixed Account Value....................................................11

Separate Account..........................................................12

   General Description....................................................12
   Sub-Accounts of the Separate Account...................................12
   Valuation of Assets....................................................12
   Variable Account Value.................................................12
   Accumulation Unit Value................................................13

Transfers.................................................................13


Fees and Charges..........................................................14

   Mortality and Expense Risk Charge......................................14
   Administration Charge..................................................14
   Contract Maintenance Fee...............................................14

Surrenders................................................................14

   Surrenders.............................................................14
   Surrender Value........................................................14
   Contingent Deferred Sales Charge.......................................14
   Free Withdrawal Privilege..............................................15
   Deferral of Payment....................................................15

Ownership Provisions......................................................15

   Ownership of Separate Account..........................................15
   Owner..................................................................15
   Transfer and Assignment................................................16
   Successor Owner........................................................16
   Community Property.....................................................16

Beneficiary Provisions....................................................16

   Beneficiary............................................................16
   Change of Beneficiary..................................................16

Benefit on Annuity Commencement Date......................................16

   Annuity Commencement Date..............................................16
   Annuity Benefit Payments...............................................17
   Form of Annuity Benefit................................................17

Benefit on Death of Owner.................................................17

   Death Benefit..........................................................17
   Death Benefit Amount...................................................18
   Transfers After Death..................................................18
   Death Benefit Commencement Date........................................18
   Form of Death Benefit..................................................18

Settlement Options........................................................19

   Conditions.............................................................19
   Benefit Payments.......................................................19
   Fixed Dollar Benefit...................................................19
   Betterment Of Rates....................................................20
   Variable Dollar Benefit................................................20
   Limitation on Election of Settlement Option............................20
   Settlement Option Computations.........................................20
   Available Settlement Options...........................................21
   Settlement Option Tables...............................................21

NY3383Q99
                                   DEFINITIONS

Account(s):  The Sub-Account(s) and/or the Fixed Account options.

Account Value: The aggregate value of your interest in the Sub-Account(s) and the Fixed Account options as of the end of any Valuation Period. The value of your interest in all Sub-Accounts is the "Variable Account Value," and the value of your interest in all Fixed Account options is the "Fixed Account Value."

Accumulated Earnings: The Account Value in excess of Purchase Payments received by us and which have not been returned to you.

Accumulation Period:  The period prior to the applicable Commencement Date.

Accumulation Unit: A unit of measure used to calculate the value(s) of the Sub-Account(s) prior to the applicable Commencement Date.

Administrative Office: The home office of the Company or any other place of business which we may designate for administration.

Age:  Age as of most recent birthday.

Annuitant: A natural person whose life is used to determine the duration of annuity payments involving life contingencies.

Annuity Benefit: Periodic payments under a settlement option, which commence on or after the Annuity Commencement Date.

Annuity Commencement Date: The first day of the first Payment Interval for which an Annuity Benefit payment is to be made under a settlement option.

Beneficiary: A person entitled to the Death Benefit under the Contract upon the death of an Owner.

Benefit Payment: The Annuity Benefit or Death Benefit payable under a settlement option. Variable Dollar Benefit payments may vary in amount. Fixed Dollar
Benefit payments remain constant except under certain joint and survivor settlement options.

Benefit Payment Period: The period starting with the Commencement Date during which Benefit Payments are to be made under this Contract.

Benefit Unit: A unit of measure used to determine the dollar value of any Variable Dollar Benefit payments after the first Benefit Payment is made by us.

Code: The Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

Commencement Date: The Annuity Commencement Date if an Annuity Benefit is payable under this Contract, or the Death Benefit Commencement Date if a Death Benefit is payable under this Contract.

Contract Anniversary:  An annual anniversary of the Contract Effective Date.

Contract Effective Date:  The date shown on the Contract Specifications page.

Contract Year: Any period of twelve (12) months, commencing on the Contract Effective Date and on each Contract Anniversary thereafter.

Death Benefit: The benefit described in the Benefit on Death of Owner section of this Contract.

Death Benefit Commencement Date: The first day of the first Payment Interval for which a Death Benefit payment is to be made under a settlement option, or the date a Death Benefit is to be paid in a lump sum.

Death Benefit Valuation Date: The date that Due Proof of Death has been received by us and the earlier to occur of:

1) our receipt of a Written Request with instructions as to the form of Death Benefit; or

2)       the Death Benefit Commencement Date.

Due Proof of Death:  Any of the following:

1)       certified copy of a death certificate;

2) certified copy of a decree of a court of competent jurisdiction as to the finding of death; or

3)       any other proof satisfactory to us.

Fund: A management investment company or portfolio thereof, registered under the Investment Company Act of 1940, in which a Sub-Account of the Separate Account invests.

Net Asset Value: The amount computed by an investment company, no less frequently than each Valuation Period, as the price at which its shares or units, as the case may be, are redeemed in accordance with the rules of the Securities and Exchange Commission.

Owner:  The person identified as such on the Contract Specifications page.

Payment Interval: A monthly, quarterly, annual or other regular interval during the Benefit Payment Period.

Person Controlling Payments: The "Person Controlling Payments" means the following, as the case may be:

1)       with respect to Annuity Benefit payments, you as Owner; and

2)       with respect to Death Benefit payments,

         a)   the Beneficiary; or

         b)   if the Beneficiary is deceased, the payee.

Purchase Payment: A contribution amount paid to us in consideration for this Contract, after the deduction of any and all of the following which may apply:

1)       any fee charged by the person remitting payments for you;

2)       premium taxes; and/or

3)       other taxes.

Separate Account: An account, which may be an investment company, which is established and maintained by the Company pursuant to the laws of the State of New York.

Sub-Account: The Separate Account is divided into Sub-Accounts, each of which invests in the shares of a designated Fund.

Valuation Period: The period commencing at the close of regular trading on the New York Stock Exchange on any Valuation Date, and ending at the close of trading on the next succeeding Valuation Date. "Valuation Date" means each day on which the New York Stock Exchange is open for business.

Written Request: Information provided, or a request made, that is complete and satisfactory to us, that is sent to us on our form or in a manner satisfactory to us, and that is received by us at our Administrative Office. A Written Request is subject to any payment made or any action we take before we receive it. The Company will deem a Written Request a standing order which may be modified or revoked only by a subsequent Written Request, when permitted by the terms of this Contract. You may be required to return this Contract to us in connection with a Written Request.

                               GENERAL PROVISIONS

Entire Contract
We have issued this Contract to the Owner identified on the Contract Specifications page. This Contract is an individual flexible premium deferred variable annuity contract. This Contract is restricted by endorsement as required to obtain favorable tax treatment under the Code, and is not valid without the requisite endorsement(s) being attached. This Contract, its endorsements, and the application, if any, form the entire Contract between you and us.

Changes - Waivers
No changes or waivers of the terms of this Contract are valid unless made in writing by our President, Vice President, or Secretary. No agent or other person not named above has authority to change or waive any provision of this Contract. We reserve the right both to administer and to change the provisions of this Contract to conform to any applicable laws, regulations or rulings issued by a governmental agency.

In any event, the Company reserves the right to add or delete Fixed Account options and Sub-Accounts, to substitute shares of a different Fund or different class or series of a Fund for shares held in a Sub-Account, to merge or combine Sub-Accounts, to merge or combine the Separate Account with any other separate account of the Company, to transfer the assets of the Separate Account to another life insurance company by means of a merger or reinsurance, to convert the Separate Account into a managed separate account, and to de-register the Separate Account under the Investment Company Act of 1940. Any such change will be made in accordance with applicable insurance and securities laws and after obtaining any necessary approvals, including those of the New York State Insurance Department and the Securities and Exchange Commission. Any such change will not reduce benefits due under this Contract.

Nonparticipating
This Contract does not pay dividends or share in the Company's divisible surplus.

Misstatement
If the age of a person on whose life Benefit Payments are based is misstated, the payments or other benefits under this Contract shall be adjusted to the amount which would have been payable based on the correct age. If we made any underpayments based on any misstatement, the amount of any underpayment with interest at the rate of six percent (6%) per year shall be immediately paid in one sum. In addition to any other remedies that may be available at law or at equity, we may deduct any overpayments made, with interest at the rate of six percent (6%) per year, from any succeeding payment(s) due under this Contract.

Required Reports
At least  once  each  Contract  Year,  we will  send you one or more  statements reporting the investments held in the Separate Account, the number of Accumulation Units under your Contract and your Account Value as of the most recent calendar quarter, and any other information required by law, until the first to occur of the following:

1)       the date this Contract is fully surrendered;
2)       the Annuity Commencement Date; or
3)       the Death Benefit Commencement Date.

The report will be mailed to your last known address. The reported values will be based on the information in our possession at the time the report is prepared by us. We may adjust the reported values at a later date if that information proves to be incorrect or has changed.

Exclusive Benefit
This Contract is for the exclusive benefit of you and your Beneficiaries. Your interest under this Contract is nonforfeitable by us.

State Law
All factors, values, benefits and reserves under this Contract will not be less than those required by the law of the state in which this Contract is delivered.

Claims of Creditors
To the extent allowed by law, your Contract and all values and benefits under it are not subject to the claims of creditors or to legal process.

Company Liability
We will not incur any liability or be responsible for any failure, in whole or in part, by you or by any person having rights or benefits arising out of or related to this Contract, to comply with any applicable laws, regulations or rulings issued by a governmental agency.

Voting Rights
To the extent required by law, we will vote all shares of the Funds held in the Separate Account, at regular and special shareholder meetings of the Funds. The shares will be voted in accordance with instructions received from you, or if applicable, from the Person Controlling Payments. If there is a change in the law which permits us to vote the shares of the Funds without such instructions, then we reserve the right to do so.

Incontestability
This Contract shall not be contestable by us.

Discharge of Liability
Upon payment of any partial or full surrender, or any Benefit Payment, we shall be discharged from all liability to the extent of each such payment.


                                PURCHASE PAYMENTS

Purchase Payments
One or more Purchase Payments may be paid to us at any time before the Annuity Commencement Date, so long as:

1)       you are still living; and
2)       this Contract has not been fully surrendered.

The initial Purchase Payment must be paid to us on or before the Contract Effective Date. Each Purchase Payment must be paid to us at our Administrative Office, and is subject to any minimums or maximums shown on the Contract Specifications page. Upon request, we will provide you with a receipt as proof of payment.

Allocation of Purchase Payments
We will allocate Purchase Payments to the Fixed Account options and/or to the Sub-Accounts according to the instructions we receive by Written Request. Allocations must be made in whole percentages. The minimum Purchase Payment amount that can be allocated to a Fixed Account option other than the Fixed Accumulation Account is $2,000.

No Termination
Except as stated elsewhere in this Contract, this Contract will not be terminated by us due to failure to make additional Purchase Payments.

                                  FIXED ACCOUNT

Fixed Account
The Fixed Account is part of the Company's general account. The values of the Fixed Account are not dependent upon the investment performance of the Sub-Accounts.

Fixed Account Options. The Fixed Account options available as of the Contract Effective Date are listed on the Contract Specifications page. Different Fixed Account options may be offered by us at any time.

Interest Credited. The guaranteed rate of interest for the Fixed Account options is three percent (3%) per year, compounded annually. We may, at any time, pay a current interest rate as declared by our Board of Directors for any of the Fixed Account options that is higher than the guaranteed rate.

The interest rate initially credited to each Purchase Payment allocated to the Fixed Accumulation Account Option will not be changed any sooner than twelve
(12) months following the date on which that Purchase Payment was received; thereafter, the interest rate credited will not be changed more frequently than once per calendar quarter. In the case of transfers from other Fixed Account options or the Sub-Accounts to the Fixed Accumulation Account option, the interest rate will not be changed more frequently than once per calendar quarter.

The interest rate credited to amounts allocated to the Fixed Account options other than the Fixed Accumulation Account Option will not be changed during the duration of the applicable guarantee period.

Renewal. The following provisions apply to all Fixed Account options except the Fixed Accumulation Account Option.

At the end of a guarantee period, and for the thirty (30) days immediately preceding the end of such guarantee period, you may elect a new option to replace the Fixed Account option that is then expiring. The entire amount maturing may be re-allocated to any of the then-current options under this Contract (including the various Sub-Accounts within the Separate Account), except that a Fixed Account option with a guarantee period that would extend past the Annuity Commencement Date may not be selected. In particular, in the case of renewals occurring within one (1) year of such Commencement Date, the only Fixed Account option available is the Fixed Accumulation Account Option.

If you do not specify a new Fixed Account option in accordance with the preceding paragraph, you will be deemed to have selected the same Fixed Account option as is expiring, so long as the guarantee period of such option does not extend beyond the Annuity Commencement Date. In the event that such a period would extend beyond the Annuity Commencement Date, you will be deemed to have selected the Fixed Account option with the longest available guarantee period that expires prior to the Annuity Commencement Date, or, failing that, the Fixed Accumulation Account Option.

Any renewal of a Fixed Account option under this Renewal provision will be effective on the day after the expiration of the guarantee period that is then expiring.

Fixed Account Value
The Fixed Account Value for this Contract at any time is equal to:

1)       the Purchase Payment(s) allocated to the Fixed Account; plus

2)       amounts transferred to the Fixed Account; plus

3)       interest credited to the Fixed Account; less

4) any charges, surrenders, deductions, amounts transferred from the Fixed Account or other adjustments made as described elsewhere in this Contract.

                                SEPARATE ACCOUNT

General Description
The variable benefits under this Contract are provided through the Separate Account. The Separate Account is registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940.

The income, if any, and any gains or losses, realized or unrealized, on the Separate Account will be credited to or charged against the amounts allocated to such account without regard to other income, gains, or losses of the Company. The amounts allocated to the Separate Account and the accumulations thereon remain the property of the Company, but that portion of the assets of the Separate Account that is equal to the reserves and other contractual liabilities under all policies, annuities, and other contracts identified with the Separate Account is not chargeable with liabilities arising out of any other business of the Company. The Company is not, and does not hold itself out to be, a trustee in respect of such amounts.

We have the right to transfer to our general account, in our sole discretion and at any time without prior written notice, any assets of the Separate Account which are in excess of the required reserves and other contractual liabilities under all policies, annuities, and other contracts identified with the Separate Account.

Sub-Accounts of the Separate Account
The assets of the Separate Account are divided into Sub-Accounts. The Sub-Accounts available as of the Contract Effective Date are listed on the Contract Specifications page. Each Sub-Account invests exclusively in shares of an underlying Fund as shown on the Contract Specifications page. Any amounts of income and any gains on the shares of a Fund will be reinvested in additional shares of that Fund at its Net Asset Value.

Valuation of Assets
Shares of Funds held by each Sub-Account will be valued at their Net Asset Value at the end of each Valuation Period, as reported by each such Fund.

Variable Account Value
Purchase Payment(s) may be allocated among and, as described elsewhere in this Contract, Account values may be transferred to the various Sub-Accounts within the Separate Account. For each Sub-Account, the Purchase Payment(s) or amounts transferred are converted into Accumulation Units. The number of Accumulation Units credited is determined by dividing the dollar amount directed to each Sub-Account by the value of the Accumulation Unit for that Sub-Account at the end of the Valuation Period during which the Purchase Payment(s) or transferred amount is received.

The following events will result in the cancellation of an appropriate number of Accumulation Units of a Sub-Account:

1)       transfer from a Sub-Account;

2)       full or partial surrender of the Variable Account Value;

3)       payment of a Death Benefit;

4)       application of the Variable Account Value to a settlement option;

5)       deduction of the Contract Maintenance Fee; or

6)       deduction of any Transfer Fee.

Accumulation Units will be canceled as of the end of the Valuation Period during which the Company receives a Written Request regarding the event giving rise to such cancellation, or an applicable Commencement Date, or the end of the Valuation Period on which the Contract Maintenance Fee or Transfer Fee is due, as the case may be.

The Variable Account Value for this Contract at any time is equal to the sum of the number of Accumulation Units for each Sub-Account attributable to this Contract multiplied by the Accumulation Unit Value for each Sub-Account at the end of the preceding Valuation Period.

Accumulation Unit Value
The initial Accumulation Unit Value for each Sub-Account, with the exception of the Money Market Sub-Account, was set at $10.00. The initial Accumulation Unit Value for the Money Market Sub-Account was set at $1.00. Thereafter, the Accumulation Unit Value at the end of each Valuation Period is the Accumulation Unit Value at the end of the previous Valuation Period multiplied by the Net Investment Factor, as described below.

The Net Investment Factor is a factor applied to measure the investment performance of a Sub-Account from one Valuation Period to the next. Each Sub-Account has a Net Investment Factor for each Valuation Period which may be greater or less than one. Therefore, the Accumulation Unit Value for each Sub-Account may increase or decrease. The Net Investment Factor for any Sub-Account for any Valuation Period is determined by dividing (1) by (2) and subtracting (3) from the result, where:

1)       is equal to:

         a) the Net Asset Value per share of the Fund held in the Sub-Account, determined at the end of the applicable Valuation Period; plus

         b) the per share amount of any dividend or net capital gain distributions made by the Fund held in the Sub-Account, if the "ex-dividend" date occurs during the applicable Valuation Period; plus or minus

         c) a per share charge or credit for any taxes reserved for, which is determined by the Company to have resulted from the investment operations of the Sub-Account;

2) is the Net Asset Value per share of the Fund held in the Sub-Account, determined at the end of the immediately preceding Valuation Period; and

3) is the factor representing the Mortality and Expense Risk Charge and the Administration Charge deducted from the Sub-Account for the number of days in the applicable Valuation Period.


                                    TRANSFERS

Prior to the applicable Commencement Date, you may transfer amounts in a Sub-Account to a different Sub-Account and/or one or more of the Fixed Account options.

After the first Contract Anniversary, and prior to the applicable Commencement Date, you may transfer amounts from any Fixed Account option to any other Fixed Account option and/or one or more of the Sub-Accounts. If a transfer is being made from a Fixed Account option pursuant to the Renewal provision of this Contract, then the entire amount of that Fixed Account option subject to renewal at that time may be transferred. In any other case, transfers from any Fixed Account option are subject to a cumulative limit during each Contract Year of twenty percent (20%) of the Fixed Account option's value as of the most recent Contract Anniversary.

Amounts previously transferred from Fixed Account options to the Sub-Accounts may not be transferred back to the Fixed Account options for a period of ninety
(90) days from the date of transfer.

The minimum transfer amount for any transfer is $500. The number of transfers per year over which we will charge a Transfer Fee on each additional transfer, and the amount of the Transfer Fee, are shown on the Contract Specifications page.

                                FEES AND CHARGES

Mortality and Expense Risk Charge
The Mortality and Expense Risk Charge is shown on the Contract Specifications page and is deducted daily from each Sub-Account. This deduction is made to compensate the Company for assuming the mortality and expense risks under this Contract.

Administration Charge
The Administration Charge is shown on the Contract Specifications page and is deducted daily from each Sub-Account. This deduction is made to reimburse the Company for expenses incurred in the administration of this Contract and the Separate Account.

Contract Maintenance Fee
The Contract Maintenance Fee ("Fee") is shown on the Contract Specifications page and is deducted as of the Valuation Period next following each Contract Anniversary prior to the applicable Commencement Date. In addition, the full annual Fee will be deducted at the time of a full surrender. The Fee will be allocated to each Sub-Account in the same proportion as each Sub-Account's value is to the total Variable Account Value as of the end of such Valuation Period. The Fee does not apply to the Fixed Account.

After the applicable Commencement Date, if a Variable Dollar Benefit is elected, the Fee will be deducted pro-rata from each Benefit Payment and will result in a reduction in the amount of such payment.

The Fee may be waived in whole or in part in our sole discretion if:


1) during the Accumulation Period, the Account Value is at least $40,000 on the date the charge is made; or

2) during the Benefit Payment Period, the amount applied to a Variable Dollar Benefit is at least $40,000.

                                   SURRENDERS

Surrenders
You may surrender this Contract in full for the Surrender Value, or, partial surrenders may be made for a lesser amount, by Written Request at any time prior to the Annuity Commencement Date. The amount of any partial surrender must be at least $500. If a partial surrender would reduce your Account Value to less than $500, we will treat the surrender request as a request for full surrender. Surrenders will be deemed to be withdrawn first from the portion of the Account Value that represents your Accumulated Earnings and then from Purchase Payments. For purposes of this Contract, Purchase Payments are deemed to be withdrawn on a "first-in, first out" (FIFO) basis.

The amount available for surrender will be the Surrender Value at the end of the Valuation Period in which the Written Request is received.

Surrender Value
The Surrender Value at any time is an amount equal to:

1)       the Account  Value as of the end of the  applicable  Valuation  Period;
         less

2)       any applicable Contingent Deferred Sales Charge; less

3)       any outstanding loans; and less

4)       any applicable premium tax or other taxes not previously deducted.

On full surrender, a full Contract Maintenance Fee will also be deducted as part of the calculation of the Surrender Value.

Contingent Deferred Sales Charge
A full or partial surrender may be subject to a Contingent Deferred Sales Charge as set forth on the Contract Specifications page. The Contingent Deferred Sales Charge applies to and is calculated separately for each Purchase Payment.

The Contingent Deferred Sales Charge may be waived in whole or in part in our sole discretion, if:

1) the Contract is issued with a tax sheltered annuity endorsement (and without an employer plan endorsement): (i) upon separation from service if the Owner has attained age 55 and the Contract has been in force for at least seven (7) years; or (ii) after the contract has been in force fifteen
     (15) years or more; or

2) the Social Security Administration determines after the Contract is issued that the owner is "disabled" as defined in the Social Security Act of 1935, as amended; or

3) the Contract is issued with a Successor Owner endorsement.

Surrenders will result in the cancellation of Accumulation Units from each applicable Sub-Account(s) and/or a reduction of your Fixed Account Value and a reduction in your Death Benefit amount. In the case of a full surrender, this Contract will be terminated.

Free Withdrawal Privilege

Subject to the provisions of this Contract, we will waive the Contingent Deferred Sales Charge, to the extent applicable, on full or partial surrenders as follows:

1) during the first Contract Year, on an amount equal to not more than the applicable percentage (shown on the Contract Specifications page) of all Purchase Payments received; and

2) during the second and succeeding Contract Years, on an amount equal to the greater of:

         a)   Accumulated Earnings; or

         b) not more than the applicable percentage (shown on the Contract Specifications page) of the Account Value as of the last Contract Anniversary.

The Free Withdrawal Privilege will be applied in each case to monies in the order in which they are deemed withdrawn, as described in the Surrenders provision of this Contract.

Deferral of Payment
The Company has the right to suspend or delay the date of payment of a partial or full surrender of the Variable Account Value for any period:


1) when the New York Stock Exchange is closed, or when trading on the New York Stock Exchange is restricted; or

2) when an emergency exists (as determined by the Securities and Exchange Commission) as a result of which: a) the disposal of securities in the Separate Account is not reasonably practicable; or b) it is not reasonably practicable to determine fairly the value of the net assets in the Separate Account; or

3) when the Securities and Exchange Commission so permits for the protection of security holders.

The Company further reserves the right to delay payment of a partial or full surrender of the Fixed Account Value for up to six (6) months after we receive your Written Request.


                              OWNERSHIP PROVISIONS

Ownership of Separate Account
The Company has absolute ownership of the assets in the Separate Account. The Company is not, and does not hold itself out to be, a trustee in respect of any amounts under the Separate Account.

Owner
The Owner of this Contract is the person shown as Owner on the Contract Specifications page.

So long as the Owner is a natural person, the Owner will be the Annuitant.

Unless otherwise stated, the Owner may exercise all ownership rights under this Contract.

Transfer and Assignment
You may not transfer, sell, assign, pledge, charge, encumber or in any way alienate your interest under this Contract.

Successor Owner
By Written Request, your spouse may, in some cases, succeed to the ownership of this Contract after your death. Specifically, if you die and your spouse is the sole surviving Beneficiary under this Contract, he or she will become the Successor Owner of this Contract if:


1)       you make that Written Request before your death; or

2) after your death, your spouse makes that Written Request within one (1) year of your death and before the Death Benefit Commencement Date.

As Successor Owner, your spouse will then succeed to all rights of ownership under this Contract except the right to name another Successor Owner.

Community Property
If you live in a community property state and have a spouse at any time while you own this Contract, the laws of that state may vary your ownership rights.


                             BENEFICIARY PROVISIONS

Beneficiary
The Beneficiary is the person or persons so designated in the application, if any, or under the Change of Beneficiary provision of this Contract. If you have not designated a Beneficiary, or if no Beneficiary designated by you survives you, then the Beneficiary will be your estate.

Unless you provide otherwise by Written Request, a Beneficiary will be deemed not to have survived you if he or she dies within thirty (30) days after your death.

A beneficiary designation may be joint or contingent or both. Unless otherwise stated, joint Beneficiaries will be entitled to equal shares. A contingent Beneficiary will be entitled to a benefit only if there is no surviving primary Beneficiary.

Change of Beneficiary
An irrevocable Beneficiary may not be changed without his or her consent. Unless you have designated an irrevocable Beneficiary, you may change your designation of a Beneficiary at any time before the Annuity Commencement Date, effective as of the date the Written Request is signed, subject to our receiving the Written Request.

Any such change is subject to the following:


1)       it must be made by Written Request; and

2) unless otherwise elected or required by law, it will not cancel any settlement option election previously made.


                      BENEFIT ON ANNUITY COMMENCEMENT DATE

Annuity Commencement Date
The Annuity Commencement Date is shown on the Contract Specifications page. You may change the Annuity Commencement Date by Written Request made at least thirty
(30) days prior to the date that Annuity Benefit payments are scheduled to begin. The Annuity Commencement Date cannot be later than the Contract Anniversary following your 85th birthday or five (5) years after the Contract Effective Date, whichever is later, but in no event will it be later than your 90th birthday.

Annuity Benefit Payments
An amount equal to the Account Value (after deduction of any fees and charges, loans, or applicable premium tax or other taxes not previously deducted) will be used to provide Annuity Benefit payments under this Contract commencing on or after the Annuity Commencement Date.

Annuity Benefit payments will be made to you as payee. Any Annuity Benefit amounts remaining payable on your death will be paid to the contingent payee designated by you by Written Request. You will be the person on whose life any Annuity Benefit payments are based.

If no contingent payee designated by you is surviving at the time payment is to be made, then after your death any Annuity Benefit amounts remaining payable will be paid to the person or persons designated as contingent payee by Written Request by the last payee who received payments. Failing that, any such amounts will be paid to the estate of the last payee who received payments.

Form of Annuity Benefit
Annuity Benefit payments will be Fixed Dollar Benefit payments, made monthly in accordance with the terms of Option B with a fixed period of one hundred twenty
(120) months under the SETTLEMENT OPTIONS section of this Contract.

In lieu of that, you may elect to have Annuity Benefit payments made pursuant to any other available settlement option under the SETTLEMENT OPTIONS section of this Contract. Any such election must be made by Written Request before the Annuity Commencement Date. You may change your election of a settlement option by Written Request made at least thirty (30) days prior to the date that Annuity Benefit payments are scheduled to begin.


                            BENEFIT ON DEATH OF OWNER

Death Benefit
A Death Benefit will be paid under this Contract if:


1) you die before the Annuity Commencement Date and before this Contract is fully surrendered;

2)       the Death Benefit Valuation Date has occurred; and

3)       your spouse does not become the Successor Owner.

If a Death Benefit becomes payable:


1)       it will be in lieu of all other benefits under this Contract; and

2) all other rights under this Contract will be terminated except for rights related to the Death Benefit.

Death Benefit payments shall be made to the Beneficiary as payee.

The Beneficiary will be the person on whose life any Death Benefit payments under a settlement option are based.

Any Death Benefit amounts remaining payable on the death of the Beneficiary will be paid:

1) to any contingent payee designated by you as part of any Death Benefit settlement option election made by you, or if none is surviving at the time payment is to be made; then

2) to any contingent payee designated by the Beneficiary by Written Request, or if none is surviving at the time payment is to be made; then

3)       to the estate of the last payee who received payments.

Only one Death Benefit will be paid under this Contract.

Death Benefit Amount
If you die before attaining Age eighty (80) and before the Annuity Commencement Date, the Death Benefit is an amount equal to the greatest of:

1)       the Account Value on the Death Benefit Valuation Date; or

2) the total Purchase Payment(s), with interest at three percent (3%) per year, compounded annually through the earlier of the Death Benefit Valuation Date or the Contract Anniversay prior to the date you would have attained Age eighty (80), less any partial surrenders and any Contingent Deferred Sales Charges that applied to those amounts; or

3) the largest Account Value on any Contract Anniversary after the fourth Contract Anniversary and prior to the earlier of the Death Benefit Valuation Date or the date you would have attained Age eighty (80), less any partial surrenders after such Account Value was determined and any Contingent Deferred Sales Charges that applied to those amounts.

If you die after attaining Age eighty (80) and before the Annuity Commencement Date, the Death Benefit is an amount equal to the greatest of:

1)       the Account Value on the Death Benefit Valuation Date; or

2) the total Purchase Payment(s), with interest at three percent (3%) per year, compounded annually through the Contract Anniversary prior to your 80th birthday, less any partial surrenders and any Contingent Deferred Sales Charges that applied to those amounts; or

3) the largest Account Value on any Contract Anniversary after the fourth Contract Anniversary and prior to the date on which you attained Age eighty (80), less any partial surrenders after such Account Value was determined and any Contingent Deferred Sales Charges that applied to those amounts.

In any event, if this Contract was issued to you after Age eighty (80), and you die before the Annuity Commencement Date, the amount of the Death Benefit will be the greater of:

1)       the Account Value on the Death Benefit Valuation Date; or

2) the total Purchase Payment(s), less any partial surrenders and any Contingent Deferred Sales Charges that applied to those amounts.

As of the Death Benefit Valuation Date, the amount of the Death Benefit will be allocated among the Sub-Accounts and Fixed Account options in the same proportion as each Account's value is to the total Account Value as of the end of the Valuation Period immediately preceding the Death Benefit Valuation Date.

Any applicable premium tax or other taxes not previously deducted, and any outstanding loans, will be deducted from the Death Benefit amount described above.

Transfers After Death
Between the Death Benefit Valuation Date and the Death Benefit Commencement Date, the Beneficiary may transfer funds among Sub-Accounts and Fixed Account options as described under the TRANSFERS section of this Contract.

Death Benefit Commencement Date
The Beneficiary may designate the Death Benefit Commencement Date by Written Request within one (1) year of your death. If no designation is made, then the Death Benefit Commencement Date will be one (1) year after your death.

Form of Death Benefit
Payments under the Death Benefit provision of this Contract will be Fixed Dollar Benefit payments made monthly in accordance with the terms of Option A with a period certain of forty-eight (48) months under the SETTLEMENT OPTIONS section of this Contract.

In lieu of that, you may elect at any time before your death to have payments under the Death Benefit provision of this Contract made in one lump sum or pursuant to any available settlement option under the SETTLEMENT OPTIONS section of this Contract. If you do not make any such election, the Beneficiary may make that election at any time after your death and before the Death Benefit Commencement Date.

You may change your election of a settlement option at any time before your death.

If a Beneficiary elects a settlement option as noted above, he or she may change his or her own election of a settlement option by Written Request made at least thirty (30) days prior to the date that Death Benefit payments are scheduled to begin.

Any election or change of election must be made by Written Request.


                               SETTLEMENT OPTIONS

Conditions
The amount applied to a settlement option must be at least $2,000. We will pay you the Account Value in a lump sum on the Annuity Commencement Date if it is less than $2,000. The amount of any Fixed Dollar Benefit payment, or the amount of the first Variable Dollar Benefit payment, under a settlement option must be at least $20. More than one settlement option may be elected if the requirements for each settlement option elected are satisfied. Once payment begins under a settlement option, the settlement option may not be changed.

All elected settlement options must comply with current applicable laws, regulations and rulings issued by any governmental agency.

If more than one person is the payee under a settlement option, payments will be made to the payees in equal shares, unless otherwise provided by Written Request. No more than two persons may be initial payees under any joint and survivor settlement option.

If payment under a settlement option depends on whether a specified person is still alive, we may at any time require proof that such person is still living. We will require proof of the age of any person on whose life Benefit Payments are based.

Benefit Payments
Benefit Payments may be calculated and paid:

1)       as a Fixed Dollar Benefit;

2)       as a Variable Dollar Benefit; or

3)       as a combination of both.

If only a Fixed Dollar Benefit is to be paid, we will transfer all of the Account Value to the Company's general account on the applicable Commencement Date, or on the Death Benefit Valuation Date (if applicable). Similarly, if only a Variable Dollar Benefit is elected, we will transfer all of the Account Value to the Sub-Accounts as of the end of the Valuation Period immediately prior to the applicable Commencement Date; we will allocate the amount transferred among the Sub-Accounts in accordance with a Written Request. No transfers between the Fixed Dollar Benefit and the Variable Dollar Benefit will be allowed after the Commencement Date. However, after the Variable Dollar Benefit has been paid for at least twelve (12) months, the Person Controlling Payments may, no more than once each twelve (12) months thereafter, transfer all or part of the Benefit Units upon which the Variable Dollar Benefit is based from the Sub-Account(s) then held, to Benefit Units in different Sub-Account(s).

If a Variable Dollar Benefit is elected, the amount to be applied under that benefit is the Variable Account Value as of the end of the Valuation Period immediately preceding the applicable Commencement Date. If a Fixed Dollar Benefit is to be paid, the amount to be applied under that benefit is the Fixed Account Value as of the applicable Commencement Date, or as of the Death Benefit Valuation Date (if applicable).

Fixed Dollar Benefit
Fixed Dollar Benefit payments are determined by multiplying the Fixed Account Value (expressed in thousands of dollars and after deduction of any fees and charges, loans, or applicable premium tax or other taxes not previously deducted) by the amount of the monthly payment per $1,000 of value obtained from the Settlement Option Table for the settlement option elected. Fixed Dollar Benefit payments will remain level for the duration of the Benefit Payment Period.

If at the time a Fixed Dollar Benefit is elected, we have available options or rates on a more favorable basis than those guaranteed, the higher benefits shall be applied and shall not change for as long as that election remains in force.

Betterment Of Rates
The Fixed Dollar Benefit available under this Contract as of the Annuity Commencement Date or the Death Benefit Commencement Date will not be less than the benefit that would be provided by the application of the Account Value to purchase any single consideration immediate annuity contract offered by us at the time to the same class of annuitants.

Variable Dollar Benefit
The first monthly Variable Dollar Benefit payment is equal to your Variable Account Value (expressed in thousands of dollars and after deduction of any fees and charges, loans, or applicable premium tax or other taxes not previously deducted) as of the end of the Valuation Period immediately preceding the applicable Commencement Date multiplied by the amount of the monthly payment per $1,000 of value obtained from the Settlement Option Table for the Benefit Payment option elected less the pro-rata portion of the Contract Maintenance Fee.

The number of Benefit Units in each Sub-Account held by you is determined by dividing the dollar amount of the first monthly Variable Dollar Benefit payment from each Sub-Account by the Benefit Unit Value for that Sub-Account as of the applicable Commencement Date. The number of Benefit Units remains fixed during the Benefit Payment Period, except as a result of any transfers among Sub-Accounts after the applicable Commencement Date.

The dollar amount of the second and any subsequent Variable Dollar Benefit payment will reflect the investment performance of the Sub-Account(s) selected and may vary from month to month. The total amount of the second and any subsequent Variable Dollar Benefit payment will be equal to the sum of the payments from each Sub-Account less a pro-rata portion of the Contract Maintenance Fee.

The payment from each Sub-Account is found by multiplying the number of Benefit Units held in each Sub-Account by the Benefit Unit Value for that Sub-Account as of the end of the fifth Valuation Period preceding the due date of the payment.

The Benefit Unit Value for each Sub-Account is originally established in the same manner as Accumulation Unit Values. Thereafter, the value of a Benefit Unit for a Sub-Account is determined by multiplying the Benefit Unit Value as of the end of the preceding Valuation Period by the Net Investment Factor, determined as set forth above under the Accumulation Unit Value provision of this Contract, for the Valuation Period just ended. The product is then multiplied by the assumed daily investment factor (0.99991781), for the number of days in the Valuation Period. The factor is based on the assumed net investment rate of three percent (3%) per year, compounded annually, that is reflected in the Settlement Option Tables.

Variable Dollar Benefit payments will not be adversely affected by actual mortality and expense experience of the Sub-Accounts.

Limitation on Election of Settlement Option
Fixed periods shorter than five (5) years are not available, except as a Death Benefit settlement option.

Settlement Option Computations
The 1983 Individual Annuity Mortality Table with interest at three percent (3%) per year, compounded annually, is used to compute all guaranteed settlement option factors, values, and benefits under this Contract.

Available Settlement Options
The available settlement options are set out below.

Option A  Income for a Fixed Period

         We will make periodic payments for a fixed period. The first payment will be paid as of the last day of the initial Payment Interval. The maximum time over which payments will be made by us or money will be held by us is thirty (30) years. The Option A Table applies to this Option.

Option B  Life Annuity with Payments for at Least a Fixed Period

         We will make periodic payments for a least a fixed period. If the person on whose life Benefit Payments are based lives longer than the fixed period, then we will make payments until his or her death. The first payment will be paid as of the first day of the initial Payment Interval. The Option B Table applies to this Option.

Option C  Joint and One-half Survivor Annuity

         We will make periodic payments until the death of the primary person on whose life Benefit Payments are based; thereafter, we will make one-half (1/2) of the periodic payment until the death of the secondary person on whose life Benefit Payments are based. The first payment will be paid as of the first day of the initial Payment Interval. The Option C Table applies to this Option.

Option D  Life Annuity

         We will make periodic payments until the death of the person on whose life Benefit Payments are based. The first payment will be paid as of the first day of the initial Payment Interval. The Option D Table applies to this Option.

Option E  Any Other Form

         We will make periodic payments in any other form of settlement option which is acceptable to us at the time of an election.

Settlement Option Tables
The Option Tables show the payments we will make at sample Payment Intervals for each $1,000 applied at the guaranteed interest rate. Amounts may vary with the Payment Interval and the age of the person on whose life Benefit Payments are based.





                   OPTION A TABLE - INCOME FOR A FIXED PERIOD
               Payments for fixed number of years for each $1,000
                                    applied.

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  Years                                     Years                                       Years
    6      184.60  91.62   45.64   15.18     11     108.08  53.64    26.72     8.88       16      79.61    39.51    19.68    6.54
    7      160.51  79.66   39.68   13.20     12     100.46  49.86    24.84     8.26       17      75.95    37.70    18.78    6.24
    8      142.46  70.70   35.22   11.71     13     94.03   46.67    23.25     7.73       18      72.71    36.09    17.98    5.98
    9      128.43  63.74   31.75   10.56     14     88.53   43.94    21.89     7.28       19      69.81    34.65    17.26    5.74
    10     117.23  58.18   28.98    9.64     15     83.77   41.57    20.71     6.89       20      67.22    33.36    16.62    5.53

------------------------------------------------------------------------------------------------------------------------------------


                      OPTION B TABLE - LIFE ANNUITY
                With Payments For At Least A Fixed Period

-------- ---------------- --------------- ---------------- ----------------
            60 Months       120 Months      180 Months       240 Months
-------- ---------------- --------------- ---------------- ----------------
 Age
-------- ---------------- --------------- ---------------- ----------------
  55          $4.42           $4.39            $4.32            $4.22
  56           4.51            4.47             4.40             4.29
  57           4.61            4.56             4.48             4.35
  58           4.71            4.65             4.56             4.42
  59           4.81            4.75             4.64             4.49
  60           4.92            4.86             4.73             4.55
  61           5.04            4.97             4.83             4.62
  62           5.17            5.08             4.92             4.69
  63           5.31            5.20             5.02             4.76
  64           5.45            5.33             5.12             4.83
  65           5.61            5.46             5.22             4.89
  66           5.77            5.60             5.33             4.96
  67           5.94            5.75             5.43             5.02
  68           6.13            5.91             5.54             5.08
  69           6.33            6.07             5.65             5.14
  70           6.54            6.23             5.76             5.19
  71           6.76            6.41             5.86             5.24
  72           7.00            6.58             5.96             5.28
  73           7.26            6.77             6.06             5.32
  74           7.53            6.95             6.16             5.35
-------- ---------------- --------------- ---------------- ----------------




                  OPTION C TABLE - JOINT AND ONE-HALF SURVIVOR
             ANNUITY Monthly payments for each $1,000 of proceeds by
                             ages of persons named.*

-------------- -------------------------------------------------------------------------------------------------------

                                  Secondary Age
-------------- -------- --------- -------- --------- -------- --------- -------- --------- -------- --------- --------
 Primary Age
                 60        61       62        63       64        65       66        67       68        69       70
-------------- -------- --------- -------- --------- -------- --------- -------- --------- -------- --------- --------

     60         $4.56     $4.58    $4.61     $4.63    $4.65     $4.67    $4.69     $4.71    $4.73     $4.75    $4.76
     61          4.63      4.66     4.69      4.71     4.73      4.76     4.78      4.80     4.82      4.84     4.86
     62          4.71      4.74     4.77      4.80     4.82      4.85     4.87      4.90     4.92      4.94     4.96
     63          4.79      4.82     4.85      4.88     4.91      4.94     4.97      5.00     5.02      5.05     5.07
     64          4.88      4.91     4.94      4.98     5.01      5.04     5.07      5.10     5.13      5.15     5.18
     65          4.96      5.00     5.03      5.07     5.11      5.14     5.17      5.20     5.24      5.27     5.30
     66          5.05      5.09     5.13      5.17     5.21      5.24     5.28      5.32     5.35      5.38     5.42
     67          5.14      5.18     5.23      5.27     5.31      5.35     5.39      5.43     5.47      5.51     5.54
     68          5.23      5.28     5.33      5.37     5.42      5.46     5.50      5.55     5.59      5.63     5.67
     69          5.33      5.38     5.43      5.48     5.53      5.57     5.62      5.67     5.72      5.76     5.81
     70          5.43      5.48     5.53      5.59     5.64      5.69     5.74      5.80     5.85      5.90     5.95

-------------- -------- --------- -------- --------- -------- --------- -------- --------- -------- --------- --------

*Payments after the death of the Primary Payee will be one-half (1/2) of the amount shown.

                      OPTION D TABLE - LIFE ANNUITY Monthly
                        payments for each $1,000 applied.

                        Age
                    -------------- -------------------
                         55               4.43
                         56               4.52
                         57               4.62
                         58               4.72
                         59               4.83
                         60               4.94
                         61               5.07
                         62               5.20
                         63               5.34
                         64               5.49
                         65               5.65
                         66               5.82
                         67               6.00
                         68               6.20
                         69               6.41
                         70               6.64
                         71               6.89
                         72               7.15
                         73               7.43
                         74               7.74
                    -------------- -------------------

                                [GRAPHIC OMITTED]

                            A Stock Insurance Company
           Home Office Address: 90 William Street, New York, NY 10038
                             Administrative Office:
                  [P.O. Box 5423] Cincinnati, Ohio [45201-5423]

         Individual Flexible Premium Deferred Variable Annuity Contract
                         Nonparticipating - No Dividends
                                  Tax-Qualified

NY3382NQ99
                                [GRAPHIC OMITTED]

                            A Stock Insurance Company
           Home Office Address: 90 William Street, New York, NY 10038
                             Administrative Office:
                  [P.O. Box 5423] Cincinnati, Ohio [45201-5423]


         Individual Flexible Premium Deferred Variable Annuity Contract

                     TWENTY DAY EXAMINATION-RIGHT TO CANCEL

You may cancel this contract ("Contract") by returning it and giving us written notice of cancellation. You have until midnight of the twentieth day following the date you receive this Contract. If you cancel this Contract within twenty days after you receive it, the Contract will be void and we will refund the Purchase Payments in full, plus or minus any investment gains or losses under the Contract. If this Contract was purchased to replace an existing contract and if you cancel this Contract after the twentieth day and on or before midnight of the sixitieth day after you receive it, we will refund the Purchase Payments in full, plus or minus any investment gains or losses under the Contract. Upon such refund, the Contract shall be void. This Contract must be returned to us and the required notice must be given in person, or to the agent who sold it to you, or by mail. If by mail, the return of the Contract or the notice is effective on the date it is postmarked, with the proper address and with postage paid


As you read through this Contract, please note that the words "we", "us", "our", and "Company" refer to Great American Life Insurance Company of New York. The words "you" and "your" refer to the Owner, including any joint owner.


This is a deferred variable annuity contract. It is a legally binding agreement between you and us.

                      PLEASE READ YOUR CONTRACT WITH CARE.

 [GRAPHIC OMITTED][GRAPHIC OMITTED]           [GRAPHIC OMITTED][GRAPHIC OMITTED]
Senior Vice President & Assistant Treasurer         Executive Vice President

                         Nonparticipating - No Dividends
                                Non-Tax-Qualified

BENEFIT PAYMENTS AND OTHER VALUES DESCRIBED IN THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNTS. NO MINIMUM CONTRACT VALUE IS GUARANTEED, EXCEPT FOR AMOUNTS IN THE FIXED ACCOUNT.

After a Variable Dollar Annuity Benefit is elected, the annual rate of return earned on the assets of the Sub-Accounts must be equal to or exceed 3% for the Variable Dollar Benefit payments not to decrease.

NY3382NQ99

                             CONTRACT SPECIFICATIONS

OWNER:              JOHN DOE

AGE OF OWNER AS OF CONTRACT EFFECTIVE DATE: 35

JOINT OWNER:

AGE OF  JOINT OWNER AS OF CONTRACT EFFECTIVE DATE:

ANNUITANT:

AGE OF ANNUITANT AS OF CONTRACT EFFECTIVE DATE:

CONTRACT NUMBER:                        000000000

CONTRACT EFFECTIVE DATE:   APRIL 01, 1999

ANNUITY COMMENCEMENT DATE: APRIL 01, 2034



SEPARATE ACCOUNT: GALIC of New York Separate Account I


Following is a list of the Funds in which the currently available Sub-Accounts invest:

[Janus Aspen Series Aggressive Growth Portfolio]
[Janus Aspen Series Worldwide Growth Portfolio]
[Janus Aspen Series Balanced Portfolio]
[Janus Aspen Series Growth Portfolio]
[Janus Aspen Series International Growth Portfolio]

[Dreyfus Variable Investment Fund-Capital Appreciation Portfolio] [Dreyfus Variable Investment Fund-Money Market Portfolio]
[Dreyfus Variable Investment Fund-Growth and Income Portfolio]
[Dreyfus Variable  Investment  Fund-Small Cap Portfolio]
[The Dreyfus Socially  Responsible  Growth Fund, Inc.]
[Dreyfus Stock Index Fund]

[Strong Opportunity Fund II]
[Strong Mid Cap Growth Fund II]

[The Timothy Plan Variable Series]

[INVESCO VIF-Equity Income Fund]
[INVESCO VIF-Total Return Fund]
[INVESCO VIF- High Yield Fund]

[Morgan Stanley Dean Witter Universal Funds, Inc. U.S. Real Estate Portfolio] [Morgan Stanley Dean Witter Universal Funds, Inc. Value Portfolio]
[Morgan Stanley Dean Witter Universal Funds, Inc. Emerging Markets Equity Portfolio]
[Morgan Stanley Dean Witter Universal Funds, Inc. Fixed Income Portfolio] [Morgan Stanley Dean Witter Universal Funds, Inc. Mid Cap Value Portfolio]

[PBHG Insurance Series Fund, Inc.-PBHG Growth II Portfolio]
[PBHG Insurance Series Fund, Inc.-PBHG Large Cap Growth Portfolio]
[PBHG Insurance Series Fund, Inc.-PBHG Technology & Communications Portfolio]

FIXED ACCOUNT:

Following is a list of the currently available Fixed Account options, with guarantee periods as may be applicable:

Fixed Accumulation Account Option
Fixed Account Option One-Year Guarantee Period
Fixed Account Option Three-Year Guarantee Period
Fixed Account Option Five-Year Guarantee Period
Fixed Account Option Seven-Year Guarantee Period

The guaranteed rate of interest for the Fixed Account options is three percent (3%) per year, compounded annually.

MINIMUM MONTHLY PERIODIC PURCHASE PAYMENT:  $100

MINIMUM ADDITIONAL PURCHASE PAYMENTS:  $50

MINIMUM SINGLE PURCHASE PAYMENT:  $5,000

MAXIMUM PURCHASE PAYMENT:  $500,000, without Home Office Approval.

TRANSFER FEE: $25 per transfer in excess of twelve (12) in any Contract Year.

CONTINGENT DEFERRED SALES CHARGE: An amount deducted on each partial or full surrender of a Purchase Payment, as follows:

        Number of full years elapsed between the date of                Contingent Deferred Sales Charge as
         receipt of a Purchase Payment and date Written                    a percentage of the associated
                Request for surrender is received                           Purchase Payment surrendered

        --------------------------------------------------        -------------------------------------------------
                                0                                                        7%
                                1                                                        6%
                                2                                                        5%
                                3                                                        4%
                                4                                                        3%
                                5                                                        2%
                                6                                                        1%
                               7+                                                        0%

Please see the SURRENDERS section of this Contract for additional information.

FREE WITHDRAWAL PRIVILEGE:

     Contract Year         Applicable Percentage

     1                     10% of all Purchase Payments received

     2 and thereafter      Greater of:  (a) Accumulated Earnings; or (b)
                           10% of Account Value as of last Contract Anniversary

Please see the SURRENDERS section of this Contract for additional information.

CONTRACT MAINTENANCE FEE: $30 Annually

MORTALITY AND EXPENSE RISK CHARGE: A charge equal to an effective annual rate of 1.25% of the daily Net Asset Value of the Sub-Accounts.

ADMINISTRATION CHARGE: A charge equal to an effective annual rate of 0.15% of the daily Net Asset Value of the
---------------------
Sub-Accounts.

TERMINATION: We reserve the right to terminate this Contract at any time prior to the Annuity Commencement Date if 1) no Purchase Payments have been paid for three (3) consecutive years and 2) the Account Value is less than $2,000. We will then pay you the Account Value of this Contract as of the end of the Valuation Period in which the Contract is terminated.



INQUIRIES:            For information, or to make a complaint, call or write:

                      Variable Annuity Service Center
                      Great American Life Insurance Company of New York Post Office Box 5423
                      Cincinnati, Ohio 45201-5423
                      1-800-789-6771

------------------------------------------------------------------------
NY3382NQ99

TABLE OF CONTENTS                                                           Page
-------------------------------------------------------------------------------

Definitions...................................................................7


General Provisions............................................................9

    Entire Contract...........................................................9
    Changes -- Waivers........................................................9
    Nonparticipating..........................................................9
    Misstatement..............................................................9
    Required Reports..........................................................9
    Exclusive Benefit.........................................................9
    State Law................................................................10
    Claims of Creditors......................................................10
    Company Liability........................................................10
    Voting Rights............................................................10
    Incontestability.........................................................10
    Discharge of Liability...................................................10

Purchase Payments............................................................10

    Purchase Payments........................................................10
    Allocation of Purchase Payments..........................................10
    No Termination...........................................................10

Fixed Account................................................................11

    Fixed Account............................................................11
      Fixed Account Options..................................................11
      Interest Credited......................................................11
      Renewal................................................................11
    Fixed Account Value......................................................11

Separate Account.............................................................12

    General Description......................................................12
    Sub-Accounts of the Separate Account.....................................12
    Valuation of Assets......................................................12
    Variable Account Value...................................................12
    Accumulation Unit Value..................................................13

Transfers....................................................................13


Fees and Charges.............................................................14

    Mortality and Expense Risk Charge........................................14
    Administration Charge....................................................14
    Contract Maintenance Fee.................................................14

Surrenders...................................................................14

    Surrenders...............................................................14
    Surrender Value..........................................................14
    Contingent Deferred Sales Charge.........................................14
    Free Withdrawal Privilege................................................15
    Deferral of Payment......................................................15

Ownership Provisions.........................................................15

    Ownership of Separate Account............................................15
    Owner....................................................................15
    Joint Ownership..........................................................16
    Assignment...............................................................16
    Transfer of Ownership....................................................16
    Successor Owner..........................................................16
    Community Property.......................................................16

Annuitant Provisions.........................................................16

    Annuitant................................................................16
    Death of Annuitant.......................................................17
    Change of Annuitant......................................................17

Beneficiary Provisions.......................................................17

    Beneficiary..............................................................17
    Change of Beneficiary....................................................17

Benefit on Annuity Commencement Date.........................................18

    Annuity Commencement Date................................................18
    Annuity Benefit Payments.................................................18
    Form of Annuity Benefit..................................................18

Benefit on Death of Owner....................................................18

    Death Benefit............................................................18
    Death Benefit Amount.....................................................19
    Transfers After Death....................................................20
    Death Benefit Commencement Date..........................................20
    Form of Death Benefit....................................................20

Contract Distribution Rules..................................................20

    Rules Before Annuity Commencement Date...................................20
    Rules On or After Annuity Commencement Date..............................21
    Rules On or After Death Benefit Commencement Date........................21

Settlement Options...........................................................21

    Conditions...............................................................21
    Benefit Payments.........................................................21
    Fixed Dollar Benefit.....................................................22
    Betterment Of Rates......................................................22
    Variable Dollar Benefit..................................................22
    Limitation on Election of Settlement Option..............................22
    Settlement Option Computations...........................................22
    Available Settlement Options.............................................23
    Settlement Option Tables.................................................23

                                   DEFINITIONS

Account(s):  The Sub-Account(s) and/or the Fixed Account options.

Account Value: The aggregate value of your interest in the Sub-Account(s) and the Fixed Account options as of the end of any Valuation Period. The value of your interest in all Sub-Accounts is the "Variable Account Value," and the value of your interest in all Fixed Account options is the "Fixed Account Value."

Accumulated Earnings: The Account Value in excess of Purchase Payments received by us and which have not been returned to you.

Accumulation Period:  The period prior to the applicable Commencement Date.

Accumulation Unit: A unit of measure used to calculate the value(s) of the Sub-Account(s) prior to the applicable Commencement Date.

Administrative Office: The home office of the Company or any other place of business which we may designate for administration.

Age:  Age as of most recent birthday.

Annuitant: A natural person whose life is used to determine the duration of annuity payments involving life contingencies.

Annuity Benefit: Periodic payments under a settlement option, which commence on or after the Annuity Commencement Date.

Annuity Commencement Date: The first day of the first Payment Interval for which an Annuity Benefit payment is to be made under a settlement option.

Beneficiary: A person entitled to the Death Benefit under the Contract upon the death of an Owner. If there is a surviving joint Owner, that person will be deemed the Beneficiary.

Benefit Payment: The Annuity Benefit or Death Benefit payable under a settlement option. Variable Dollar Benefit payments may vary in amount. Fixed Dollar
Benefit payments remain constant except under certain joint and survivor settlement options.

Benefit Payment Period: The period starting with the Commencement Date during which Benefit Payments are to be made under this Contract.

Benefit Unit: A unit of measure used to determine the dollar value of any Variable Dollar Benefit payments after the first Benefit Payment is made by us.

Code: The Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

Commencement Date: The Annuity Commencement Date if an Annuity Benefit is payable under this Contract, or the Death Benefit Commencement Date if a Death Benefit is payable under this Contract.

Contract Anniversary:  An annual anniversary of the Contract Effective Date.

Contract Effective Date:  The date shown on the Contract Specifications page.

Contract Year: Any period of twelve (12) months, commencing on the Contract Effective Date and on each Contract
Anniversary thereafter.

Death Benefit: The benefit described in the Benefit on Death of Owner section of this Contract.

Death Benefit Commencement Date: The first day of the first Payment Interval for which a Death Benefit payment is to be made under a settlement option, or the date a Death Benefit is to be paid in a lump sum.

Death Benefit Valuation Date: The date that Due Proof of Death has been received by us and the earlier to occur of:

1) our receipt of a Written Request with instructions as to the form of Death Benefit; or

2)       the Death Benefit Commencement Date.

Due Proof of Death:  Any of the following:

1)       a certified copy of a death certificate;

2) a certified copy of a decree of a court of competent jurisdiction as to the finding of death; or

3)       any other proof satisfactory to us.

Fund: A management investment company or portfolio thereof, registered under the Investment Company Act of 1940, in which a Sub-Account of the Separate Account invests.

Net Asset Value: The amount computed by an investment company, no less frequently than each Valuation Period, as the price at which its shares or units, as the case may be, are redeemed in accordance with the rules of the Securities and Exchange Commission.

Owner:  The person(s) identified as such on the Contract Specifications page.

Payment Interval: A monthly, quarterly, annual or other regular interval during the Benefit Payment Period.

Person Controlling Payments: The "Person Controlling Payments" means the following, as the case may be:

1)       with respect to Annuity Benefit payments,

         a)   the Owner, if the Owner has the right to change the payee; or

b)       in all other cases, the payee; and

         2)   with respect to Death Benefit payments,

         a)   the Beneficiary; or

         b)   if the Beneficiary is deceased, the payee.

Purchase Payment: A contribution amount paid to us in consideration for this Contract, after the deduction of any and all of the following which may apply:

1)       any fee charged by the person remitting payments for you;

2)       premium taxes; and/or

3)       other taxes.

Separate Account: An account, which may be an investment company, which is established and maintained by the Company pursuant to the laws of the State of New York.

Sub-Account: The Separate Account is divided into Sub-Accounts, each of which invests in the shares of a designated Fund.

Valuation Period: The period commencing at the close of regular trading on the New York Stock Exchange on any Valuation Date, and ending at the close of trading on the next succeeding Valuation Date. "Valuation Date" means each day on which the New York Stock Exchange is open for business.

Written Request: Information provided, or a request made, that is complete and satisfactory to us, that is sent to us on our form or in a manner satisfactory to us, and that is received by us at our Administrative Office. A Written Request is subject to any payment made or any action we take before we receive it. The Company will deem a Written Request a standing order which may be modified or revoked only by a subsequent Written Request, when permitted by the terms of this Contract. You may be required to return this Contract to us in connection with a Written Request.



                               GENERAL PROVISIONS

Entire Contract
We have issued this Contract to the Owner identified on the Contract Specifications page. This Contract is an individual flexible premium deferred variable annuity contract. This Contract is restricted as required to obtain favorable tax treatment under the Code. This Contract, any endorsements to it and the application for it, if any, form the entire Contract between you and us.

Changes - Waivers
No changes or waivers of the terms of this Contract are valid unless made in writing by our President, Vice President, or Secretary. No agent or other person not named above has authority to change or waive any provision of this Contract. We reserve the right both to administer and to change the provisions of this Contract to conform to any applicable laws, regulations or rulings issued by a governmental agency.

In any event, the Company reserves the right to add or delete Fixed Account options and Sub-Accounts, to substitute shares of a different Fund or different class or series of a Fund for shares held in a Sub-Account, to merge or combine Sub-Accounts, to merge or combine the Separate Account with any other separate account of the Company, to transfer the assets of the Separate Account to another life insurance company by means of a merger or reinsurance, to convert the Separate Account into a managed separate account, and to de-register the Separate Account under the Investment Company Act of 1940. Any such change will be made in accordance with applicable insurance and securities laws and after obtaining any necessary approvals, including those of the New York State Insurance Department and the Securities and Exchange Commission. Any such change will not reduce benefits due under this Contract.

Nonparticipating
This Contract does not pay dividends or share in the Company's divisible surplus.

Misstatement
If the age of a person on whose life Benefit Payments are based is misstated, the payments or other benefits under this Contract shall be adjusted to the amount which would have been payable based on the correct age. If we made any underpayments based on any misstatement, the amount of any underpayment with interest at the rate of six percent (6%) per year shall be immediately paid in one sum. In addition to any other remedies that may be available at law or at equity, we may deduct any overpayments made, with interest at the rate of six percent (6%) per year, from any succeeding payment(s) due under this Contract.

Required Reports
At least  once  each  Contract  Year,  we will  send you one or more  statements reporting the investments held in the Separate Account, the number of Accumulation Units under your Contract and your Account Value as of the most recent calendar quarter, and any other information required by law, until the first to occur of the following:

1)       the date this Contract is fully surrendered;

2)       the Annuity Commencement Date; or

3)       the Death Benefit Commencement Date.

The report will be mailed to your last known address. The reported values will be based on the information in our possession at the time the report is prepared by us. We may adjust the reported values at a later date if that information proves to be incorrect or has changed.

Exclusive Benefit
This Contract is for the exclusive benefit of you and your Beneficiaries. Your interest under this Contract is nonforfeitable by us.

State Law
All factors, values, benefits and reserves under this Contract will not be less than those required by the law of the state in which this Contract is delivered.

Claims of Creditors
To the extent allowed by law, your Contract and all values and benefits under it are not subject to the claims of creditors or to legal process.

Company Liability
We will not incur any liability or be responsible for any failure, in whole or in part, by you or by any person having rights or benefits arising out of or related to this Contract, to comply with any applicable laws, regulations or rulings issued by a governmental agency.

Voting Rights
To the extent required by law, we will vote all shares of the Funds held in the Separate Account, at regular and special shareholder meetings of the Funds. The shares will be voted in accordance with instructions received from you, or if applicable, from the Person Controlling Payments. If there is a change in the law which permits us to vote the shares of the Funds without such instructions, then we reserve the right to do so.

Incontestability
This Contract shall not be contestable by us.

Discharge of Liability
Upon payment of any partial or full surrender, or any Benefit Payment, we shall be discharged from all liability to the extent of each such payment.


                                PURCHASE PAYMENTS

Purchase Payments
One or more Purchase Payments may be paid to us at any time before the Annuity Commencement Date, so long as:

1)       you are still living; and

2)       this Contract has not been fully surrendered.

The initial Purchase Payment must be paid to us on or before the Contract Effective Date. Each Purchase Payment must be paid to us at our Administrative Office, and is subject to any minimums or maximums shown on the Contract Specifications page. Upon request, we will provide you with a receipt as proof of payment.

Allocation of Purchase Payments
We will allocate Purchase Payments to the Fixed Account options and/or to the Sub-Accounts according to the instructions we receive by Written Request. Allocations must be made in whole percentages. The minimum Purchase Payment amount that can be allocated to a Fixed Account option other than the Fixed Accumulation Account is $2,000.

No Termination
Except as stated elsewhere in this Contract, this Contract will not be terminated by us due to failure to make additional Purchase Payments.

                                  FIXED ACCOUNT

Fixed Account
The Fixed Account is part of the Company's general account. The values of the Fixed Account are not dependent upon the investment performance of the Sub-Accounts.

Fixed Account Options. The Fixed Account options available as of the Contract Effective Date are listed on the Contract Specifications page. Different Fixed Account options may be offered by us at any time.

Interest Credited. The guaranteed rate of interest for the Fixed Account options is three percent (3%) per year, compounded annually. We may, at any time, pay a current interest rate as declared by our Board of Directors for any of the Fixed Account options that is higher than the guaranteed rate.

The interest rate initially credited to each Purchase Payment(s) allocated to the Fixed Accumulation Account Option will not be changed any sooner than twelve
(12) months following the date on which that Purchase Payment was received; thereafter, the interest rate credited will not be changed more frequently than once per calendar quarter. In the case of transfers from other Fixed Account options or the Sub-Accounts to the Fixed Accumulation Account Option, the interest rate will not be changed more frequently than once per calendar quarter.

The interest rate credited to amounts allocated to the Fixed Account options other than the Fixed Accumulation Account Option will not be changed during the duration of the applicable guarantee period.

Renewal. The following provisions apply to all Fixed Account options except the Fixed Accumulation Account Option.

At the end of a guarantee period, and for the thirty (30) days immediately preceding the end of such guarantee period, you may elect a new option to replace the Fixed Account option that is then expiring. The entire amount maturing may be re-allocated to any of the then-current options under this Contract (including the various Sub-Accounts within the Separate Account), except that a Fixed Account option with a guarantee period that would extend past the Annuity Commencement Date may not be selected. In particular, in the case of renewals occurring within one (1) year of such Commencement Date, the only Fixed Account option available is the Fixed Accumulation Account Option.

If you do not specify a new Fixed Account option in accordance with the preceding paragraph, you will be deemed to have selected the same Fixed Account option as is expiring, so long as the guarantee period of such option does not extend beyond the Annuity Commencement Date. In the event that such a period would extend beyond the Annuity Commencement Date, you will be deemed to have selected the Fixed Account option with the longest available guarantee period that expires prior to the Annuity Commencement Date, or, failing that, the Fixed Accumulation Account Option.

Any renewal of a Fixed Account option under this Renewal provision will be effective on the day after the expiration of the guarantee period that is then expiring.

Fixed Account Value
The Fixed Account Value for this Contract at any time is equal to:

1)       the Purchase Payment(s) allocated to the Fixed Account; plus

2)       amounts transferred to the Fixed Account; plus

3)       interest credited to the Fixed Account; less

4) any charges, surrenders, deductions, amounts transferred from the Fixed Account or other adjustments made as described elsewhere in this Contract.

                                SEPARATE ACCOUNT


General Description
The variable benefits under this Contract are provided through the Separate Account. The Separate Account is registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940.

The income, if any, and any gains or losses, realized or unrealized, on the Separate Account will be credited to or charged against the amounts allocated to such account without regard to other income, gains, or losses of the Company. The amounts allocated to the Separate Account and the accumulations thereon remain the property of the Company, but that portion of the assets of the Separate Account that is equal to the reserves and other contractual liabilities under all policies, annuities, and other contracts identified with the Separate Account is not chargeable with liabilities arising out of any other business of the Company. The Company is not, and does not hold itself out to be, a trustee in respect of such amounts.

We have the right to transfer to our general account, in our sole discretion and at any time without prior written notice, any assets of the Separate Account which are in excess of the required reserves and other contractual liabilities under all policies, annuities, and other contracts identified with the Separate Account.

Sub-Accounts of the Separate Account
The assets of the Separate Account are divided into Sub-Accounts. The Sub-Accounts available as of the Contract Effective Date are listed on the Contract Specifications page. Each Sub-Account invests exclusively in shares of an underlying Fund as shown on the Contract Specifications page. Any amounts of income and any gains on the shares of a Fund will be reinvested in additional shares of that Fund at its Net Asset Value.

Valuation of Assets
Shares of Funds held by each Sub-Account will be valued at their Net Asset Value at the end of each Valuation Period, as reported by each such Fund.

Variable Account Value
Purchase Payment(s) may be allocated among and, as described elsewhere in this Contract, Account values may be transferred to the various Sub-Accounts within the Separate Account. For each Sub-Account, the Purchase Payment(s) or amounts transferred are converted into Accumulation Units. The number of Accumulation Units credited is determined by dividing the dollar amount directed to each Sub-Account by the value of the Accumulation Unit for that Sub-Account at the end of the Valuation Period during which the Purchase Payment(s) or transferred amount is received.

The following events will result in the cancellation of an appropriate number of Accumulation Units of a Sub-Account:


1)       transfer from a Sub-Account;

2)       full or partial surrender of the Variable Account Value;

3)       payment of a Death Benefit;

4)       application of the Variable Account Value to a settlement option;

5)       deduction of the Contract Maintenance Fee; or

6)       deduction of any Transfer Fee.

Accumulation Units will be canceled as of the end of the Valuation Period during which the Company receives a Written Request regarding the event giving rise to such cancellation, or an applicable Commencement Date, or the end of the Valuation Period on which the Contract Maintenance Fee or Transfer Fee is due, as the case may be.

The Variable Account Value for this Contract at any time is equal to the sum of the number of Accumulation Units for each Sub-Account attributable to this Contract multiplied by the Accumulation Unit Value for each Sub-Account at the end of the preceding Valuation Period.

Accumulation Unit Value
The initial Accumulation Unit Value for each Sub-Account, with the exception of the Money Market Sub-Account, was set at $10.00. The initial Accumulation Unit Value for the Money Market Sub-Account was set at $1.00. Thereafter, the Accumulation Unit Value at the end of each Valuation Period is the Accumulation Unit Value at the end of the previous Valuation Period multiplied by the Net Investment Factor, as described below.

The Net Investment Factor is a factor applied to measure the investment performance of a Sub-Account from one Valuation Period to the next. Each Sub-Account has a Net Investment Factor for each Valuation Period which may be greater or less than one. Therefore, the Accumulation Unit Value for each Sub-Account may increase or decrease. The Net Investment Factor for any Sub-Account for any Valuation Period is determined by dividing (1) by (2) and subtracting (3) from the result, where:

1)       is equal to:

         a) the Net Asset Value per share of the Fund held in the Sub-Account, determined at the end of the applicable Valuation Period; plus

         b) the per share amount of any dividend or net capital gain distributions made by the Fund held in the Sub-Account, if the "ex-dividend" date occurs during the applicable Valuation Period; plus or minus

         c) a per share charge or credit for any taxes reserved for, which is determined by the Company to have resulted from the investment operations of the Sub-Account;

2) is the Net Asset Value per share of the Fund held in the Sub-Account, determined at the end of the immediately preceding Valuation Period; and

3) is the factor representing the Mortality and Expense Risk Charge and the Administration Charge deducted from the Sub-Account for the number of days in the applicable Valuation Period.


                                    TRANSFERS

Prior to the applicable Commencement Date, you may transfer amounts in a Sub-Account to a different Sub-Account and/or one or more of the Fixed Account options.

After the first Contract Anniversary, and prior to the applicable Commencement Date, you may transfer amounts from any Fixed Account option to any other Fixed Account option and/or one or more of the Sub-Accounts. If a transfer is being made from a Fixed Account option pursuant to the Renewal provision of this Contract, then the entire amount of that Fixed Account option subject to renewal at that time may be transferred. In any other case, transfers from a Fixed Account option are subject to a cumulative limit during each Contract Year of twenty percent (20%) of the Fixed Account option's value as of the most recent Contract Anniversary.

Amounts previously transferred from Fixed Account options to the Sub-Accounts may not be transferred back to the Fixed Account options for a period of ninety
(90) days from the date of transfer.

The minimum transfer amount for any transfer is $500. The number of transfers per year over which we will charge a Transfer Fee on each additional transfer, and the amount of the Transfer Fee, are shown on the Contract Specifications page.

                                FEES AND CHARGES

Mortality and Expense Risk Charge
The Mortality and Expense Risk Charge is shown on the Contract Specifications page and is deducted daily from each Sub-Account. This deduction is made to compensate the Company for assuming the mortality and expense risks under this Contract.

Administration Charge
The Administration Charge is shown on the Contract Specifications page and is deducted daily from each Sub-Account. This deduction is made to reimburse the Company for expenses incurred in the administration of this Contract and the Separate Account.

Contract Maintenance Fee
The Contract Maintenance Fee ("Fee") is shown on the Contract Specifications page and is deducted as of the Valuation Period next following each Contract Anniversary prior to the applicable Commencement Date. In addition, the full annual Fee will be deducted at the time of a full surrender. The Fee will be allocated to each Sub-Account in the same proportion as each Sub-Account's value is to the total Variable Account Value as of the end of such Valuation Period. The Fee does not apply to the Fixed Account.

After the applicable Commencement Date, if a Variable Dollar Benefit is elected, the Fee will be deducted pro-rata from each Benefit Payment and will result in a reduction in the amount of such payment.

The Fee may be waived in whole or in part in our sole discretion if:

1) during the Accumulation Period, the Account Value is at least $40,000 on the date the charge is made; or

2) during the Benefit Payment Period, the amount applied to a Variable Dollar Benefit is at least $40,000.

                                   SURRENDERS

Surrenders
You may surrender this Contract in full for the Surrender Value, or, partial surrenders may be made for a lesser amount, by Written Request at any time prior to the Annuity Commencement Date. The amount of any partial surrender must be at least $500. If a partial surrender would reduce your Account Value to less than $500, we will treat the surrender request as a request for full surrender. Surrenders will be deemed to be withdrawn first from the portion of the Account Value that represents your Accumulated Earnings and then from Purchase Payments. For purposes of this Contract, Purchase Payments are deemed to be withdrawn on a "first-in, first out" (FIFO) basis.

The amount available for surrender will be the Surrender Value at the end of the Valuation Period in which the Written Request is received.

Surrender Value
The Surrender Value at any time is an amount equal to:

1)       the Account  Value as of the end of the  applicable  Valuation  Period;
         less

2)       any applicable Contingent Deferred Sales Charge; less

3)       any outstanding loans; and less

4)       any applicable premium tax or other taxes not previously deducted.

On full surrender, a full Contract Maintenance Fee will also be deducted as part of the calculation of the Surrender Value.

Contingent Deferred Sales Charge
A full or partial surrender may be subject to a Contingent Deferred Sales Charge as set forth on the Contract Specifications page. The Contingent Deferred Sales Charge applies to and is calculated separately for each Purchase Payment.

The Contingent Deferred Sales Charge may be waived in whole or in part in our sole discretion, if:

1) the Contract is issued with a tax sheltered annuity endorsement (and without an employer plan endorsement): (i) upon separation from service if the Owner has attained age 55 and the Contract has been in force for at least seven (7) years; or (ii) after the Contract has been in force fifteen (15) years or more; or

2) the Social Security Administration determines after the Contract is issued that the owner is "disabled" as defined in the Social Security Act of 1935, as amended; or

3)       the Contract is issued with a Successor Owner endorsement.

Surrenders will result in the cancellation of Accumulation Units from each applicable Sub-Account(s) and/or a reduction of your Fixed Account Value and a reduction in your Death Benefit amount. In the case of a full surrender, this Contract will be terminated.

Free Withdrawal Privilege
Subject to the provisions of this Contract, we will waive the Contingent Deferred Sales Charge, to the extent applicable, on full or partial surrenders as follows:

1) during the first Contract Year, on an amount equal to not more than the applicable percentage (shown on the Contract Specifications page) of all Purchase Payments received; and

2) during the second and succeeding Contract Years, on an amount equal to the greater of:

         a)   Accumulated Earnings, or

         b) not more than the applicable percentage (shown on the Contract Specifications page) of the Account Value as of the last Contract Anniversary.

The Free Withdrawal Privilege will be applied in each case to monies in the order in which they are deemed withdrawn, as described in the Surrenders provision of this Contract.

Deferral of Payment
The Company has the right to suspend or delay the date of payment of a partial or full surrender of the Variable Account Value for any period:

1) when the New York Stock Exchange is closed, or when trading on the New York Stock Exchange is restricted; or

2) when an emergency exists (as determined by the Securities and Exchange Commission) as a result of which: a) the disposal of securities in the Separate Account is not reasonably practicable; or b) it is not reasonably practicable to determine fairly the value of the net assets in the Separate Account; or

3) when the Securities and Exchange Commission so permits for the protection of security holders.

The Company further reserves the right to delay payment of a partial or full surrender of the Fixed Account Value for up to six (6) months after we receive your Written Request.


                              OWNERSHIP PROVISIONS

Ownership of Separate Account
The Company has absolute ownership of the assets in the Separate Account. The Company is not, and does not hold itself out to be, a trustee in respect of any amounts under the Separate Account.

Owner
The Owner of this Contract is the person or persons shown as Owner on the Contract Specifications page, or the person or persons you designate under the Transfer of Ownership provision of this Contract.

Unless otherwise stated, the Owner may exercise all ownership rights under this Contract.

If you or the joint owner is a non-natural person, then the age of the eldest Annuitant will be treated as the age of such Owner for all purposes under this Contract.

Joint Ownership
Two owners may jointly own this Contract. Joint owners may independently exercise transfers among the Sub-Accounts and the Fixed Account options. In addition, joint owners may independently designate Purchase Payment allocations. All other rights of ownership must be exercised by joint action.

Assignment
You may assign all or any part of your rights under this Contract except your rights to:

1)       designate or change a Beneficiary;

2)       designate or change an Annuitant;

3)       transfer ownership; and

4)       elect a settlement option.

The person to whom you make an assignment is called an assignee.

We are not responsible for the validity of any assignment. An assignment must be in writing and must be received at our Administrative Office. We will not be bound by an assignment until we receive it. An assignment is subject to any payment made or any action we take before we receive it. An assignment may be ended only by the assignee or as provided by law.

The rights of an assignee, including the right to any distribution under this Contract, come before the rights of any Owner, Annuitant, Beneficiary or other payee.

Transfer of Ownership
You may transfer ownership at any time during your lifetime. Any such transfer is subject to the following:

1) it must be made by Written Request. The Written Request will be effective as of the date it is signed, subject to our receipt of the Written Request; and

2) unless otherwise elected or required by law, it will not cancel a designation of an Annuitant or Beneficiary or any settlement option election previously made.

Successor Owner
By Written Request, your spouse may, in some cases, succeed to the ownership of this Contract after your death. Specifically, if you die and your spouse is the surviving joint owner or sole surviving Beneficiary under this Contract, he or she will become the Successor Owner of this Contract if:

1)       you make that Written Request before your death; or

2) after your death, your spouse makes that Written Request within one (1) year of your death and before the Death Benefit Commencement Date.

As Successor Owner, your spouse will then succeed to all rights of ownership under this Contract except the right to name another Successor Owner.

Community Property
If you live in a community property state and have a spouse at any time while you own this Contract, the laws of that state may vary your ownership rights.


                              ANNUITANT PROVISIONS

Annuitant
The Annuitant is the person or persons designated on the Contract Specifications page, or under the Change of Annuitant provision of this Contract. Two or more Annuitants may jointly be the persons on whose lives Annuity Benefit payments are based.

An Annuitant designation may be joint or contingent or both. A contingent Annuitant will be the person on whose life Annuity Benefit payments are based only if there is no surviving primary Annuitant.

Death of Annuitant (Other than Owner)
If an Annuitant who is not an Owner dies before the Annuity Commencement Date, then:

1) if there is one or more surviving joint Annuitant(s), such survivor or survivors will continue as the sole or joint Annuitant(s) under the Contract, as the case may be; or

2) if there is no surviving joint Annuitant(s), any surviving contingent Annuitant(s) will become the sole or joint Annuitant(s) under the Contract, as the case may be; or

3) if there is no surviving joint or contingent Annuitant(s), the Owner or joint owners will become the sole or joint Annuitant(s), as the case may be.

If you or the joint owner, if any, is a non-natural person, then the death of an Annuitant before the Annuity Commencement Date will be treated as the death of the Owner for all purposes under this Contract.

Change of Annuitant
You may change the Annuitant at any time before the Annuity Commencement Date, except that no change of Annuitant may be made if you or the joint owner, if any, is a non-natural person.

Any such change is subject to the following:

1) it must be made by Written Request. The Written Request will be effective as of the date it is signed, subject to our receipt of the Written Request; and

2)       unless  otherwise  elected  or  required  by law,  it will not cancel a
         designation  of  a  Beneficiary  or  any  settlement   option  election
         previously made.


                             BENEFICIARY PROVISIONS

Beneficiary
If there is a joint owner and that joint owner survives you, that joint owner is the Beneficiary, regardless of any designation made by you. If there is no surviving joint owner, the Beneficiary is the person or persons so designated in the application, if any, or under the Change of Beneficiary provision of this Contract. If you have not designated a Beneficiary, or if no Beneficiary designated by you survives you, then the Beneficiary will be your estate.

Unless you provide otherwise by Written Request, a Beneficiary will be deemed not to have survived you if he or she dies within thirty (30) days after your death.

A beneficiary designation may be joint or contingent or both. Unless otherwise stated, joint Beneficiaries will be entitled to equal shares. A contingent Beneficiary will be entitled to a benefit only if there is no surviving primary Beneficiary.

Change of Beneficiary
An irrevocable Beneficiary may not be changed without his or her consent. Unless you have designated an irrevocable Beneficiary, you may change your designation of a Beneficiary at any time before the Annuity Commencement Date, effective as of the date the Written Request is signed, subject to our receiving the Written Request.

Any such change is subject to the following:

1)       it must be made by Written Request; and

2)       unless  otherwise  elected  or  required  by law,  it will not cancel a
         designation  of  an  Annuitant  or  any  settlement   option   election
         previously made.

                      BENEFIT ON ANNUITY COMMENCEMENT DATE

Annuity Commencement Date
The Annuity Commencement Date is shown on the Contract Specifications page. You may change the Annuity Commencement Date by Written Request made at least thirty
(30) days prior to the date that Annuity Benefit payments are scheduled to begin. The Annuity Commencement Date cannot be later than the Contract Anniversary following your 85th birthday or five (5) years after the Contract Effective Date, whichever is later, but in no event will it be later than your 90th birthday..

Annuity Benefit Payments
An amount equal to the Account Value (after deduction of any fees and charges, loans, or applicable premium tax or other taxes not previously deducted) will be used to provide Annuity Benefit payments under this Contract commencing on or after the Annuity Commencement Date.

Annuity Benefit payments will be made to the Annuitant as payee. In lieu of that, you may elect by Written Request to have Annuity Benefit payments made to you or any natural person as payee. Any Annuity Benefit amounts remaining payable on the death of the payee will be paid to the contingent payee designated by you by Written Request. You may designate or change the payee or contingent payee after the Annuity Commencement Date only if:

1)       you are the payee, or
2) you reserve that right, by Written Request, on or before the Annuity Commencement Date; or 3) you reserve that right, by Written Request, when designating another person as payee or contingent payee.

In any event, the Annuitant will be the person on whose life any Annuity Benefit payments are based, and no change of payee or contingent payee at any time will change this.

If no payee or contingent payee designated by you is surviving at the time payment is to be made, then any Annuity Benefit amounts remaining payable will be paid to the person or persons designated as contingent payee by Written Request by the last payee who received payments. Failing that, any such amounts will be paid to the estate of the last payee who received payments.

Form of Annuity Benefit
Annuity Benefit payments will be Fixed Dollar Benefit payments, made monthly in accordance with the terms of Option B with a fixed period of one hundred twenty
(120) months under the SETTLEMENT OPTIONS section of this Contract.

In lieu of that, you may elect to have Annuity Benefit payments made pursuant to any other available settlement option under the SETTLEMENT OPTIONS section of this Contract. Any such election must be made by Written Request before the Annuity Commencement Date, and is subject to the CONTRACT DISTRIBUTION RULES section of this Contract. You may change your election of a settlement option by Written Request made at least thirty (30) days prior to the date that Annuity Benefit payments are scheduled to begin.


                            BENEFIT ON DEATH OF OWNER

Death Benefit
A Death Benefit will be paid under this Contract if:

1) you or the joint owner, if any, dies before the Annuity Commencement Date and before this Contract is fully surrendered;

2) the Death Benefit Valuation Date has occurred; and 3) a spouse does not become the Successor Owner.

If a Death Benefit becomes payable:

1)       it will be in lieu of all other benefits under this Contract; and

2) all other rights under this Contract will be terminated except for rights related to the Death Benefit.

Death Benefit payments shall be made to the Beneficiary as payee. In lieu of that, after the death of the Owner, a Beneficiary which is a non-natural person may elect to have Death Benefit payments made to a payee to whom the Beneficiary is obligated to make corresponding payments of a death benefit. Any such election by a non-natural person as Beneficiary shall be by Written Request, and may be made or changed at any time.

The Beneficiary will be the person on whose life any Death Benefit payments under a settlement option are based. However, if the Beneficiary is a non-natural person, then any payments under a life option will be based on the life of a person to whom the Beneficiary is obligated, who must be designated by the Beneficiary by Written Request before the Death Benefit Commencement Date. Any Death Benefit amounts remaining payable on the death of the Beneficiary will be paid:

1) to any contingent payee designated by you as part of any Death Benefit settlement option election made by you, or if none is surviving at the time payment is to be made; then

2) to any contingent payee designated by the Beneficiary by Written Request, or if none is surviving at the time payment is to be made; then

3)       to the estate of the last payee who received payments.

In any event, if the Beneficiary is a non-natural person, any Death Benefit amounts remaining payable on the death of the payee will be paid to any contingent payee designated by the Beneficiary by Written Request, or if none is surviving at the time payment is to be made, then to the Beneficiary.

Only one Death Benefit will be paid under this Contract.

Death Benefit Amount
If you die before attaining Age eighty (80) and before the Annuity Commencement Date, the Death Benefit is an amount equal to the greatest of:

1)       the Account Value on the Death Benefit Valuation Date; or

2) the total Purchase Payment(s), with interest at three percent (3%) per year, compounded annually through the earlier of the Death Benefit Valuation Date or the Contract Anniversary prior to the date you would have attained Age eights (80), less any partial surrenders and any Contingent Deferred Sales Charges that applied to those amounts; or

3) the largest Account Value on any Contract Anniversary after the fourth Contract Anniversary and prior to the earlier of the Death Benefit Valuation Date or the date you would have attained Age eighty (80), less any partial surrenders after such Account Value was determined and any Contingent Deferred Sales Charge that applied to those amounts.

If you die after attaining Age eighty (80) and before the Annuity Commencement Date, the Death Benefit is an amount equal to the greatest of:

1)       the Account Value on the Death Benefit Valuation Date; or

2) the total Purchase Payment(s), with interest at three percent (3%) per year, compounded annually through the Contract Anniversary prior to your 80th birthday, less any partial surrenders and any Contingent Deferred Sales Charges that applied to those amounts; or

3) the largest Account Value on any Contract Anniversary after the fourth Contract Anniversary and prior to the date on which you attained Age eighty (80), less any partial surrenders after such Account Value was determined and any Contingent Deferred Sales Charges that applied to those amounts.

In any event, if this Contract was issued to you after Age eighty (80), and you die before the Annuity Commencement Date, the amount of the Death Benefit will be the greater of:

1)       the Account Value on the Death Benefit Valuation Date; or

2) the total Purchase Payment(s), less any partial surrenders and any Contingent Deferred Sales Charges that applied to those amounts.

As of the Death Benefit Valuation Date, the amount of the Death Benefit will be allocated among the Sub-Accounts and Fixed Account options in the same proportion as each Account's value is to the total Account Value as of the end of the Valuation Period immediately preceding the Death Benefit Valuation Date.

Any applicable premium tax or other taxes not previously deducted, and any outstanding loans, will be deducted from the Death Benefit amount described above.

Transfers After Death
Between the Death Benefit Valuation Date and the Death Benefit Commencement Date, the Beneficiary may transfer funds among Sub-Accounts and Fixed Account options as described under the TRANSFERS section of this Contract.

Death Benefit Commencement Date
The Beneficiary may designate the Death Benefit Commencement Date by Written Request within one (1) year of your death. If no designation is made, then the Death Benefit Commencement Date will be one (1) year after your death.

Form of Death Benefit
Payments under the Death Benefit provision of this Contract will be Fixed Dollar Benefit payments made monthly in accordance with the terms of Option A with a period certain of forty-eight (48) months under the SETTLEMENT OPTIONS section of this Contract.

In lieu of that, you may elect at any time before your death to have payments under the Death Benefit provision of this Contract made in one lump sum or pursuant to any available settlement option under the SETTLEMENT OPTIONS section of this Contract. If you do not make any such election, the Beneficiary may make that election at any time after your death and before the Death Benefit Commencement Date.

You may change your election of a settlement option at any time before your death.

If a Beneficiary elects a settlement option as noted above, he or she may change his or her own election of a settlement option by Written Request made at least thirty (30) days prior to the date that Death Benefit payments are scheduled to begin.

Any election or change of election must be made by Written Request, and is subject to the CONTRACT DISTRIBUTION RULES section of this Contract.


                           CONTRACT DISTRIBUTION RULES

Rules Before Annuity Commencement Date
If you or the joint owner, if any, dies before the Annuity Commencement Date, the Death Benefit under the BENEFIT ON DEATH OF OWNER section of this Contract must be paid either:

1)       in full within five (5) years of such death; or

2) over the life of the Beneficiary or over a period certain not exc ally starting within one (1) year of such death.

However, if your spouse becomes the Successor Owner of this Contract after your death, then:

1)       this rule will not apply at the time of your death; and

2) if your spouse later dies before the Annuity Commencement Date, this rule will apply upon the death of your spouse, with your spouse being treated as the Owner for purposes of this rule.

Rules On or After Annuity Commencement Date
If the Person Controlling Payments under this Contract on or after the Annuity Commencement Date dies on or after that date, any amount remaining payable under this Contract at the time of his or her death must be paid at least as rapidly as payments were being made at the time of such death.

Rules On or After Death Benefit Commencement Date
If the Beneficiary dies on or after the Death Benefit Commencement Date, any amount remaining payable under this Contract at the time of his or her death must be paid at least as rapidly as payments were being made at the time of such death.

                               SETTLEMENT OPTIONS

Conditions
The amount applied to a settlement option must be at least $2,000. We will pay you the Account Value in one lump sum on the Annuity Commencement Date if it is less than $2,000. The amount of any Fixed Dollar Benefit payment, or the amount of the first Variable Dollar Benefit payment, under a settlement option must be at least $20. More than one settlement option may be elected if the requirements for each settlement option elected are satisfied. Once payment begins under a settlement option, the settlement option may not be changed.

All elected settlement options must comply with current applicable laws, regulations and rulings issued by any governmental agency.

If more than one person is the payee under a settlement option, payments will be made to the payees in equal shares, unless otherwise provided by Written Request. No more than two persons may be initial payees under any joint and survivor settlement option.

If payment under a settlement option depends on whether a specified person is still alive, we may at any time require proof that such person is still living. We will require proof of the age of any person on whose life Benefit Payments are based.

Benefit Payments
Benefit Payments may be calculated and paid:

1)       as a Fixed Dollar Benefit;

2)       as a Variable Dollar Benefit; or

3)       as a combination of both.

If only a Fixed Dollar Benefit is to be paid, we will transfer all of the Account Value to the Company's general account on the applicable Commencement Date, or on the Death Benefit Valuation Date (if applicable). Similarly, if only a Variable Dollar Benefit is elected, we will transfer all of the Account Value to the Sub-Accounts as of the end of the Valuation Period immediately prior to the applicable Commencement Date; we will allocate the amount transferred among the Sub-Accounts in accordance with a Written Request. No transfers between the Fixed Dollar Benefit and the Variable Dollar Benefit will be allowed after the Commencement Date. However, after the Variable Dollar Benefit has been paid for at least twelve (12) months, the Person Controlling Payments may, no more than once each twelve (12) months thereafter, transfer all or part of the Benefit Units upon which the Variable Dollar Benefit is based from the Sub-Account(s) then held, to Benefit Units in different Sub-Account(s).

If a Variable Dollar Benefit is elected, the amount to be applied under that benefit is the Variable Account Value as of the end of the Valuation Period immediately preceding the applicable Commencement Date. If a Fixed Dollar Benefit is to be paid, the amount to be applied under that benefit is the Fixed Account Value as of the applicable Commencement Date, or as of the Death Benefit Valuation Date (if applicable).

Fixed Dollar Benefit
Fixed Dollar Benefit payments are determined by multiplying the Fixed Account Value (expressed in thousands of dollars and after deduction of any fees and charges, loans, or applicable premium tax or other taxes not previously deducted) by the amount of the monthly payment per $1,000 of value obtained from the Settlement Option Table for the settlement option elected. Fixed Dollar Benefit payments will remain level for the duration of the Benefit Payment Period.

If at the time a Fixed Dollar Benefit is elected, we have available options or rates on a more favorable basis than those guaranteed, the higher benefits shall be applied and shall not change for as long as that election remains in force.

Betterment Of Rates
The Fixed Dollar Benefit available under this Contract as of the Annuity Commencement Date or the Death Benefit Commencement Date will not be less than the benefit that would be provided by the application of the Account Value to purchase any single consideration immediate annuity contract offered by us at the time to the same class of annuitants.

Variable Dollar Benefit
The first monthly Variable Dollar Benefit payment is equal to your Variable Account Value (expressed in thousands of dollars and after deduction of any fees and charges, loans, or applicable premium tax or other taxes not previously deducted) as of the end of the Valuation Period immediately preceding the applicable Commencement Date multiplied by the amount of the monthly payment per $1,000 of value obtained from the Settlement Option Table for the Benefit Payment option elected less the pro-rata portion of the Contract Maintenance Fee.

The number of Benefit Units in each Sub-Account held by you is determined by dividing the dollar amount of the first monthly Variable Dollar Benefit payment from each Sub-Account by the Benefit Unit Value for that Sub-Account as of the applicable Commencement Date. The number of Benefit Units remains fixed during the Benefit Payment Period, except as a result of any transfers among Sub-Accounts after the applicable Commencement Date.

The dollar amount of the second and any subsequent Variable Dollar Benefit payment will reflect the investment performance of the Sub-Account(s) selected and may vary from month to month. The total amount of the second and any subsequent Variable Dollar Benefit payment will be equal to the sum of the payments from each Sub-Account less a pro-rata portion of the Contract Maintenance Fee.

The payment from each Sub-Account is found by multiplying the number of Benefit Units held in each Sub-Account by the Benefit Unit Value for that Sub-Account as of the end of the fifth Valuation Period preceding the due date of the payment.

The Benefit Unit Value for each Sub-Account is originally established in the same manner as Accumulation Unit Values. Thereafter, the value of a Benefit Unit for a Sub-Account is determined by multiplying the Benefit Unit Value as of the end of the preceding Valuation Period by the Net Investment Factor, determined as set forth above under the Accumulation Unit Value provision of this Contract, for the Valuation Period just ended. The product is then multiplied by the assumed daily investment factor (0.99991781), for the number of days in the Valuation Period. The factor is based on the assumed net investment rate of three percent (3%) per year, compounded annually, that is reflected in the Settlement Option Tables.

Variable Dollar Benefit payments will not be adversely affected by actual mortality and expense experience of the Sub-Accounts.

Limitation on Election of Settlement Option
Fixed periods shorter than five (5) years are not available, except as a Death Benefit settlement option.

Settlement Option Computations
The 1983 Individual Annuity Mortality Table with interest at three percent (3%) per year, compounded annually, is used to compute all guaranteed settlement option factors, values, and benefits under this Contract.

Available Settlement Options
The available settlement options are set out below.

Option A  Income for a Fixed Period

         We will make periodic payments for a fixed period. The first payment will be paid as of the last day of the initial Payment Interval. The maximum time over which payments will be made by us or money will be held by us is thirty (30) years. The Option A Table applies to this Option.

Option B  Life Annuity with Payments for at Least a Fixed Period

         We will make periodic payments for at least a fixed period. If the person on whose life Benefit Payments are based lives longer than the fixed period, then we will make payments until his or her death. The first payment will be paid as of the first day of the initial Payment Interval. The Option B Tables apply to this Option.

Option C  Joint and One-half Survivor Annuity

         We will make periodic payments until the death of the primary person on whose life Benefit Payments are based; thereafter, we will make one-half (1/2) of the periodic payment until the death of the secondary person on whose life Benefit Payments are based. The first payment will be paid as of the first day of the initial Payment Interval. The Option C Tables apply to this Option.

Option D  Life Annuity

         We will make periodic payments until the death of the person on whose life Benefit Payments are based. The first payment will be paid as of the first day of the initial Payment Interval. The Option D Tables apply to this Option.

Option E  Any Other Form

         We will make periodic payments in any other form of settlement option which is acceptable to us at the time of an election.


Settlement Option Tables
The Option Tables show the payments we will make at sample Payment Intervals for each $1,000 applied at the guaranteed interest rate. Amounts may vary with the Payment Interval and the sex and age of the person on whose life Benefit Payments are based.

                                             OPTION A TABLE - INCOME FOR A FIXED PERIOD
                                         Payments for fixed number of years for each $1,000
                                                              applied.

------------------------------------------------------------------------------------------------------------------------------------
Terms of         Semi-Annual              Terms of         Semi-Annual                 Terms of           Semi-Annual
Payments  Annual         Quarterly Monthly Payments  Annual          Quarterly  Monthly Payments   Annual           QuarterlyMonthly
------------------------------------------------------------------------------------------------------------------------------------

  Years                                     Years                                        Years
    6     184.60  91.62   45.64    15.18     11     108.08   53.64    26.72     8.88      16      79.61     39.51   19.68    6.54
    7     160.51  79.66   39.68    13.20     12     100.46   49.86    24.84     8.26      17      75.95     37.70   18.78    6.24
    8     142.46  70.70   35.22    11.71     13     94.03    46.67    23.25     7.73      18      72.71     36.09   17.98    5.98
    9     128.43  63.74   31.75    10.56     14     88.53    43.94    21.89     7.28      19      69.81     34.65   17.26    5.74
   10     117.23  58.18   28.98    9.64      15     83.77    41.57    20.71     6.89      20      67.22     33.36   16.62    5.53

------------------------------------------------------------------------------------------------------------------------------------


                         OPTION B TABLE LIFE ANNUITY
                  With Payments For At Least A Fixed Period


 --------- ---------------- --------------- ---------------- ----------------
              60 Months       120 Months      180 Months       240 Months
 --------- ---------------- --------------- ---------------- ----------------
   Age
 --------- ---------------- --------------- ---------------- ----------------
    55          $4.42           $4.39            $4.32            $4.22
    56           4.51            4.47             4.40             4.29
    57           4.61            4.56             4.48             4.35
    58           4.71            4.65             4.56             4.42
    59           4.81            4.75             4.64             4.49
    60           4.92            4.86             4.73             4.55
    61           5.04            4.97             4.83             4.62
    62           5.17            5.08             4.92             4.69
    63           5.31            5.20             5.02             4.76
    64           5.45            5.33             5.12             4.83
    65           5.61            5.46             5.22             4.89
    66           5.77            5.60             5.33             4.96
    67           5.94            5.75             5.43             5.02
    68           6.13            5.91             5.54             5.08
    69           6.33            6.07             5.65             5.14
    70           6.54            6.23             5.76             5.19
    71           6.76            6.41             5.86             5.24
    72           7.00            6.58             5.96             5.28
    73           7.26            6.77             6.06             5.32
    74           7.53            6.95             6.16             5.35
 --------- ---------------- --------------- ---------------- ----------------


                                            OPTION C TABLE - JOINT AND ONE-HALF SURVIVOR
                                       ANNUITY Monthly payments for each $1,000 of proceeds by
                                                       ages of persons named.*

-------------- -------------------------------------------------------------------------------------------------------

                                  Secondary Age
-------------- -------- --------- -------- --------- -------- --------- -------- --------- -------- --------- --------
 Primary Age
                 60        61       62        63       64        65       66        67       68        69       70
-------------- -------- --------- -------- --------- -------- --------- -------- --------- -------- --------- --------

     60         $4.56     $4.58    $4.61     $4.63    $4.65     $4.67    $4.69     $4.71    $4.73     $4.75    $4.76
     61          4.63      4.66     4.69      4.71     4.73      4.76     4.78      4.80     4.82      4.84     4.86
     62          4.71      4.74     4.77      4.80     4.82      4.85     4.87      4.90     4.92      4.94     4.96
     63          4.79      4.82     4.85      4.88     4.91      4.94     4.97      5.00     5.02      5.05     5.07
     64          4.88      4.91     4.94      4.98     5.01      5.04     5.07      5.10     5.13      5.15     5.18
     65          4.96      5.00     5.03      5.07     5.11      5.14     5.17      5.20     5.24      5.27     5.30
     66          5.05      5.09     5.13      5.17     5.21      5.24     5.28      5.32     5.35      5.38     5.42
     67          5.14      5.18     5.23      5.27     5.31      5.35     5.39      5.43     5.47      5.51     5.54
     68          5.23      5.28     5.33      5.37     5.42      5.46     5.50      5.55     5.59      5.63     5.67
     69          5.33      5.38     5.43      5.48     5.53      5.57     5.62      5.67     5.72      5.76     5.81
     70          5.43      5.48     5.53      5.59     5.64      5.69     5.74      5.80     5.85      5.90     5.95

-------------- -------- --------- -------- --------- -------- --------- -------- --------- -------- --------- --------

*Payments after the death of the Primary Payee will be one-half (1/2) of the amount shown.

NY3382NQ99

                      OPTION D TABLE - LIFE ANNUITY Monthly
                        payments for each $1,000 applied.


                      -------------- -------------------

                           Age
                      -------------- -------------------
                           55               4.43
                           56               4.52
                           57               4.62
                           58               4.72
                           59               4.83
                           60               4.94
                           61               5.07
                           62               5.20
                           63               5.34
                           64               5.49
                           65               5.65
                           66               5.82
                           67               6.00
                           68               6.20
                           69               6.41
                           70               6.64
                           71               6.89
                           72               7.15
                           73               7.43
                           74               7.74
                      -------------- -------------------

                                [GRAPHIC OMITTED]

                            A Stock Insurance Company
           Home Office Address: 90 William Street, New York, NY 10038
                             Administrative Office:
                  [P.O. Box 5423] Cincinnati, Ohio [45201-5423]

         Individual Flexible Premium Deferred Variable Annuity Contract
                         Nonparticipating - No Dividends
                                Non-Tax-Qualified

     NY3603E99
                                [GRAPHIC OMITTED]

                                LOAN ENDORSEMENT


The policy contract is changed as set out below to permit loans:

LOAN AMOUNT AND CONDITIONS. So long as you have not commenced distributions under a payment option (or any other systematic payment program), you may borrow an amount (the "new policy contract loan") if all of the following requirements are met:

1) the sum of the new policy contract loan plus the highest balance of each other policy contract loan, if any, at any time during the one-year period ending on the date of the new policy contract loan, cannot exceed $50,000; and

2) the sum of the new policy contract loan plus the current balance of each other policy contract loan, if any, cannot exceed the greater of (i)
     $10,000, or (ii) one-half of the net amount payable to you upon a full surrender of this policy contract; and

3) the net amount payable to you upon a full surrender of this policy contract, less the sum of the new policy contract loan and the current balance of each other policy contract loan, if any, cannot be less than the minimum amount required to avoid an involuntary surrender under the other provisions of this policy contract.

An application for a loan must be made on our form. We may delay granting the loan for up to six months after we receive your request for it. We may also limit the frequency at which loans may be made, the minimum amount of a loan, and the minimum amount of loan payments to be made to us.

TERM; REPAYMENT. The principal and interest of each loan must be repaid to us within five years of the date such loan is made. This five year limit will not apply to any loan used to acquire a dwelling unit that is to be used as a principal residence by you. Regular substantially equal periodic payments must be made at least quarterly over the term of a loan until fully paid.

LIEN -- DEEMED SURRENDER AND DISTRIBUTION. A policy contract loan is a first lien on this policy contract. Your interest in this policy contract will be the sole security for a loan. We may pay off the loan (by treating an amount equal to the balance of a loan as surrendered, and applying it to pay off the loan) if:

1)   this policy contract is fully surrendered; or

2) distributions begin under a payment option (or any other systematic payment program); or

3) you die and your spouse is not the sole person entitled to your interest in this policy contract.

If there is a default on repayment, then we may also pay off the loan (as described above), unless a distribution to you is prohibited by the other provisions of this policy contract.

INTEREST. The interest rate on a policy contract loan will not be more than 8% per year, unless otherwise provided under any other provision of this policy contract covering employee benefit plan loans . Any unpaid interest will be added to a loan; in effect, then, it will be compounded and will be part of the loan.

That portion of the policy contract securing the outstanding loan balance shall be credited with interest at an annual rate that is not more than 3 percentage points below the interest rate charged on such loan. The interest credited on such portion of the policy contract will not be less than that required under the applicable guaranteed minimum rate or value provisions of the policy contract.


This is part of your policy contract. It is not a separate contract. It changes the policy contract only as and to the extent stated. In all cases of conflict with the other terms of the policy contract, the provisions of this Endorsement shall control.

    Signed for us at our office as of the date of issue.

     [GRAPHIC OMITTED][GRAPHIC OMITTED]       [GRAPHIC OMITTED][GRAPHIC OMITTED]
 Senior Vice President & Assistant Treasurer        Executive Vice President

NY3604E99
                                [GRAPHIC OMITTED]
                          NONQUALIFIED LOAN ENDORSEMENT

This policy is changed as set out below to permit loans:

LOAN AMOUNT AND CONDITIONS. So long as you have not commenced distributions under a payment option (or any other systematic payment program), you may borrow an amount (the "new policy loan") if all of the following requirements are met:

1)   the policy has been in effect for at least one full year; and

2) the sum of the new policy loan plus the current balance of each other policy loan, if any, cannot exceed one-half of the net amount payable to you upon a full surrender of this policy; and

3) the net amount payable to you upon a full surrender of this policy, less the sum of the new policy loan and the current balance of each other policy loan, if any, cannot be less than the minimum amount required to avoid an involuntary surrender under the other provisions of this policy.

An application for a loan must be made on our form. We may delay granting the loan for up to six months after we receive your request for it. We may also limit the frequency at which loans may be made and the minimum amount of a loan.

TERM; REPAYMENT. The principal and interest of each loan must be repaid to us on or before the policy is fully surrendered or distributions commence under a payment option (or any other systematic payment program). Regular payments of interest must be made in advance at least annually over the term of a loan until fully paid.

LIEN - DEEMED SURRENDER AND DISTRIBUTION. A policy loan is a first lien on this policy. Your interest in this policy will be the sole security for a loan. We may pay off the loan (by treating an amount equal to the balance of a loan as surrendered, and applying it to pay off the loan) if:

1)   this policy is fully surrendered; or

2) distributions begin under a payment option (or any other systematic payment program); or 3) the annuitant or owner dies, or 4) the net amount payable to you upon a full surrender of this policy, less the sum of the current balance of each policy loan, is less then the minimum amount required to avoid an involuntary surrender under the other provisions of this policy.

INTEREST. The interest rate on a policy loan will not be more than 8% per year. Any unpaid interest will be added to a loan; in effect, then, it will be compounded and will be part of the loan.

That portion of the policy contract securing the outstanding loan balance shall be credited with interest at an annual rate that is not more than 3 percentage points below the interest rate charged on such loan. The interest credited on such portion of the policy contract will not be less than that required under the applicable guaranteed minimum rate or value provisions of the policy contract.

This is part of your policy. It is not a separate contract. It changes the policy only as and to the extent stated. In all cases of conflict with the other terms of the policy, the provisions of this Endorsement shall control.

Signed for us at out office as of the date of issue.


   [GRAPHIC OMITTED][GRAPHIC OMITTED]         [GRAPHIC OMITTED][GRAPHIC OMITTED]
Senior Vice President & Assistant Treasurer          Executive Vice President

NY3593E99
                                [GRAPHIC OMITTED]

                        TAX SHELTERED ANNUITY ENDORSEMENT

The annuity contract is changed as set out below to add provisions for a Tax Sheltered Annuity.

APPLICABLE TAX LAW RESTRICTIONS. This annuity contract is intended to receive contributions that qualify for deferred tax treatment under Internal Revenue Code ("IRC") Section 403(b). It is restricted as required by federal tax law. We may change the terms of this annuity contract or administer this annuity contract at any time as needed to comply with that law. Any such change may be applied retroactively.

NO ASSIGNMENT OR TRANSFER. You cannot assign, sell, or transfer your interest in this annuity contract. You cannot pledge it to secure a loan or the performance of an obligation, or for any other purpose. The only exceptions to these rules are:

1) you may use this annuity contract to secure a loan made under any loan provisions of this annuity contract;

2) an interest in this annuity contract may be transferred under a Qualified Domestic Relations Order as defined in IRC Section 414(p); and

3) you may designate another person to receive payments with you based on joint lives or joint life expectancies, but any such designation shall not give that other person any present rights under the annuity contract during your lifetime.

LIMITS ON CONTRIBUTIONS. We may refuse to accept any contribution to this annuity contract that does not qualify for deferred tax treatment under IRC
Section 403(b) and Section 415. Contributions made for you to this annuity contract and any other plan, contract, or arrangement under salary reduction agreement(s) with your employer(s) cannot exceed the limits of IRC Section 402(g).

DISTRIBUTION RESTRICTIONS ON SALARY REDUCTION CONTRIBUTIONS AND CUSTODIAL ACCOUNTS TRANSFERS. To comply with federal tax law, distribution restrictions apply to amounts under this annuity contract that represent:

1) contributions made after December 31, 1988 under any salary reduction agreement with an employer;

2) income earned after December 31, 1988 on salary reduction contributions whenever made; or

3) transfers from a custodial account described in IRC Section 403(b)(7) and all income attributable to the amount transferred.

Any such amount cannot be distributed from this annuity contract unless you have:

1)   reached age 59-1/2; or

2)   separated from service with your employer; or

3)   become disabled (as defined in IRC Section 72(m)(7)); or

4) in the case of salary reduction contributions (including salary reduction contributions to a custodial account), incurred a hardship as defined under the IRC. A withdrawal made by reason of a hardship cannot include any income earned after December 31, 1988 attributable to salary reduction contributions.

IRC Section 72(m)(7) states that: "An individual shall be considered to be disabled if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long-continued and indefinite duration. An individual shall not be considered to be disabled unless he furnishes proof of the existence thereof in such form and manner as the Secretary [of the Treasury] may require."

DIRECT ROLLOVERS. To the extent required under IRC Section 401(a)(31), you or your surviving spouse may elect to have any portion of an eligible rollover distribution (as defined in IRC Section 403(b)(8)) paid directly to an Individual Retirement Annuity or Individual Retirement Account (as defined in IRC Section 408) or, if allowed, to another Tax Sheltered Annuity (as defined in IRC Section 403(b)), specified by you or your surviving spouse and which accepts such distribution. Any direct rollover election must be made on our form, and must be received at our office before the date of payment.

REQUIRED MINIMUM DISTRIBUTIONS DURING LIFE. The Required Beginning Date for distributions under this annuity contract is April 1 following the later of the calendar year in which you reach age 70-1/2 or the calendar year in which you retire. No later than the Required Beginning Date:

1)   your interest in this annuity contract must be paid in full; or

2) distributions from this annuity contract must begin in the form of periodic payments made at least annually (i) for your life or as joint and survivor payments to you and one other individual, or (ii) over a period certain not to exceed your life expectancy or the joint and last survivor life expectancy of you and one other individual named to receive any remaining payments after your death, with payments which do not increase or increase only as provided in Q&A F-3 of Section 1.401(a)(9)-1 of the Proposed Income Tax Regulations.

All distributions made hereunder shall be made in accordance with the requirements of IRC Section 401(a)(9), including the incidental death benefit requirements of IRC Section 401(a)(9)(G), and the regulations thereunder, including the minimum distribution incidental benefit requirements of Section 1.401(a)(9)-2 of the Proposed Income Tax Regulations.

Life expectancies are computed using the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. The life expectancies of you and your spouse shall be recalculated annually unless periodic payments for a fixed period begin irrevocably (subject to acceleration) by the Required Beginning Date. The life expectancy of any other individual may not be recalculated. Any life expectancy which is not being recalculated shall be determined using the attained age of the individual in the calendar year in which you reach age 70-1/2 or in any earlier year in which payments begin irrevocably, and any payment calculations for subsequent years shall be based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year such life expectancy was first determined. Therefore, if a life expectancy is not recalculated, payments will be made over a fixed period which could end before that person's actual death.

REQUIRED MINIMUM DISTRIBUTIONS AFTER DEATH. If you die after the Required Beginning Date or after payments begin irrevocably (subject to acceleration), the remaining portion of your interest in this annuity contract must continue to be distributed at least as rapidly as under the method of distribution being used prior to your death.

If you die before the Required Beginning Date and before payments begin irrevocably, your entire interest in this annuity contract must be paid either:

1)   in full by December 31 of the fifth calendar year after your death; or

2) over the life or over a period certain not greater than the life expectancy of the individual designated under this annuity contract to receive payments after your death with payments beginning by December 31 of the first calendar year after your death.

However, if your surviving spouse is the individual designated to receive your entire interest in this annuity contract, then the starting date for payments under clause 2) above may be delayed to a date not later than December 31 of the calendar year in which you would have reached age 70-1/2. If your surviving spouse dies before payments begin under this provision, then this provision shall apply upon the death of your spouse as if your spouse were the owner of this annuity contract.

Life expectancy is computed using the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. For distributions beginning after your death, the life expectancy of your surviving spouse shall be recalculated annually unless periodic payments for a fixed period begin irrevocably (subject to acceleration) by the date payments are required to begin. The life expectancy of any other individual may not be recalculated. Any life expectancy which is not being recalculated shall be determined using the attained age of such individual in the calendar year in which payments are required to begin or in any earlier year in which payments begin irrevocably, and any payment calculations for subsequent years shall be based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first determined. Therefore, if a life expectancy is not recalculated, payments will be made over a fixed period which could end before that person's actual death.

This is part of your annuity contract. It is not a separate contract. It changes the annuity contract only as and to the extent stated. In all cases of conflict with the other terms of the annuity contract, the provisions of this Endorsement shall control.

         Signed for us at our office as of the date of issue.

    [GRAPHIC OMITTED][GRAPHIC OMITTED]        [GRAPHIC OMITTED][GRAPHIC OMITTED]
Senior Vice President & Assistant Treasurer         Executive Vice President

*********************3604E99

NY3643E99
                                [GRAPHIC OMITTED]

                                  EMPLOYER PLAN
                                   ENDORSEMENT

The annuity contract is changed as set out below to adapt it for use with an employee benefit plan:

PLAN. "Plan" means the employee benefit plan named on your application or any successor plan.

EMPLOYER. "Employer" means the employer sponsoring the Plan and named on your application, or any other employer which succeeds to its rights under the Plan.

PLAN ADMINISTRATOR. "Plan Administrator" means the person designated as such to us in writing by the Employer. If no person has been designated, "Plan Administrator" means the Employer.

PLAN INTERPRETATION. For purposes of this annuity contract, the Plan Administrator shall interpret the Plan and decide all questions about what is allowed or required by the Plan. We have no duty to review or interpret the Plan, or to review or approve any decision of the Plan Administrator. We are entitled to rely on the written directions of the Plan Administrator on such matters.

APPLICABLE RESTRICTIONS. This annuity contract may be restricted by federal and/or state laws related to employee benefit plans. We may change the terms of this annuity contract or administer this annuity contract at any time as needed to comply with such laws.

PLAN DISTRIBUTION PROVISIONS. Distributions allowed under this annuity contract may be made only at a time allowed by the Plan or required by this annuity contract. The form of any distribution shall be determined under the Plan from among those forms of distribution available under this annuity contract. No distribution may be made without the written direction of the Plan Administrator unless required by this annuity contract. Distributions may be made without your consent when required by the Plan.

FORFEITURE OF NON-VESTED AMOUNTS. Any amount under this annuity contract attributable to contributions by the Employer (excluding any contributions made under a salary reduction agreement with your employer) is subject to the vesting provisions of the Plan. If at any time the Plan provides for a forfeiture of an amount that is not vested, then such amount may be withdrawn and paid as directed by the Plan Administrator.

RETURN OF EXCESS CONTRIBUTIONS. Contributions made to this annuity contract for you are subject to any limits on contributions and nondiscrimination provisions of the Plan. If the Plan Administrator determines that excess or discriminatory contributions were made, then amounts attributable to such contributions may be withdrawn and paid as directed by the Plan Administrator.

ENTITLEMENT TO DEATH BENEFITS. The person or persons entitled to any amount remaining payable under this annuity contract after your death shall be determined under the Plan. No distribution of any such amount shall be made without the written direction of the Plan Administrator.

INVESTMENT ALLOCATIONS AND TRANSFERS. If this annuity contract provides that amounts held under it are allocated among separate investment funds or fixed accounts, then any such allocations and/or subsequent transfers shall be made only as required or allowed by the Plan, or as required by this annuity contract to secure a loan. No such allocation or transfer shall be made without the written direction of the Plan Administrator unless required by this annuity contract to secure a loan. Allocations or transfers may be made without your consent when required by the Plan or the annuity contract.

PLAN LOAN PROVISIONS. If loans are allowed under this annuity contract, no such loan may be made unless also allowed by the Plan. Any such loan will be subject to any additional limits and conditions which apply under the Plan. No loan may be made without the written direction of the Plan Administrator. The rate of interest to be paid by you on any such loan will be fixed by the Plan Administrator, but we may require that it be at least three percentage points higher than the minimum guaranteed rate of interest, if any, that applies to your interest in this annuity contract used as security for the loan.

QUALIFIED JOINT AND 50% SURVIVOR ANNUITY OPTION. In addition to the other payment options available under this annuity contract, payments may be made in the form of a Qualified Joint and 50% Survivor Annuity. Under this payment option, we will make equal payments to you for life at least once per year. If the person who is your spouse at the time payments commence survives you, then after your death we will make payments to such spouse at the same intervals equal to one-half of the amount of the prior payments, with such payments continuing to such spouse until his or her death. The first payment under this payment option will be made on the effective date of the payment option. The amount of the payments we will make under this payment option is based on the intervals for payments, which are subject to our approval. Amounts vary with the ages, as of the first payment date, of you and your spouse. We will require proof of the ages of you and your spouse. Monthly payments that we will make under this payment option for each $1,000 of proceeds applied will be furnished at your request. Once payments begin under this payment option, the value of future payments may not be withdrawn as a commutation of benefits.

This is a part of your annuity contract. It is not a separate contract. It changes the annuity contract only as and to the extent stated. In all cases of conflict with the other terms of the annuity contract, the provisions of this endorsement shall control.

         Signed for us at our office as of the date of issue.

     [GRAPHIC OMITTED][GRAPHIC OMITTED]       [GRAPHIC OMITTED][GRAPHIC OMITTED]
Senior Vice President & Assistant Treasurer        Executive Vice President

NY3583E99
                                [GRAPHIC OMITTED]

                          INDIVIDUAL RETIREMENT ANNUITY
                                   ENDORSEMENT

The annuity contract is changed as set out below to make it an Individual Retirement Annuity.


      APPLICABLE TAX LAW RESTRICTIONS. This annuity contract is intended to receive contributions that qualify for deferred tax treatment under Internal Revenue Code ("IRC") Section 408(b). It is restricted as required by federal tax law. We may change the terms of this annuity contract or administer this annuity contract at any time as needed to comply with that law. Any such change may be applied retroactively.

      EXCLUSIVE BENEFIT. This annuity contract is established for the exclusive benefit of you and your beneficiaries. Your interest in this annuity contract is nonforfeitable.

      NON-PARTICIPATING. This annuity contract does not pay dividends or share in our surplus.

      NO ASSIGNMENT OR TRANSFER. You cannot assign, sell, or transfer your interest in this annuity contract. You cannot pledge it to secure a loan or the performance of an obligation, or for any other purpose. The only exceptions to these rules are:

      1) an interest in this annuity contract may be transferred to a spouse or former spouse under a divorce or separation instrument described in IRC Section 71(b)(2)(A); and

      2) you may designate another person to receive payments with you based on joint lives or joint life expectancies, but any such designation shall not give that other person any present rights under the annuity contract during your lifetime.

      CONTRIBUTIONS. This annuity contract does not require fixed premiums, purchase payments, or other contributions, but we may decline to accept any contribution of less than $50. This annuity contract will not lapse if you do not make contributions. This annuity contract will remain subject to cancellation under any involuntary surrender or termination provision of this annuity contract; provided, however, that in no event shall any such cancellation occur unless, at a minimum, contributions have not been made for at least two full years and the value of this annuity contract (increased by any guaranteed interest) would provide a benefit at age 70-1/2 of less than $20 a month under the regular settlement option.

      All contributions to us must be made in cash BY CHECK OR MONEY ORDER MADE PAYABLE TO US. Total contributions made to this policy with respect to any one tax year may not exceed $2,000, excluding any payment which is:

      1) allowed as a rollover under IRC Section 402(c), 403(a)(4), 403(b)(8), or 408(d)(3); or

      2)   made through a Simplified  Employee  Pension  (SEP) program under IRC
           Section 408(k).

      This annuity contract will not accept contributions made by an employer through a SIMPLE plan under IRC Section 408(p). This annuity contract will not accept a transfer or rollover of any funds attributable to contributions made by an employer through a SIMPLE plan until at least 2-years after the date you first participated in that employer's SIMPLE plan.

      ANNUAL REPORT. Following the end of each calendar year, we will send you a report concerning the status of your annuity contract. This report will include (i) the amount of all regular contributions received during or after the calendar year which relate to such calendar year, (ii) the amount of all rollover contributions received during such calendar year,
      (iii) the contract value(s) determined as of the end of such calendar year, and (iv) such other information as may be required under federal tax law.

      REQUIRED MINIMUM DISTRIBUTIONS DURING LIFE. The Required Beginning Date for distributions under this annuity contract is April 1 following the calendar year in which you reach age 70-1/2. No later than the Required Beginning Date:

      1)   your entire  interest in this annuity  contract must be paid in full;
           or

      2) distributions from this annuity contract must begin in the form of periodic payments made at least annually (i) for your life or as joint and survivor payments to you and one other individual, or (ii) over a period certain not to exceed your life expectancy or the joint and last survivor expectancy of you and one other individual designated to receive any remaining payments after your death, with payments which do not increase or increase only as provided in Q&A F-3 of Section 1.401(a)(9)-1 of the Proposed Income Tax Regulations.

      All distributions made hereunder shall be made in accordance with the requirements of IRC Section 401(a)(9), including the incidental death benefit requirements of IRC Section 401(a)(9)(G), and the regulations thereunder, including the minimum distribution incidental benefit requirements of Section 1.401(a)(9)-2 of the Proposed Income Tax Regulations.

      Life expectancies are computed using the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. The life expectancies of you and your spouse shall be recalculated annually unless periodic payments for a fixed period begin irrevocably (subject to acceleration) by the Required Beginning Date. The life expectancy of any other individual may not be recalculated. Any life expectancy which is not being recalculated shall be determined using the attained age of the individual in the calendar year in which you reach age 70-1/2 or in any earlier year in which payments begin irrevocably, and any payment calculations for subsequent years shall be based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year such life expectancy was first determined. Therefore, if a life expectancy is not recalculated, payments will be made over a fixed period which could end before that person's actual death.

      REQUIRED MINIMUM DISTRIBUTIONS AFTER DEATH. If you die after the Required Beginning Date or after payments begin irrevocably (subject to acceleration), the remaining portion of your interest in this annuity contract must continue to be distributed at least as rapidly as under the method of distribution being used prior to your death.

      If you die before the Required Beginning Date and before payments begin irrevocably, your entire interest in this annuity contract must be paid either:

      1)   in full by December 31 of the fifth  calendar  year after your death;
           or

      2) over the life or over a period certain not greater than the life expectancy of the individual designated under this annuity contract to receive payments after your death with payments beginning by December 31 of the first calendar year after your death.

      However, if your surviving spouse is the individual designated to receive your entire interest in this annuity contract, the starting date for payments under clause (2) above may be delayed to a date not later than December 31 of the calendar year in which you would have reached age 70-1/2. Alternatively, this annuity contract will be treated as the IRA of such spouse if he or she becomes Successor Owner of this contract, makes a rollover from this contract, or fails to receive distributions from this contract otherwise required by this provision. No contributions or rollover to this annuity contract may be made after your death unless your spouse becomes Successor Owner In any case, if a surviving spouse dies before payments begin under this provision, then this provision shall apply upon the death of your spouse as if your spouse was the owner of this annuity contract.

      Life expectancy is computed using the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. For distributions beginning after your death, the life expectancy of your surviving spouse shall be recalculated annually unless periodic payments for a fixed period begin irrevocably (subject to acceleration) by the date payments are required to begin. The life expectancy of any other individual may not be recalculated. Any life expectancy which is not being recalculated shall be determined using the attained age of such individual in the calendar year in which payments are required to begin or in any earlier year in which payments begin irrevocably, and any payment calculations for subsequent years shall be based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first determined. Therefore, if a life expectancy is not recalculated, payments will be made over a fixed period which could end before that person's actual death.


This is part of your annuity contract. It is not a separate contract. It changes the annuity contract only as and to the extent stated. In all cases of conflict with the other terms of the annuity contract, the provisions of this Endorsement shall control.

         Signed for us at our office as of the date of issue.


    [GRAPHIC OMITTED][GRAPHIC OMITTED]        [GRAPHIC OMITTED][GRAPHIC OMITTED]
Senior Vice President & Assistant Treasurer          Executive Vice President

NY3653E99
                                [GRAPHIC OMITTED]

                   SAVINGS INCENTIVE MATCH PLAN FOR EMPLOYEES
                          INDIVIDUAL RETIREMENT ANNUITY
                                   ENDORSEMENT


The annuity contract is changed as set out below to make it a SIMPLE Individual Retirement Annuity.

APPLICABLE TAX LAW RESTRICTIONS. This annuity contract is intended to receive contributions under a Savings Incentive Match Plan for Employees of Small Employers ("SIMPLE IRA plan") that qualifies under Internal Revenue Code ("IRC")
Section 408(p). It is restricted as required by federal tax law. We may change the terms of this annuity contract or administer this annuity contract at any time as needed to comply with that law. Any such change may be applied retroactively.

EXCLUSIVE BENEFIT. This annuity contract is established for the exclusive benefit of you and your beneficiaries. Your interest in this annuity contract is nonforfeitable.

NON-PARTICIPATING. This annuity contract does not pay dividends or share in our surplus.

NO ASSIGNMENT OR TRANSFER. You cannot assign, sell, or transfer your interest in this annuity contract. You cannot pledge it to secure a loan or the performance of an obligation, or for any other purpose. The only exceptions to these rules are:

             1) an interest in this annuity contract may be transferred to a spouse or former spouse under a divorce or separation instrument described in IRC Section 71(b)(2)(A); and

             2) you may designate another person to receive payments with you based on joint lives or joint life expectancies, but any such designation shall not give that other person any present rights under the annuity contract during your lifetime.

CONTRIBUTIONS. This annuity contract does not require fixed premiums, purchase payments, or other contributions, but we may decline to accept any contribution of less than $50. This annuity contract will not lapse if you do not make contributions. This annuity contract will remain subject to cancellation under any involuntary surrender or termination provision of this annuity contract; provided, however, that in no event shall any such cancellation occur unless, at a minimum, contributions have not been made for at least two full years and the value of this annuity contract (increased by any guaranteed interest) would provide a benefit at age 70-1/2 of less than $20 a month under the regular settlement option.

All contributions to us must be made in cash BY CHECK OR MONEY ORDER MADE PAYABLE TO US.

This annuity contract will only accept contributions made by an employer under a SIMPLE IRA plan that meets the requirements of IRC Section 408(p), and rollover contributions or transfers from another SIMPLE IRA owned by you. No other contributions to this annuity contract will be accepted.

ANNUAL REPORT. Following the end of each calendar year, we will send you a report concerning the status of your annuity contract. This report will include
(i) the amount of all regular contributions received during or after the calendar year which relate to such calendar year, (ii) the amount of all rollover contributions received during such calendar year, (iii) the contract value(s) determined as of the end of such calendar year, and (iv) such other information as may be required under federal tax law.

If contributions to this annuity contract are paid directly by your employer under a SIMPLE IRA plan, we will provide your employer with the summary description required by IRC Section 408(l)(2)(B).

DESIGNATED FINANCIAL INSTITUTION. If we are the designated financial institution for your employer's SIMPLE IRA plan, as defined in IRC Section 408(p)(7), then you may direct that contributions paid on your behalf be transferred to another qualified SIMPLE IRA without cost or penalty, provided that you elect such a transfer either before the beginning of the calendar year to which such contribution relates or within the 60-day election period which includes the date you first become eligible to participate in the SIMPLE IRA plan.

LIMITS ON ROLLOVERS AND TRANSFERS; ADDITIONAL TAXES. During the first two years that you participate in the SIMPLE IRA plan of your employer, any rollover or transfer otherwise permitted under this annuity contract must be made to another SIMPLE IRA owned by you. If you are under age 59-1/2, any distribution to you during this two-year period may be subject to a twenty-five percent additional penalty tax if you do not roll over the amount distributed into a SIMPLE IRA. After the end of this two-year period, a rollover or transfer otherwise permitted under this annuity contract may be made to any IRA owned by you that is qualified under IRC Section 408(a), (b), or (p).

REQUIRED MINIMUM DISTRIBUTIONS DURING LIFE. The Required Beginning Date for distributions under this annuity contract is April 1 following the calendar year in which you reach age 70-1/2. No later than the Required Beginning Date:

         1)  your entire interest in this annuity contract must be paid in full;
             or

         2) distributions from this annuity contract must begin in the form of periodic payments made at least annually (i) for your life or as joint and survivor payments to you and one other individual, or
             (ii) over a period certain not to exceed your life expectancy or the joint and last survivor expectancy of you and one other individual designated to receive any remaining payments after your death, with payments which do not increase or increase only as provided in Q&A F-3 of Section 1.401(a)(9)-1 of the Proposed Income Tax Regulations.

All distributions made hereunder shall be made in accordance with the requirements of IRC Section 401(a)(9), including the incidental death benefit requirements of IRC Section 401(a)(9)(G), and the regulations thereunder, including the minimum distribution incidental benefit requirements of Section 1.401(a)(9)-2 of the Proposed Income Tax Regulations.

Life expectancies are computed using the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. The life expectancies of you and your spouse shall be recalculated annually unless periodic payments for a fixed period begin irrevocably (subject to acceleration) by the Required Beginning Date. The life expectancy of any other individual may not be recalculated. Any life expectancy which is not being recalculated shall be determined using the attained age of the individual in the calendar year in which you reach age 70-1/2 or in any earlier year in which payments begin irrevocably, and any payment calculations for subsequent years shall be based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year such life expectancy was first determined. Therefore, if a life expectancy is not recalculated, payments will be made over a fixed period which could end before that person's actual death.

REQUIRED MINIMUM DISTRIBUTIONS AFTER DEATH. If you die after the Required Beginning Date or after payments begin irrevocably (subject to acceleration), the remaining portion of your interest in this annuity contract must continue to be distributed at least as rapidly as under the method of distribution being used prior to your death.

If you die before the Required Beginning Date and before payments begin irrevocably, your entire interest in this annuity contract must be paid either:

         1)  in full by December 31 of the fifth calendar year after your death;
             or

         2) over the life or over a period certain not greater than the life expectancy of the individual designated under this annuity contract to receive payments after your death with payments beginning by December 31 of the first calendar year after your death.

However, if your surviving spouse is the individual designated to receive your entire interest in this annuity contract, the starting date for payments under clause (2) above may be delayed to a date not later than December 31 of the calendar year in which you would have reached age 70-1/2. Alternatively, this annuity contract will be treated as the IRA of such spouse if he or she becomes Successor Owner of this contract, makes a rollover from this contract, or fails to receive distributions from this contract otherwise required by this provision. No contributions or rollover to this annuity contract may be made after your death unless your spouse becomes Successor Owner In any case, if a surviving spouse dies before payments begin under this provision, then this provision shall apply upon the death of your spouse as if your spouse was the owner of this annuity contract.

Life expectancy is computed using the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. For distributions beginning after your death, the life expectancy of your surviving spouse shall be recalculated annually unless periodic payments for a fixed period begin irrevocably (subject to acceleration) by the date payments are required to begin. The life expectancy of any other individual may not be recalculated. Any life expectancy which is not being recalculated shall be determined using the attained age of such individual in the calendar year in which payments are required to begin or in any earlier year in which payments begin irrevocably, and any payment calculations for subsequent years shall be based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first determined. Therefore, if a life expectancy is not recalculated, payments will be made over a fixed period which could end before that person's actual death.

This is part of your annuity contract. It is not a separate contract. It changes the annuity contract only as and to the extent stated. In all cases of conflict with the other terms of the annuity contract, the provisions of this Endorsement shall control.


         Signed for us at our office as of the date of issue.


    [GRAPHIC OMITTED][GRAPHIC OMITTED]        [GRAPHIC OMITTED][GRAPHIC OMITTED]
Senior Vice President & Assistant Treasurer        Executive Vice President

NY3332G99
                                [GRAPHIC OMITTED]

                            A Stock Insurance Company
           Home Office Address: 90 William Street, New York, NY 10038
                             Administrative Office:
                  [P.O. Box 5423] Cincinnati, Ohio [45201-5423]


            Group Flexible Premium Deferred Variable Annuity Contract


In consideration of the application, the enrollment forms of participants hereunder ("Participants"), and the payment of Purchase Payments for the benefit of Participants, we have issued this Group Flexible Premium Deferred Variable Annuity Contract ("Contract") to the Contract Owner identified on the Contract Specifications page, effective as of the Contract Effective Date and subject to all of the terms and conditions set out on the following pages. As you read through this Contract, please note that the words "we", "us", "our", and "Company" refer to Great American Life Insurance Company of New York. The words "you" and "your" refer to the Contract Owner.




[GRAPHIC OMITTED][GRAPHIC OMITTED]            [GRAPHIC OMITTED][GRAPHIC OMITTED]
Senior Vice President & Assistant Treasurer         Executive Vice President




                         Nonparticipating - No Dividends

ANNUITY BENEFITS AND OTHER VALUES DESCRIBED IN THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNTS. NO MINIMUM CONTRACT VALUE IS GUARANTEED, EXCEPT FOR AMOUNTS IN THE FIXED ACCOUNT.

After a Variable Dollar Benefit is elected under a Certificate, the annual rate of return earned on the assets of the Sub-Accounts must be equal to or exceed 3% for the Variable Dollar Benefit payments not to decrease.

                             CONTRACT SPECIFICATIONS

CONTRACT OWNER:

CONTRACT NUMBER:

CONTRACT EFFECTIVE DATE:


SEPARATE ACCOUNT: GALIC of New York Separate Account I

Following is a list of the Funds in which the currently available Sub-Accounts invest:

[Janus Aspen Series Aggressive Growth Portfolio]
[Janus Aspen Series Worldwide Growth Portfolio]
[Janus Aspen Series Balanced Portfolio]
[Janus Aspen Series Growth Portfolio]
[Janus Aspen Series International Growth Portfolio]

[Dreyfus Variable Investment Fund-Capital Appreciation Portfolio]
[Dreyfus Variable Investment Fund-Money Market Portfolio]
[Dreyfus Variable Investment  Fund-Growth and Income Portfolio]
[Dreyfus Variable Investment  Fund-Small Cap Portfolio]
[The Dreyfus Socially Responsible Growth Fund, Inc.]
[Dreyfus Stock Index Fund]

[Strong Opportunity Fund II]
[Strong Mid Cap Growth Fund II]

[The Timothy Plan Variable Series]

[INVESCO VIF-Equity Income Fund]
INVESCO VIF-Total Return Fund]
[INVESCO VIF-High Yield Fund]

[Morgan Stanley Dean Witter Universal Funds, Inc.- U.S. Real Estate Portfolio] [Morgan Stanley Dean Witter Universal Funds, Inc.- Value Portfolio]
[Morgan Stanley Dean Witter Universal Funds, Inc.- Emerging Markets Equity Portfolio]
[Morgan Stanley Dean Witter Universal Funds, Inc.- Fixed Income Portfolio] [Morgan Stanley Universal Funds, Inc.- Mid Cap Value Portfolio]

[PBHG Insurance Series Fund, Inc.-PBHG Growth II Portfolio]
[PBHG Insurance Series Fund, Inc.-PBHG Large-Cap Growth Portfolio]
[PBHG Insurance Series Fund, Inc.-PBHG Technology & Communications Portfolio]

FIXED ACCOUNT:

Following is a list of the currently available Fixed Account options, with guarantee periods as may be applicable:

Fixed Accumulation Account Option
Fixed Account Option One-Year Guarantee Period
Fixed Account Option Three-Year Guarantee Period
Fixed Account Option Five-Year Guarantee Period
Fixed Account Option Seven-Year Guarantee Period

Minimum guaranteed interest rate credited to the Fixed Account: Three percent (3%) effective annual rate.

MINIMUM PURCHASE PAYMENT:  $50

MAXIMUM PURCHASE PAYMENT:  $500,000, without home office approval.

TRANSFER FEE: $25 per transfer in excess of twelve (12) in any Certificate Year.
------------

CONTINGENT DEFERRED SALES CHARGE: An amount deducted on each partial or full surrender of a Purchase Payment, as follows:

  Number of full years elapsed between       Contingent Deferred Sales Charge as
the date of receipt of a Purchase Payment       a percentage of the associated
      and date Written Request for                     Purchase Payment
          surrender is received                            surrendered
----------------------------------------      ----------------------------------
                  0                                             7%
                  1                                             6%
                  2                                             5%
                  3                                             4%
                  4                                             3%
                  5                                             2%
                  6                                             1%
                  7+                                            0%


CERTIFICATE MAINTENANCE FEE:  $30 Annually

MORTALITY AND EXPENSE RISK CHARGE: A charge equal to an effective annual rate of 1.25% of the daily Net Asset Value of the Sub-Accounts.

ADMINISTRATION CHARGE: A charge equal to an effective annual rate of 0.15% of the daily Net Asset Value of the --------------------- Sub-Accounts.

TERMINATION: We reserve the right to terminate any Participant's participation interest at any time prior to his or her Annuity Commencement Date if 1) no Purchase Payments have been paid for the Participant for three (3) consecutive years and 2) the Account Value of the Certificate is less than $2,000. We will then pay the Participant the Account Value of his or her participation interest as of the end of the Valuation Period in which the Contract is terminated.

We reserve the right to terminate this Contract, if

INQUIRIES:            For information, or to make a complaint, call or write:

                      Variable Annuity Service Center
                      Great American Life Insurance Company of New York Post Office Box 5423
                      Cincinnati, Ohio 45201-5423
                      1-800-789-6771

TABLE OF CONTENTS                                                         PAGE

Definitions................................................................7
General Provisions........................................................10
     Entire Contract......................................................10
     Participant Certificate..............................................10
     Changes -- Waivers...................................................10
     Nonparticipating.....................................................10
     Misstatement.........................................................10
     Required Reports.....................................................10
     Exclusive Benefit....................................................11
     State Law............................................................11
     Claims of Creditors..................................................11
     Company Liability....................................................11
     Voting Rights........................................................11
     Incontestability.....................................................11
     Discharge of Liability...............................................11
     Termination..........................................................11
Purchase Payments.........................................................12
     Purchase Payments....................................................12
     Allocation of Purchase Payment(s)....................................12
     No Termination.......................................................12
Fixed Account.............................................................12
     Fixed Account........................................................12
         Fixed Account Options............................................12
         Interest Credited................................................12
         Renewal..........................................................13
     Fixed Account Value..................................................13
Separate Account..........................................................13
     General Description..................................................13
     Sub-Accounts of the Separate Account.................................14
     Valuation of Assets..................................................14
     Variable Account Value...............................................14
     Accumulation Unit Value..............................................14
Transfers.................................................................15
Fees and Charges..........................................................15
     Mortality and Expense Risk Charge....................................15
     Administration Charge................................................16
     Certificate Maintenance Fee..........................................16
Surrenders................................................................16
     Surrenders...........................................................16
     Surrender Value......................................................16
     Contingent Deferred Sales Charge.....................................16
     Deferral of Payment..................................................17
Ownership Provisions......................................................17
     Ownership of Separate Account........................................17
     Ownership of Contract and Participant Account........................17
     Transfer and Assignment..............................................17
     Successor Owner......................................................17
     Community Property...................................................18
Beneficiary Provisions....................................................18
     Beneficiary..........................................................18
     Change of Beneficiary................................................18
Benefit on Annuity Commencement Date......................................18
     Annuity Commencement Date............................................18
     Annuity Benefit Payments.............................................18
     Form of Annuity Benefit..............................................19
Benefit on Death of Participant...........................................19
     Death Benefit........................................................19
     Death Benefit Amount.................................................20
     Transfers After Death................................................20
     Form of Death Benefit................................................21
Settlement Options........................................................21
     Conditions...........................................................21
     Benefit Payments.....................................................21
     Fixed Dollar Benefit.................................................22
     Betterment Of Rates..................................................22
     Variable Dollar Benefit..............................................22
     Limitation on Election of Settlement Option..........................23
     Settlement Option Computations.......................................23
     Available Settlement Options.........................................23
     Settlement Option Tables.............................................24

                                   DEFINITIONS


Account(s):  The Sub-Account(s) and/or the Fixed Account options.

Account Value: The aggregate value of a Participant's interest in the Sub-Account(s) and the Fixed Account options as of the end of any Valuation Period. The value of a Participant's interest in all Sub-Accounts is his or her "Variable Account Value," and the value of a Participant's interest in all Fixed Account options is his or her "Fixed Account Value."

Accumulated Earnings: A Participant's Account Value in excess of Purchase Payments received by us and which have not been returned to the Participant.

Accumulation Period: The period prior to the applicable Commencement Date under a Certificate.

Accumulation Unit: A unit of measurement used to calculate the value(s) of the Sub-Account(s) prior to the applicable Commencement Date.

Administrative Office: The home office of the Company or any other place of business which we may designate for administration.

Age:  Age as of most recent birthday.

Annuitant: For each participation interest under this Contract, the Annuitant is the Participant, and is the person on whose life Annuity Benefit payments are based.

Annuity Benefit: Periodic payments made under a settlement option, which commence on or after the Annuity Commencement Date.

Annuity Commencement Date: For each Participant, the first day of the first Payment Interval for which an Annuity Benefit payment is to be made under a settlement option.

Beneficiary:  A person entitled to the Death Benefit under a Certificate.

Benefit Payment: The Annuity Benefit or Death Benefit payable under a settlement option. Variable Dollar Benefit payments may vary in amount. Fixed Dollar
Benefit payments remain constant except under certain joint and survivor settlement options.

Benefit Payment Period: The pe riod starting with the Commencement Date during which Benefit Payments are to be made under a Certificate.

Benefit Unit: A unit of measure used to determine the dollar value of any Variable Dollar Benefit payments after the first Benefit Payment is made by us.

Certificate Anniversary: An annual anniversary of a Participant's Certificate Effective Date.

Certificate Effective Date: The date shown on a Participant's Certificate Specifications page.

Certificate Year: For a Participant's Certificate, any period of twelve (12) months commencing on the Certificate Effective Date and on each Certificate Anniversary thereafter.

Code: The Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

Commencement Date: The Annuity Commencement Date if an Annuity Benefit is payable under a Certificate, or the Death Benefit Commencement Date if a Death Benefit is payable under a Certificate.

Death Benefit: The benefit described in the Benefit on Death of Participant section of this Contract.

Death Benefit Commencement Date: For each Participant, the first day of the first Payment Interval for which a Death Benefit payment is to be made under a settlement option, or the date a Death Benefit is to be paid in a lump sum.

Death Benefit Valuation Date: The date that Due Proof of Death has been received by us and the earlier to occur of:

1) our receipt of a Written Request with instructions as to the form of Death Benefit; or

2)       the Death Benefit Commencement Date.

Due Proof of Death:  Any of the following:

1)       a certified copy of a death certificate;

2) a certified copy of a decree of a court of competent jurisdiction as to the finding of death; or

3)       any other proof of death satisfactory to us.

Fund: A management investment company or portfolio thereof, registered under the Investment Company Act of 1940, in which a Sub-Account of the Separate Account invests.

Net Asset Value: The amount computed by an investment company, no less frequently than each Valuation Period, as the price at which its shares or units, as the case may be, are redeemed in accordance with the rules of the Securities and Exchange Commission.

Owner:  The person identified as such on the Contract Specifications page.

Participant: A person who participates in the benefits of this Contract pursuant to the enrollment form for such person, as evidenced by a Certificate.

Payment Interval: A monthly, quarterly, annual or other regular interval during a Benefit Payment Period.

Person Controlling Payments: The "Person Controlling Payments" means the following, as the case may be:

1)       with respect to Annuity Benefit payments, the Participant; and

2)       with respect to Death Benefit payments,

a)       the Beneficiary; or

b)       if the Beneficiary is deceased, the payee.

Purchase Payment: A contribution amount paid to us in consideration for a Participant's participation under this Contract, after the deduction of any and all of the following which may apply:

1)       any fee charged by the person remitting payments for you;

2)       premium taxes; and/or

3)       other taxes.

Separate Account: An account, which may be an investment company, which is established and maintained by the Company pursuant to the laws of the State of New York.

Sub-Account: The Separate Account is divided into Sub-Accounts, each of which invests in the shares of a designated Fund.

Valuation Period: The period commencing at the close of regular trading on the New York Stock Exchange on any Valuation Date, and ending at the close of trading on the next succeeding Valuation Date. "Valuation Date" means each day on which the New York Stock Exchange is open for business.

Written Request: Information provided, or a request made, that is complete and satisfactory to us that is sent to us on our form or in a manner satisfactory to us and that is received by us at our Administrative Office. A Written Request is subject to any payment made or any action we take before we receive it. The Company will deem a Written Request a standing order which may be modified or revoked only by a subsequent Written Request, when permitted by the terms of this Contract. A Participant may be required to return his or her Certificate to us in connection with a Written Request.

                               GENERAL PROVISIONS


Entire Contract
We have issued this Contract to the Contract Owner identified on the Contract Specifications page. This Contract is a group flexible premium deferred variable annuity contract. This Contract is restricted by endorsement as required to obtain favorable tax treatment under the Code, and is not valid without the requisite endorsement(s) being attached. This Contract, its endorsements, the application, if any, and the enrollment forms of all Participants under it, form the entire Contract between you and us. Certificates are not contracts and are not a part of this Contract.

Participant Certificate
A Certificate is evidence of a Participant's participation interest under this Contract.

Changes -- Waivers
No changes or waivers of the terms of this Contract are valid unless made in writing by our President, Vice President, or Secretary. No agent or other person not named above has authority to change or waive any provision of this Contract. We reserve the right both to administer and to change the provisions of this Contract to conform to any applicable laws, regulations or rulings issued by a governmental agency.

In any event, the Company reserves the right to add or delete Fixed Account options and Sub-Accounts, to substitute shares of a different Fund or different class or series of a Fund for shares held in a Sub-Account, to merge or combine Sub-Accounts, to merge or combine the Separate Account with any other separate account of the Company, to transfer the assets of the Separate Account to another life insurance company by means of a merger or reinsurance, to convert the Separate Account into a managed separate account, and to de-register the Separate Account under the Investment Company Act of 1940. Any such change will be made in accordance with applicable insurance and securities laws and after obtaining any necessary approvals, including those of the New York State Insurance Department and the Securities and Exchange Commission, Any such change will not reduce benefits due under this Contract.

Nonparticipating
This Contract does not pay dividends or share in the Company's divisible surplus.

Misstatement
If the age o a person on whose life Benefit Payments are based is misstated, the payments or other benefits under this Contract shall be adjusted to the amount which would have been payable based on the correct age. If we made any underpayments based on any misstatement, the amount of any underpayment with interest at the rate of six percent (6%) per year shall be immediately paid in one sum. In addition to any other remedies that may be available at law or at equity, we may deduct any overpayments made, with interest at the rate of six percent (6%) per year, from any succeeding payments due.

Required Reports

At least  once  each  Certificate  Year,  we will  send  one or more  statements reporting the investments held in the Separate Account, the number of Accumulation Units under the Participant's Certificate and the Participant's Account Value as of the most recent calendar quarter and any other information required by law, until the first to occur of the following:

1) the date the Participant's participation interest under this Contract is fully surrendered;

2)       the Participant's Annuity Commencement Date; or

3)       the Participant's Death Benefit Commencement Date.

The report will be mailed to the last known address of the Participant. The reported values will be based on the information in our possession at the time the report is prepared by us. We may adjust the reported values at a later date if that information proves to be incorrect or has changed.

Exclusive Benefit
This  Contract  is  for  the  exclusive   benefit  of  Participants   and  their
Beneficiaries. Their interests under this Contract are nonforfeitable by us.

State Law
All factors, values, benefits and reserves under this Contract will not be less than those required by the law of the state in which this Contract is delivered.

Claims of Creditors
To the extent allowed by law, this Contract and all values and benefits under it are not subject to the claims of creditors or to legal process.

Company Liability
We will not incur any liability or be responsible for any failure, in whole or in part, by you or by any person having rights or benefits arising out of or related to this Contract, to comply with any applicable laws, regulations or rulings issued by a governmental agency.

Voting Rights
To the extent required by law, we will vote all shares of the Funds held in the Separate Account, at regular and special shareholder meetings of the Funds, in accordance with instructions received from the Participant, or, if applicable, from the Person Controlling Payments. If there is a change in the law which permits us to vote the shares of the Funds without such instructions, then we reserve the right to do so.

Incontestability
This Contract, and the participation interests of Participants under it, shall not be contestable by us.

Discharge of Liability
Upon payment of any partial or full surrender, or any Benefit Payment, we shall be discharged from all liability to the extent of each such payment.

Termination
Either we or you may terminate this Contract by giving sixty (60) days advance notice in writing. Refer to the Contract Specifications page for information regarding the benefits and charges, if any, in the event of termination of this Contract. If this Contract is terminated, a Participant may continue his or her participation under it on a deferred paid-up basis, subject to all of the terms and conditions of this Contract, unless he or she surrenders his or her participation as a whole. Termination of this Contract will not affect Benefit Payments being made by us.

                                PURCHASE PAYMENTS


Purchase Payments
One or more Purchase Payments may be paid to us for a Participant at any time before the Participant's Annuity Commencement Date, so long as:

1)       the Participant is still living; and

2)       the   Participant's   participation   interest   has  not  been   fully
         surrendered.

The initial Purchase Payment for a Participant must be paid to us on or before the Participant's Certificate Effective Date. Each Purchase Payment must be paid to us at our Administrative Office, and is subject to any minimums or maximums shown on the Contract Specifications page . Upon request, we will provide you with a receipt as proof of payment.

Allocation of Purchase Payment(s)
We will allocate Purchase Payments to the Fixed Account options and/or to the Sub-Accounts according to the instructions we receive in the Participant's enrollment form or subsequent Written Request. Allocations must be made in whole percentages. The minimum Purchase Payment amount that can be allocated to a Fixed Account option other than the Fixed Accumulation Account is $2,000.

You shall be responsible to collect Purchase Payment(s) by payroll deduction or otherwise and to remit Purchase Payment(s) to us in the proper amount, together with all information necessary to apply such amounts properly under the terms of this Contract and with respect to the participation interests of Participants hereunder.

No Termination
Except as stated elsewhere in this Contract, neither this Contract nor the participation of a Participant under it will be terminated by us due to failure to make additional Purchase Payments.


                                  FIXED ACCOUNT


Fixed Account
The Fixed Account is part of the Company's general account. The values of the Fixed Account are not dependent upon the investment performance of the Sub-Accounts.

Fixed Account Options. The Fixed Account options available as of the Contract Effective Date are listed on the Contract Specifications page. Different Fixed Account options may be offered by us at any time.

Interest Credited. The guaranteed rate of interest for the Fixed Account options is three percent (3%) per year, compounded annually. We may, at any time, pay a current interest rate as declared by our Board of Directors for any of the Fixed Account options that is higher than the guaranteed rate.

The interest rate initially credited to each Purchase Payment allocated to the Fixed Accumulation Account Option will not be changed any sooner than twelve
(12) months following the date on which that Purchase Payment was received; thereafter, the interest rate credited will not be changed more frequently than once per calendar quarter. In the case of transfers from other Fixed Account options or the Sub-Accounts to the Fixed Accumulation Account Option, the interest rate will not be changed more frequently than once per calendar quarter.

The interest rate credited to amounts allocated to the Fixed Account options other than the Fixed Accumulation Account Option will not be changed during the duration of the applicable guarantee period.

Renewal. The following provisions apply to all Fixed Account options except the Fixed Accumulation Account Option.

At the end of a guarantee period, and for the thirty (30) days immediately preceding the end of such guarantee period, a Participant may elect a new option to replace the Fixed Account option that is then expiring. The entire amount maturing may be re-allocated to any of the then-current options under the Contract (including the various Sub-Accounts within the Separate Account), except that a Fixed Account option with a guarantee period that would extend past the Participant's Annuity Commencement Date may not be selected. In particular, in the case of renewals occurring within one (1) year of such Commencement Date, the only Fixed Account option available to the Participant is the Fixed Accumulation Account Option.

If a new Fixed Account option is not specified in accordance with the preceding paragraph, the Participant will be deemed to have selected the same Fixed Account option as is expiring, so long as the guarantee period of such option does not extend beyond the Participant's Annuity Commencement Date. In the event that such a period would extend beyond that date, the Participant will be deemed to have selected the Fixed Account option with the longest available guarantee period that expires prior to that date, or, failing that, the Fixed Accumulation Account Option.

Any renewal of a Fixed Account option under this Renewal provision will be effective on the day after the expiration of the guarantee period that is then expiring.

Fixed Account Value
A Participant's Fixed Account Value at any time is equal to:

1) Purchase Payment(s) received by us for him or her which are allocated to the Fixed Account; plus

2)       amounts transferred to the Fixed Account for him or her; plus

3)       interest credited to the  Participant's  interest in the Fixed Account;
         less

4) any charges, surrenders, deductions, amounts transferred from the Fixed Account or other adjustments made as described elsewhere in this Contract, which relate to his or her participation.


                                SEPARATE ACCOUNT


General Description
The variable benefits under this Contract are provided through the Separate Account. The Separate Account is registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940.

The income, if any, and any gains or losses, realized or unrealized, on the Separate Account will be credited to or charged against the amounts allocated to such account without regard to other income, gains, or losses of the Company. The amounts allocated to the Separate Account and the accumulations thereon remain the property of the Company, but that portion of the assets of the Separate Account that is equal to the reserves and other contractual liabilities under all policies, annuities, and other contracts identified with the Separate Account, is not chargeable with liabilities arising out of any other business of the Company. The Company is not, and does not hold itself out to be, a trustee in respect of such amounts.

We have the right to transfer to our general account, in our sole discretion and at any time without prior written notice, any assets of the Separate Account which are in excess of the required reserves and other contractual liabilities under all policies, annuities, and other contracts identified with the Separate Account.

Sub-Accounts of the Separate Account
The assets of the Separate Account are divided into Sub-Accounts. The Sub-Accounts available as of the Contract Effective Date are listed on the Contract Specifications page. Each Sub-Account invests exclusively in shares of an underlying Fund as shown on the Contract Specifications page. Any amounts of income and any gains on the shares of a Fund will be reinvested in additional shares of that Fund at its Net Asset Value.

Valuation of Assets
Shares of Funds held by each Sub-Account will be valued at their Net Asset Value at the end of each Valuation Period, as reported by each such Fund.

Variable Account Value
Purchase Payment(s) may be allocated among and, as described elsewhere in this Contract, Account Values may be transferred to the various Sub-Accounts within the Separate Account. For each Sub-Account, the Purchase Payment(s) or amounts transferred are converted into Accumulation Units. The number of Accumulation Units credited is determined by dividing the dollar amount directed to each Sub-Account by the value of the Accumulation Unit for that Sub-Account at the end of the Valuation Period on which the Purchase Payment(s) or transferred amount is received.

The following events will result in the cancellation of an appropriate number of Accumulation Units of a Sub-Account:

1)       transfer from a Sub-Account;

2)       full or partial surrender of a Participant's Variable Account Value;

3)       payment of a Death Benefit;

4) application of a Participant's Variable Account Value to a settlement option;

5)       deduction of a Certificate Maintenance Fee; or

6)       deduction of any Transfer Fee.

Accumulation Units will be canceled as of the end of the Valuation Period during which the Company receives a Written Request regarding the event giving rise to such cancellation, or an applicable Commencement Date, or the end of the Valuation Period on which a Certificate Maintenance Fee or Transfer Fee is due, as the case may be.

A Participant's Variable Account Value at any time is equal to the sum of the number of Accumulation Units for each Sub-Account attributable to his or her participation multiplied by the Accumulation Unit Value for each Sub-Account at the end of the preceding Valuation Period.

Accumulation Unit Value
The initial Accumulation Unit Value for each Sub-Account, with the exception of the Money Market Sub-Account, was set at $10.00. The initial Accumulation Unit Value for the Money Market Sub-Account was set at $1.00. Thereafter, the Accumulation Unit Value at the end of each Valuation Period is the Accumulation Unit Value at the end of the previous Valuation Period multiplied by the Net Investment Factor, as described below.

The Net Investment Factor is a factor applied to measure the investment performance of a Sub-Account from one Valuation Period to the next. Each Sub-Account has a Net Investment Factor for each Valuation Period which may be greater or less than one. Therefore, the Accumulation Unit Value for each Sub-Account may increase or decrease. The Net Investment Factor for any Sub-Account for any Valuation Period is determined by dividing (1) by (2) and subtracting (3) from the result, where:

1)       is equal to:

         a) the Net Asset Value per share of the Fund held in the Sub-Account, determined at the end of the applicable Valuation Period; plus

         b) the per share amount of any dividend or net capital gain distributions made by the Fund held in the Sub-Account, if the "ex-dividend" date occurs during the applicable Valuation Period; plus or minus

         c) a per share charge or credit for any taxes reserved for, which is determined by the Company to have resulted from the investment operations of the Sub-Account;

2) is the Net Asset Value per share of the Fund held in the Sub-Account, determined at the end of the immediately preceding Valuation Period; and

3) is the factor representing the Mortality and Expense Risk Charge and the Administration Charge deducted from the Sub-Account for the number of days in the applicable Valuation Period.


                                    TRANSFERS


Prior to his or her applicable Commencement Date, a Participant may transfer amounts in a Sub-Account to a different Sub-Account and/or one or more of the Fixed Account options.

After the first Certificate Anniversary, and prior to the applicable Commencement Date, a Participant may transfer amounts from any Fixed Account option to any other Fixed Account option and/or one or more of the Sub-Accounts. If a transfer is being made from a Fixed Account option pursuant to the Renewal provision of this Contract, then the entire amount of that Fixed Account option subject to renewal at that time may be transferred. In any other case, transfers from any Fixed Account option are subject to a cumulative limit for each Participant during each Certificate Year of twenty percent (20%) of the Fixed Account option's value for that Participant as of the most recent Certificate Anniversary.

Amounts previously transferred from Fixed Account options to the Sub-Accounts may not be transferred back to the Fixed Account options for a period of ninety
(90) days from the date of transfer.

The minimum transfer amount for any transfer is $500. The number of transfers per year for each Participant, over which we will charge a Transfer Fee on each additional transfer, and the amount of the Transfer Fee, are shown on the Contract Specifications page.



                                FEES AND CHARGES

Mortality and Expense Risk Charge
The Mortality and Expense Risk Charge is shown on the Contract Specifications page and is deducted daily from each Sub-Account. This deduction is made to compensate the Company for assuming the mortality and expense risks under this Contract.

Administration Charge
The Administration Charge is shown on the Contract Specifications page and is deducted daily from each Sub-Account. This deduction is made to reimburse the Company for expenses incurred in the administration of this Contract, the Certificates thereunder, and the Separate Account.

Certificate Maintenance Fee
The Certificate Maintenance Fee ("Fee") is shown on the Contract Specifications page and is deducted for each Participant as of the Valuation Period next following each Certificate Anniversary prior to the applicable Commencement Date. In addition, the full annual Fee will be charged at the time of a full surrender of a Participant's participation interest. The Fee will be allocated to each Sub-Account in the same proportion as each Sub-Account's value is to the Participant's total Variable Account Value as of the end of such Valuation Period. The Fee does not apply to the Fixed Account.

After his or her applicable Commencement Date, if a Variable Dollar Benefit is elected by a Participant, the Fee will be deducted pro-rata from each Benefit Payment and will result in a reduction in the amount of such payment.

The Fee may be waived in whole or in part in our sole discretion.


                                   SURRENDERS


Surrenders
A surrender in full may be made for a Participant's Surrender Value, or partial surrenders may be made for a lesser amount, by Written Request at any time prior to the Participant's Annuity Commencement Date. The amount of any partial surrender must be at least $500. If a partial surrender would reduce a Participant's Account Value to less than $500, we will treat the surrender request as a request for full surrender. Surrenders will be deemed to be withdrawn first from the portion of the Account Value that represents a Participant's Accumulated Earnings and then from Purchase Payments. For purposes of this Contract, Purchase Payments are deemed to be withdrawn on a "first-in, first-out" (FIFO) basis.

The amount available for surrender will be the Surrender Value at the end of the Valuation Period in which the Written Request is received by us.

Surrender Value
A Participant's Surrender Value at any time is an amount equal to:

1)       his or her  Account  Value  as of the end of the  applicable  Valuation
         Period; less

2)       any applicable Contingent Deferred Sales Charge; less

3)       any outstanding loans; and less

4)       any applicable premium tax or other taxes not previously deducted.

On full surrender, a full Certificate Maintenance Fee will also be deducted as part of the calculation of the Surrender Value.

Contingent Deferred Sales Charge
A full or partial surrender of a Participant's participation interest may be subject to a Contingent Deferred Sales Charge as set forth on the Contract Specifications page. The Contingent Deferred Sales Charge applies to and is calculated separately for each Purchase Payment.

Surrenders will result in the cancellation of Accumulation Units from each applicable Sub-Account(s) and/or a reduction of the Participant's Fixed Account Value and a reduction in the Participant's Death Benefit Amount. In the case of a full surrender, a Participant's participation interest under this Contract will be terminated. The Contingent Deferred Sales Charge may be waived in whole or in part in our sole discretion.

Deferral of Payment
The Company has the right to suspend or delay the date of payment of a partial or full surrender of the Variable Account Value for any period:

1) when the New York Stock Exchange is closed, or when trading on the New York Stock Exchange is restricted; or

2) when an emergency exists (as determined by the Securities and Exchange Commission) as a result of which: a) the disposal of securities in the Separate Account is not reasonably practicable; or b) it is not reasonably practicable to determine fairly the value of the net assets in the Separate Account; or

3) when the Securities and Exchange Commission so permits for the protection of security holders.

The Company further reserves the right to delay payment of a partial or full surrender of the Fixed Account Value for up to six (6) months after we receive a Written Request.


                              OWNERSHIP PROVISIONS


Ownership of Separate Account
The Company has absolute ownership of the assets in the Separate Account. However, the Company is not, and does not hold itself out to be, a trustee in respect of any amounts under the Separate Account.

Ownership of Contract and Participant Account
The Contract Owner must be an employer or the trustee for an employer's retirement plan. The Contract Owner is shown on the Contract Specifications page. This Contract is held by the Contract Owner for the benefit of the Participants and Beneficiaries.

Each participant for whom Purchase Payment(s) are made will participate in this Contract as a Participant. A participant account will be established for each Participant.

Transfer and Assignment
Neither you nor a Participant may transfer, sell, assign, pledge, charge, encumber or in any way alienate an interest under this Contract.

Successor Owner
By Written Request, a Participant's spouse may, in some cases, succeed to the ownership of a Participant's participation interest under this Contract after the Participant's death. Specifically, if a Participant dies and his or her spouse is the sole surviving Beneficiary of the Participant's participation interest, he or she will become the Successor Owner of the Participant's participation interest if:

1)       the Participant makes that Written Request before his or her death; or

2) after the Participant's death, his or her spouse makes that Written Request within one (1) year of the Participant's death and before the Death Benefit Commencement Date.

As Successor Owner, the Participant's spouse will then succeed to all the Participant's rights of ownership under this Contract except the right to name another Successor Owner.

Community Property
If a Participant lives in a community property state and has a spouse at any time while he or she participates under this Contract, the laws of that state may vary his or her ownership rights.


                             BENEFICIARY PROVISIONS


Beneficiary
A Participant's Beneficiary is the person or persons so designated on his or her enrollment form, if any, or under the Change of Beneficiary provision of this Contract. If a Participant has not designated a Beneficiary, or if no Beneficiary designated survives the Participant, then the Beneficiary will be the Participant's estate.

Unless the Participant provides otherwise by Written Request, a Beneficiary will be deemed not to have survived a Participant if he or she dies within thirty
(30) days after the Participant's death.

A Beneficiary designation may be joint or contingent or both. Unless otherwise stated, joint Beneficiaries will be entitled to equal shares. A contingent Beneficiary will be entitled to a benefit only if there is no surviving primary Beneficiary.

Change of Beneficiary
An irrevocable Beneficiary may not be changed without his or her consent. Unless a Participant has designated an irrevocable Beneficiary, he or she may change his or her designation of a Beneficiary at any time before the Annuity Commencement Date, effective as of the date the Written Request is signed, subject to our receiving the Written Request.

Any such change is subject to the following:

1)       it must be made by Written Request; and

2) unless otherwise elected or required by law, it will not cancel any settlement option election previously made.


                      BENEFIT ON ANNUITY COMMENCEMENT DATE


Annuity Commencement Date
The Annuity Commencement Date for a Participant is shown on the Participant's Certificate Specifications page. A Participant may change his or her Annuity Commencement Date by Written Request made at least thirty (30) days prior to the date that Annuity Benefit payments are scheduled to begin. A Participant's Annuity Commencement Date cannot be later than the Certificate Anniversary following his or her 85th birthday, or five (5) years after his or her Certificate Effective Date, whichever is later, but in no event will it be later than the Participant's 90th birthday.

Annuity Benefit Payments
An amount equal to the Participant's Account Value (after deduction of any fees and charges, loans, or applicable premium tax or other taxes not previously deducted) will be used to provide Annuity Benefit payments to Participants under this Contract commencing on or after a Participant's Annuity Commencement Date.

Annuity Benefit payments will be made to the Participant as payee. Any Annuity Benefit amounts remaining payable on his or her death will be paid to the contingent payee designated by the Participant by Written Request. The Participant will be the person on whose life any Annuity Benefit payments are based.

If no contingent payee designated by the Participant is surviving at the time payment is to be made, then after the Participant's death any Annuity Benefit amounts remaining payable will be paid to the person or persons designated as contingent payee by Written Request by the last payee who received payments. Failing that, any such amounts will be paid to the estate of the last payee who received payments.

Form of Annuity Benefit
Annuity Benefit payments will be Fixed Dollar Benefit payments, made monthly in accordance with the terms of Option B with a fixed period of one hundred twenty
(120) months under the SETTLEMENT OPTIONS section of this Contract.

In lieu of that, a Participant may elect to have Annuity Benefit payments made pursuant to any other available settlement option under the SETTLEMENT OPTIONS section of this Contract. Any such election must be made by Written Request before the Annuity Commencement Date. A Participant may change his or her election of a settlement option by Written Request made at least thirty (30) days prior to the date that Annuity Benefit payments are scheduled to begin.


                         BENEFIT ON DEATH OF PARTICIPANT


Death Benefit
A Death Benefit will be paid under this Contract if:

1) a Participant dies before his or her Annuity Commencement Date and before his or her participation interest is fully surrendered;

2)       the Participant's Death Benefit Valuation Date has occurred; and

3) the Participant's spouse does not become the Successor Owner of the Participant's participation interest.

If a Death Benefit becomes payable with respect to a Participant:

1) it will be in lieu of all other benefits with respect to that Participant under this Contract; and

2) all other rights with respect to that Participant under this Contract will be terminated except for rights related to the Death Benefit.

Death Benefit payments shall be made to the Participant's Beneficiary as payee.

The Participant's Beneficiary will be the person on whose life any Death Benefit payments under a settlement option are based.

Any Death Benefit amounts remaining payable on the death of a Beneficiary will be paid:

1) to any contingent payee designated by the Participant as part of any Death Benefit settlement option election made by the Participant, or if none is surviving at the time payment is to be made; then

2) to any contingent payee designated by the Beneficiary by Written Request, or if none is surviving at the time payment is to be made; then

3)       to the estate of the last payee who received payments.

Only  one  Death   Benefit  will  be  paid  with  respect  to  a   Participant's
participation interest under this Contract.

Death Benefit Amount
If the Participant dies before attaining Age eighty (80) and before his or her Annuity Commencement Date, the Death Benefit is an amount equal to the greatest of:

1)       the Participant's Account Value on the Death Benefit Valuation Date; or

2) the total Purchase Payment(s) received by us for him or her, with interest at three percent (3%) per year, compounded annually through the earlier of the Death Benefit Valuation Date or the Certificate Anniversary prior to the date the Participant would have attained Age eighty (80), less any partial surrenders and any Contingent Deferred Sales Charges that applied to those amounts; or

3) the largest Account Value for the Participant on any Certificate Anniversary after the fourth Certificate Anniversary and prior to the earlier of the Death Benefit Valuation Date or the date the Participant would have attained Age eighty (80), less any partial surrenders after such Account Value was determined and any Contingent Deferred Sales Charges that applied to those amounts.

If the Participant dies after attaining Age eighty (80) and before his or her Annuity Commencement Date, the Death Benefit is an amount equal to the greatest of:

1)       the Participant's Account Value on the Death Benefit Valuation Date; or

2) the total Purchase Payment(s) received by us for him or her, with interest at three percent (3%) per year, compounded annually through the Certificate Anniversary prior to the Participant's 80th birthday, less any partial surrenders and any Contingent Deferred Sales Charges that applied to those amounts; or

3) the largest Account Value for the Participant on any Certificate Anniversary after the fourth Certificate Anniversary and prior to the date on which the Participant attained Age eighty (80), less any partial surrenders after such Account Value was determined and any Contingent Deferred Sales Charges that applied to those amounts.

In any event,  if a  Certificate  was issued to a  Participant  after Age eighty
(80), and the Participant dies before his or her Annuity Commencement Date, the amount of the Death Benefit will be the greater of:

1)       the Participant's Account Value on the Death Benefit Valuation Date; or

2) the total Purchase Payment(s) received by us for him or her, less any partial surrenders and any Contingent Deferred Sales Charges that applied to those amounts.

As of the Death Benefit Valuation Date for a Participant, the amount of the Death Benefit will be allocated among the Sub-Accounts and Fixed Account options in the same proportion as each Account's value is to the total Account Value for that Participant as of the end of the Valuation Period immediately preceding the Death Benefit Valuation Date.

Any applicable premium tax or other taxes not previously deducted, and any outstanding loans, will be deducted from the Death Benefit amount described above.

Transfers After Death
Between the Death Benefit Valuation Date and the Death Benefit Commencement Date, a Beneficiary may transfer funds among Sub-Accounts and Fixed Account options as described under the TRANSFERS section of this Contract.

Form of Death Benefit
Payments under the Death Benefit provision of this Contract will be Fixed Dollar Benefit payments made monthly in accordance with the terms of Option A with a period certain of forty-eight (48) months under the SETTLEMENT OPTIONS section of this Contract.

In lieu of that, a Participant may elect at any time before his or her death to have payments under the Death Benefit provision of this Contract made in one lump sum or pursuant to any available settlement option under the SETTLEMENT OPTIONS section of this Contract. If a Participant does not make any such election, the Beneficiary may make that election at any time after the Participant's death and before the Death Benefit Commencement Date.

A Participant may change his or her election of a settlement option at any time before his or her death.

If a Beneficiary elects a settlement option as noted above, he or she may change his or her own election of a settlement option by Written Request made at least thirty (30) days prior to the date that Death Benefit payments are scheduled to begin.

Any election or change of election must be made by Written Request.


                               SETTLEMENT OPTIONS


Conditions
The amount applied to a settlement option must be at least $2,000. We will pay you the Account Value in in one lump sum on the Annuity Commencement Date if it is less than $2,000. The amount of any Fixed Dollar Benefit payment, or the amount of the first Variable Dollar Benefit payment, under a settlement option must be at least $20. More than one settlement option may be elected if the requirements for each settlement option elected are satisfied. Once payment begins under a settlement option, the settlement option may not be changed.

All elected settlement options must comply with current applicable laws, regulations and rulings issued by any governmental agency.

If more than one person is the payee under a settlement option, payments will be made to the payees in equal shares, unless otherwise provided by Written Request
 . No more than two persons may be initial payees under any joint and survivor settlement options.

If payment under a settlement option depends on whether a specified person is still alive, we may at any time require proof that such person is still living. We will require proof of the age of any person on whose life Benefit Payments are based.

Benefit Payments
Benefit Payments may be calculated and paid:

1)       as a Fixed Dollar Benefit;

2)       as a Variable Dollar Benefit; or

3)       as a combination of both.

If only a Fixed Dollar Benefit is to be paid, we will transfer all of the Participant's Account Value to the Company's general account on the applicable Commencement Date, or on the Death Benefit Valuation Date (if applicable). Similarly, if only a Variable Dollar Benefit is elected, we will transfer all of the Participant's Account Value to the Sub-Accounts as of the end of the Valuation Period immediately prior to the applicable Commencement Date; we will allocate the amount transferred among the Sub-Accounts in accordance with a Written Request. No transfers between the Fixed Dollar Benefit and the Variable Dollar Benefit will be allowed after the Commencement Date. However, after the Variable Dollar Benefit has been paid for at least twelve (12) months, the Person Controlling Payments may, no more than once each twelve (12) months thereafter, transfer all or part of the Benefit Units upon which the Variable Dollar Benefit is based from the Sub-Account(s) then held, to the Benefit Units in different Sub-Account(s).

If a Variable Dollar Benefit is elected, the amount to be applied under that benefit is the Variable Account Value as of the end of the Valuation Period immediately preceding the applicable Commencement Date. If a Fixed Dollar Benefit is to be paid, the amount to be applied under that benefit is the Fixed Account Value as of the applicable Commencement Date, or as of the Death Benefit Valuation Date (if applicable).

Fixed Dollar Benefit
Fixed Dollar Benefit payments are determined by multiplying the Participant's Fixed Account Value (expressed in thousands of dollars and after deduction of any fees and charges, loans, or applicable premium tax or other taxes not previously deducted) by the amount of the monthly payment per $1,000 of value obtained from the Settlement Option Table for the settlement option elected. Fixed Dollar Benefit payments will remain level for the duration of the Benefit Payment Period.

If at the time a Fixed Dollar Benefit is elected, we have available options or rates on a more favorable basis than those guaranteed, the higher benefits shall be applied and shall not change for as long as that election remains in force.

Betterment Of Rates
The Fixed Dollar Benefit available under this Contract as of the Annuity Commencement Date or the Death Benefit Commencement Date will not be less than the benefit that would be provided by the application of the Participant's Account Value to purchase any single consideration immediate annuity contract offered by us at the time to the same class of annuitants.

Variable Dollar Benefit
The first monthly Variable Dollar Benefit payment is equal to the Participant's Variable Account Value (expressed in thousands of dollars and after deduction of any fees and charges, loans, or applicable premium tax or other taxes not previously deducted) as of the end of the Valuation Period immediately preceding the applicable Commencement Date multiplied by the amount of the monthly payment per $1,000 of value obtained from the Settlement Option Table for the Benefit Payment elected less the pro-rata portion of the Certificate Maintenance Fee.

The number of Benefit Units in each Sub-Account held by a Participant is determined by dividing the dollar amount of the first monthly Variable Dollar Benefit payment from each Sub-Account by the Benefit Unit Value for that Sub-Account as of the applicable Commencement Date. The number of Benefit Units remains fixed during the Benefit Payment Period, except as a result of any transfers among Sub-Accounts after the applicable Commencement Date.

The dollar amount of the second and subsequent Variable Dollar Benefit payment will reflect the investment performance of the Sub-Account(s) selected and may vary from month to month. The total amount of the second and any subsequent Variable Dollar Benefit payment will be equal to the sum of the payments from each Sub-Account less a pro-rata portion of the Certificate Maintenance Fee.

The payment from each Sub-Account is found by multiplying the number of Benefit Units held in each Sub-Account by a Participant by the Benefit Unit Value for that Sub-Account as of the end of the fifth Valuation Period preceding the due date of the payment.

The Benefit Unit Value for each Sub-Account is originally established in the same manner as Accumulation Unit Values. Thereafter, the value of a Benefit Unit for a Sub-Account is determined by multiplying the Benefit Unit Value as of the end of the preceding Valuation Period by the Net Investment Factor, determined as set forth under the Accumulation Unit Value provision of this Contract, for the Valuation Period just ended. The product is then multiplied by the assumed daily investment factor (0.99991781), for the number of days in the Valuation Period. The factor is based on the assumed net investment rate of three percent (3%) per year, compounded annually, that is reflected in the Settlement Option Tables.

Variable Dollar Benefit payments will not be adversely affected by actual mortality and expense experience of the Sub-Accounts.

Limitation on Election of Settlement Option
Fixed periods shorter than five (5) years are not available, except as a Death Benefit settlement option.

Settlement Option Computations
The 1983 Group Annuity Mortality Table with interest at three percent (3%) per year, compounded annually, is used to compute all guaranteed settlement option factors, values, and benefits under this Contract.

Available Settlement Options
The available settlement options are set out below.

Option A  Income for a Fixed Period

         We will make periodic payments for a fixed period. The first payment will be paid as of the last day of the initial Payment Interval. The maximum time over which payments will be made by us or money will be held by us is thirty (30) years. The Option A Table applies to this Option.

Option B  Life Annuity with Payments for at Least a Fixed Period

         We will make monthly payments for at least a fixed period. If the person on whose life Benefit Payments are based lives longer than the fixed period, then we will make payments until his or her death. The first payment will be paid as of the first day of the initial Payment Interval. The Option B Table applies to this Option.

Option C  Joint and One-half Survivor Annuity

         We will make a periodic payments until the death of the person on whose life Benefit Payments are based; thereafter, we will make one-half (1/2) of the periodic payment until the death of the secondary person on whose life Benefit Payments are based. The first payment will be paid as of the first day of the initial Payment Interval. The Option C Table applies to this Option.

Option D  Life Annuity

         We will make periodic payments until the death of the person on whose life Benefit Payments are based. The first payment will be paid as of the first day of the initial Payment Interval. The Option D Table applies to this Option.

Option E  Any Other Form

           We will make periodic payments in any other form of settlement option which is acceptable to us at the time of election.

Settlement Option Tables
The Option Tables show the payments we will make at sample Payment Intervals for each $1,000 applied at the guaranteed interest rate. Amounts may vary with the Payment Interval and the age of the person on whose life Benefit Payments are based.


                                             OPTION A TABLE - INCOME FOR A FIXED PERIOD
                                         Payments for fixed number of years for each $1,000
                                                              applied.

-----------------------------------------------------------------------------------------------------------------------
Terms of        Semi-Annual             Terms          Semi-Annual             Terms of        Semi-Annual
Payments Annual        Quarterly Monthly of      Annual       Quarterly Monthly Payments Annual      Quarterly  Monthly
                                       Payments
-----------------------------------------------------------------------------------------------------------------------

  Years                                  Years                                   Years
    6    184.60  91.62   45.64   15.18     11   108.08  53.64   26.72    8.88     16     79.61  39.51  19.68    6.54
    7    160.51  79.66   39.68   13.20     12   100.46  49.86   24.84    8.26     17     75.95  37.70  18.78    6.24
    8    142.46  70.70   35.22   11.71     13    94.03  46.67   23.25    7.73     18     72.71  36.09  17.98    5.98
    9    128.43  63.74   31.75   10.56     14    88.53  43.94   21.89    7.28     19     69.81  34.65  17.26    5.74
   10    117.23  58.18   28.98    9.64     15    83.77  41.57   20.71    6.89     20     67.22  33.36  16.62    5.53

-----------------------------------------------------------------------------------------------------------------------





      OPTION B TABLE - LIFE ANNUITY
With Payments For At Least A Fixed Period

--------- ---------------- --------------- ---------------- ----------------
             60 Months       120 Months      180 Months       240 Months
--------- ---------------- --------------- ---------------- ----------------
  Age
--------- ---------------- --------------- ---------------- ----------------
   55          $4.55           $4.51            $4.44            $4.33
   56           4.65            4.61             4.52             4.39
   57           4.76            4.71             4.61             4.46
   58           4.87            4.81             4.70             4.53
   59           4.99            4.92             4.79             4.60
   60           5.12            5.04             4.89             4.67
   61           5.25            5.16             4.99             4.74
   62           5.40            5.29             5.09             4.81
   63           5.55            5.42             5.19             4.87
   64           5.72            5.56             5.30             4.94
   65           5.89            5.71             5.40             5.00
   66           6.08            5.86             5.51             5.06
   67           6.27            6.02             5.62             5.11
   68           6.48            6.19             5.72             5.17
   69           6.71            6.36             5.83             5.22
   70           6.95            6.54             5.93             5.26
   71           7.20            6.72             6.03             5.30
   72           7.46            6.90             6.12             5.34
   73           7.75            7.08             6.21             5.37
   74           8.04            7.27             6.30             5.40
--------- ---------------- --------------- ---------------- ----------------

                                            OPTION C TABLE - JOINT AND ONE-HALF SURVIVOR
                                       ANNUITY Monthly payments for each $1,000 of proceeds by
                                                       ages of persons named.*

-------------- -------------------------------------------------------------------------------------------------------

                                                           Secondary Age
-------------- -------- --------- -------- --------- -------- --------- -------- --------- -------- --------- --------
 Primary Age
                 60        61       62        63       64        65       66        67       68        69       70
-------------- -------- --------- -------- --------- -------- --------- -------- --------- -------- --------- --------

     60         $4.73     $4.75    $4.78     $4.80    $4.83     $4.85    $4.87     $4.89    $4.92     $4.93    $4.95
     61          4.81      4.84     4.87      4.90     4.92      4.95     4.97      5.00     5.02      5.04     5.06
     62          4.90      4.93     4.96      4.99     5.02      5.05     5.08      5.11     5.13      5.16     5.18
     63          4.99      5.03     5.06      5.09     5.13      5.16     5.19      5.22     5.25      5.28     5.30
     64          5.09      5.12     5.16      5.20     5.23      5.27     5.30      5.34     5.37      5.40     5.43
     65          5.18      5.22     5.26      5.31     5.35      5.38     5.42      5.46     5.49      5.53     5.56
     66          5.28      5.33     5.37      5.42     5.46      5.50     5.54      5.58     5.62      5.66     5.70
     67          5.38      5.43     5.48      5.53     5.58      5.62     5.67      5.72     5.76      5.80     5.84
     68          5.49      5.54     5.59      5.65     5.70      5.75     5.80      5.85     5.90      5.95     5.99
     69          5.60      5.65     5.71      5.77     5.82      5.88     5.93      5.99     6.04      6.10     6.15
     70          5.71      5.77     5.83      5.89     5.95      6.01     6.07      6.13     6.19      6.25     6.31

-------------- -------- --------- -------- --------- -------- --------- -------- --------- -------- --------- --------

*Payments after the death of the Primary Payee will be one-half (1/2) of the amount shown.







                          OPTION D TABLE - LIFE ANNUITY
                    Monthly payments for each $1,000 applied.

------------ ------------------ --------- ------------------ ---------- ----------------- --------- ------------------
    Age                           Age                           Age                         Age
------------ ------------------ --------- ------------------ ---------- ----------------- --------- ------------------
    55             $4.56           60           $5.14           65           $5.95           70           $7.08
    56              4.67           61            5.28           66            6.14           71            7.36
    57              4.77           62            5.43           67            6.35           72            7.66
    58              4.89           63            5.59           68            6.58           73            7.98
    59              5.01           64            5.76           69            6.82           74            8.33

------------ ------------------ --------- ------------------ ---------- ----------------- --------- ------------------


                                [GRAPHIC OMITTED]

                            A Stock Insurance Company
           Home Office Address: 90 William Street, New York, NY 10038
                             Administrative Office:
                  [P.O. Box 5423] Cincinnati, Ohio [45201-5423]

            Group Flexible Premium Deferred Variable Annuity Contract
                         Nonparticipating - No Dividends

NY3333C99
                                [GRAPHIC OMITTED]

                            A Stock Insurance Company
           Home Office Address: 90 William Street, New York, NY 10038
                             Administrative Office:
                  [P.O. Box 5423] Cincinnati, Ohio [45201-5423]

                          Certificate of Participation
        Under a Group Flexible Premium Deferred Variable Annuity Contract

This is your Certificate of Participation ("Certificate"). It is evidence of your participation interest in the Group Flexible Premium Deferred Variable Annuity Contract ("the Contract"), as identified on the Certificate Specifications page, which has been issued by Great American Life Insurance Company of New York to the Contract Owner. As you read through this Certificate, please note that the words "we", "us", "our", and "Company" refer to Great American Life Insurance Company of New York. The words "you" and "your" refer to the Participant.

                                 RIGHT TO CANCEL

You may cancel this certificate ("Certificate") by returning it and giving us written notice of cancellation. You have until midnight of the twentieth day following the date you receive this Certificate. If you cancel this Certificate within twenty days after you receive it, the Certificate will be void and we will refund the Purchase Payments in full, plus or minus any investment gains or losses under the Certificate. If this Certificate was purchased to replace an existing contract and if you cancel this Certificate after the twentieth day and on or before midnight of the sixtieth day after you receive it, we will refund the Purchase Payments in full, plus or minus any investment gains or losses under the Certificate as of the end of the Valuation Period during which the returned Certificate is received by the Company, or as otherwise required by law. Upon such refund, the Certificate shall be void. This Certificate must be returned to us and the required notice must be given in person, or to the agent who sold it to you, or by mail. If by mail, the return of the Certificate or the notice is effective on the date it is postmarked, with the proper address and with postage paid.


[GRAPHIC OMITTED][GRAPHIC OMITTED]          [GRAPHIC OMITTED][GRAPHIC OMITTED]
Senior Vice President & Assistant Treasurer       Executive Vice President

                         Nonparticipating - No Dividends

ANNUITY BENEFITS AND OTHER VALUES DESCRIBED IN THIS CERTIFICATE, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNTS. NO MINIMUM CONTRACT VALUE IS GUARANTEED, EXCEPT FOR AMOUNTS IN THE FIXED ACCOUNT.

After a Variable Dollar Benefit is elected, the annual rate of return earned on the assets of the Sub-Accounts must be equal to or exceed 3% for the Variable Dollar Benefit payments not to decrease.

                           CERTIFICATE SPECIFICATIONS

PARTICIPANT:        JOHN DOE

AGE OF PARTICIPANT AS OF CERTIFICATE EFFECTIVE DATE: 35

GROUP CONTRACT OWNER:                 ANYTOWN TRUCKING COMPANY

GROUP CONTRACT NUMBER:                  000000000

CERTIFICATE NUMBER:        000000000

CERTIFICATE EFFECTIVE DATE:         APRIL 01, 1999

ANNUITY COMMENCEMENT DATE: APRIL 01, 2034


SEPARATE ACCOUNT: GALIC of New York Separate Account I

Following is a list of the Funds in which the currently available Sub-Accounts invest:

[Janus Aspen Series Aggressive Growth Portfolio]
[Janus Aspen Series Worldwide Growth Portfolio]
[Janus Aspen Series Balanced Portfolio]
[Janus Aspen Series Growth Portfolio]
[Janus Aspen Series International Growth Portfolio]

[Dreyfus Variable  Investment  Fund-Capital  Appreciation  Portfolio]
[Dreyfus Variable  Investment  Fund-Money Market Portfolio]
[Dreyfus Variable  Investment  Fund-Growth and Income Portfolio]
[Dreyfus Variable  Investment  Fund-Small Cap Portfolio]
[The Dreyfus Socially  Responsible  Growth Fund, Inc.]
[Dreyfus Stock Index Fund]

[Strong Opportunity Fund II]
[Strong Mid Cap Growth Fund II]

[The Timothy Plan Variable Series]

[INVESCO VIF-Equity Income Fund]
[INVESCO VIF-Total Return Fund]
[INVESCO VIF- High Yield Fund]

[Morgan Stanley Dean Witter Universal Funds, Inc. U.S. Real Estate Portfolio] [Morgan Stanley Dean Witter Universal Funds, Inc. Value Portfolio]
[Morgan Stanley Dean Witter Universal Funds, Inc. Emerging Markets Equity Portfolio]
[Morgan Stanley Dean Witter Universal Funds, Inc. Fixed Income Portfolio] [Morgan Stanley Dean Witter Universal Funds, Inc. Mid Cap Value Portfolio]

[PBHG Insurance Series Fund, Inc.-PBHG Growth II Portfolio]
[PBHG Insurance Series Fund, Inc.-PBHG Large Cap Growth Portfolio]
[PBHG Insurance Series Fund, Inc.-PBHG Technology & Communications Portfolio]

FIXED ACCOUNT:

Following is a list of the currently available Fixed Account options, with guarantee periods as may be applicable:

Fixed Accumulation Account Option
Fixed Account Option One-Year Guarantee Period
Fixed Account Option Three-Year Guarantee Period
Fixed Account Option Five-Year Guarantee Period
Fixed Account Option Seven-Year Guarantee Period

Minimum guaranteed interest rate credited to the Fixed Account: Three percent (3%) effective annual rate.

MINIMUM PURCHASE PAYMENT:  $50

MAXIMUM PURCHASE PAYMENT:  $500,000, without home office approval.

TRANSFER FEE: $25 per transfer in excess of twelve (12) in any Certificate Year.
------------

CONTINGENT DEFERRED SALES CHARGE: An amount deducted on each partial or full surrender of a Purchase Payment, as follows:

  Number of full years elapsed between       Contingent Deferred Sales Charge as
the date of receipt of a Purchase Payment        a percentage of the associated
      and date Written Request for                       Purchase Payment
          surrender is received                           surrendered
------------------------------------------     --------------------------------
                    0                                           7%
                    1                                           6%
                    2                                           5%
                    3                                           4%
                    4                                           3%
                    5                                           2%
                    6                                           1%
                   7+                                           0%


CERTIFICATE MAINTENANCE FEE:  $30 Annually

MORTALITY AND EXPENSE RISK CHARGE: A charge equal to an effective annual rate of 1.25% of the daily Net Asset Value of the
-------------------------------------
Sub-Accounts.

ADMINISTRATION CHARGE: A charge equal to an effective annual rate of 0.15% of the daily Net Asset Value of the Sub-Accounts.
---------------------

TERMINATION: We reserve the right to terminate your participation interest under the Contract, and this Certificate, at any time prior to the Annuity Commencement Date if 1) no Purchase Payments have been paid to us for you for three (3) consecutive years and 2) the Account Value of this Certificate is less than $2,000. We will then pay you the Account Value of your participation interest under the Contract as of the end of the Valuation Period in which the Contract is terminated.

INQUIRIES:            For information, or to make a complaint, call or write:

                      Variable Annuity Service Center
                      Great American Life Insurance Company of New York Post Office Box 5423
                      Cincinnati, Ohio 45201-5423
                      1-800-789-6771

TABLE OF CONTENTS                                                           PAGE
-------------------------------------------------------------------------------


Definitions..................................................................7
General Provisions..........................................................10
     Entire Contract........................................................10
     Participant Certificate................................................10
     Changes--Waivers.......................................................10
     Nonparticipating.......................................................10
     Misstatement...........................................................10
     Required Reports.......................................................11
     Exclusive Benefit......................................................11
     State Law..............................................................11
     Claims of Creditors....................................................11
     Company Liability......................................................11
     Voting Rights..........................................................11
     Incontestability.......................................................11
     Discharge of Liability.................................................11
     Termination............................................................11
Purchase Payments...........................................................12
     Purchase Payments......................................................12
     Allocation of Purchase Payments........................................12
     No Termination.........................................................12
Fixed Account...............................................................12
     Fixed Account..........................................................12
         Fixed Account Options..............................................12
         Interest Credited..................................................12
         Renewal............................................................12
     Fixed Account Value....................................................13
Separate Account............................................................13
     General Description....................................................13
     Sub-Accounts of the Separate Account...................................14
     Valuation of Assets....................................................14
     Variable Account Value.................................................14
     Accumulation Unit Value................................................14
Transfers...................................................................15
Fees and Charges............................................................15
     Mortality and Expense Risk Charge......................................15
     Administration Charge..................................................15
     Certificate Maintenance Fee............................................16
Surrenders..................................................................16
     Surrenders.............................................................16
     Surrender Value........................................................16
     Contingent Deferred Sales Charge.......................................16
     Deferral of Payment....................................................17
Ownership Provisions........................................................17
     Ownership of Separate Account..........................................17
     Ownership of Contract and Participant Account..........................17
     Transfer and Assignment................................................17
     Successor Owner........................................................17
     Community Property.....................................................17

Beneficiary Provisions......................................................18
     Beneficiary............................................................18
     Change of Beneficiary..................................................18
Benefit on Annuity Commencement Date........................................18
     Annuity Commencement Date..............................................18
     Annuity Benefit Payments...............................................18
     Form of Annuity Benefit................................................19
Benefit on Death of Participant.............................................19
     Death Benefit..........................................................19
     Death Benefit Amount...................................................19
     Transfers After Death..................................................20
     Form of Death Benefit..................................................20
Settlement Options..........................................................21
     Conditions.............................................................21
     Benefit Payments.......................................................21
     Fixed Dollar Benefit...................................................21
     Betterment Of Rates....................................................22
     Variable Dollar Benefit................................................22
     Limitation on Election of Settlement Option............................22
     Settlement Option Computations.........................................22
     Available Settlement Options...........................................23
     Settlement Option Tables...............................................23

                                   DEFINITIONS


Account(s):  The Sub-Account(s) and/or the Fixed Account options.

Account Value: The aggregate value of your interest in the Sub-Account(s) and the Fixed Account options as of the end of any Valuation Period. The value of your interest in all Sub-Accounts is the "Variable Account Value," and the value of your interest in all Fixed Account options is the "Fixed Account Value."

Accumulated Earnings: The Account Value in excess of Purchase Payments received by us and which have not been returned to you.

Accumulation Period:  The period prior to the applicable Commencement Date.

Accumulation Unit: A unit of measurement used to calculate the value(s) of the Sub-Account(s) prior to the applicable Commencement Date.

Administrative Office: The home office of the Company or any other place of business which we may designate for administration.

Age: Age as of most recent birthday.

Annuitant: The Annuitant is the Participant and is the person on whose life Annuity Benefit payments are based.

Annuity Benefit: Periodic payments made under a settlement option, which commence on or after the Annuity Commencement Date.

Annuity Commencement Date: The first day of the first Payment Interval for which an Annuity Benefit payment is to be made under a settlement option.

Beneficiary:  A person entitled to the Death Benefit.

Benefit Payment: The Annuity Benefit or Death Benefit payable under a settlement option. Variable Dollar Benefit payments may vary in amount. Fixed Dollar
Benefit payments remain constant except under certain joint and survivor settlement options.

Benefit Payment Period: The period starting with the Commencement Date during which Benefit Payments are to be made.

Benefit Unit: A unit of measure used to determine the dollar value of any Variable Dollar Benefit payments after the first Benefit Payment is made by us.

Certificate  Anniversary:  An annual  anniversary of the  Certificate  Effective
Date.

Certificate Effective Date: The date shown on the Certificate Specifications page.

Certificate Year: Any period of twelve (12) months commencing on the Certificate Effective Date and on each Certificate Anniversary thereafter.

Code: The Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

Commencement Date: The Annuity Commencement Date if an Annuity Benefit is payable under a Certificate, or the Death Benefit Commencement Date if a Death Benefit is payable under a Certificate.

Death Benefit: The benefit described in the Benefit on Death of Participant section of this Contract.

Death Benefit Commencement Date: The first day of the first Payment Interval for which a Death Benefit payment is to be made under a settlement option, or the date a Death Benefit is to be paid in a lump sum.

Death Benefit Valuation Date: The date that Due Proof of Death has been received by us and the earlier to occur of:

1) our receipt of a Written Request with instructions as to the form of Death Benefit; or

2)       the Death Benefit Commencement Date.

Due Proof of Death:  Any of the following:

1)       a certified copy of a death certificate;

2) a certified copy of a decree of a court of competent jurisdiction as to the finding of death; or 3) any other proof satisfactory to us.

Fund: A management investment company or portfolio thereof, registered under the Investment Company Act of 1940, in which a Sub-Account of the Separate Account invests.

Net Asset Value: The amount computed by an investment company, no less frequently than each Valuation Period, as the price at which its shares or units, as the case may be, are redeemed in accordance with the rules of the Securities and Exchange Commission.

Owner:  The person identified as such on the Contract Specifications page.

Participant: The person identified on the Certificate Specifications page who participates in the benefits of the Contract as evidenced by this Certificate.

Payment Interval: A monthly, quarterly, annual or other regular interval during the Benefit Payment Period.

Person Controlling Payments: The "Person Controlling Payments" means the following, as the case may be:

1)       with respect to Annuity Benefit payments, you; and

2)       with respect to Death Benefit payments,

         a)   the Beneficiary; or

         b)   if the Beneficiary is deceased, the payee.

Purchase Payment: A contribution amount paid to us in consideration for your participation under the Contract, after the deduction of any and all of the following which may apply:

1)       any fee charged by the person remitting payments for you;

2)       premium taxes; and/or

3)       other taxes.

Separate Account: An account, which may be an investment company, which is established and maintained by the Company pursuant to the laws of the State of New York.

Sub-Account: The Separate Account is divided into Sub-Accounts, each of which invests in the shares of a designated Fund.

Valuation Period: The period commencing at the close of regular trading on the New York Stock Exchange on any Valuation Date, and ending at the close of trading on the next succeeding Valuation Date. "Valuation Date" means each day on which the New York Stock Exchange is open for business.

Written Request: Information provided, or a request made, that is complete and satisfactory to us, that is sent to us on our form or in a manner satisfactory to and that is received by us at our Administrative Office. A Written Request is subject to any payment made or any action we take before we receive it. The Company will deem a Written Request a standing order which may be modified or revoked only by a subsequent Written Request, when permitted by the terms of the Contract. You may be required to return this Certificate to us in connection with a Written Request.


                               GENERAL PROVISIONS


Entire Contract
We have issued the Contract to the Contract Owner identified on the Certificate Specifications page. The Contract is a group flexible premium deferred variable annuity contract. The Contract and this Certificate are restricted by endorsement as required to obtain favorable tax treatment under the Code, and neither is valid without the requisite endorsement(s) being attached. The Contract, its endorsement(s), the application, if any, and the enrollment forms of all participants under it, form the entire contract between the Contract Owner and us. This Certificate is not a contract and is not a part of the Contract.

Nothing in the group annuity Contract invalidates or impairs any rights granted to you by the laws of the State of New York.

Participant Certificate
This Certificate is evidence of your participation interest under the Contract.

Changes -- Waivers
No changes or waivers of the terms of the Contract or this Certificate, are valid unless made in writing by our President, Vice President, or Secretary. No agent or other person not named above has authority to change or waive any provision of the Contract. We reserve the right both to administer and to change the provisions of the Contract to conform to any applicable laws, regulations or rulings issued by a governmental agency.

In any event, the Company reserves the right to add or delete Fixed Account options and Sub-Accounts, to substitute shares of a different Fund or different class or series of a Fund for shares held in a Sub-Account, to merge or combine Sub-Accounts, to merge or combine the Separate Account with any other separate account of the Company, to transfer the assets of the Separate Account to another life insurance company by means of a merger or reinsurance, to convert the Separate Account into a managed separate account, and to de-register the Separate Account under the Investment Company Act of 1940. Any such change will be made in accordance with applicable insurance and securities laws and after obtaining any necessary approvals, including those of the New York State Insurance Department and the Securities and Exchange Commission. Any such change will not reduce the benefits due under this Certificate.

Nonparticipating
The Contract does not pay dividends or share in the Company's divisible surplus.

Misstatement
If the age of a person on whose life Benefit Payments are based is misstated, the payments or other benefits under this Certificate shall be adjusted to the amount which would have been payable based on the correct age. If we made any underpayments based on any misstatement, the amount of any underpayment with interest at the rate of six percent (6%) per year shall be immediately paid in one sum. In addition to any other remedies that may be available at law or at equity, we may deduct any overpayments made, with interest at the rate of six percent (6%) per year, from any succeeding payments due under this Certificate.

Required Reports
At least once each Certificate Year, we will send you one or more statements reporting the investments held in the Separate Account, the number of Accumulation Units under your Certificate and your Account Value as of the most recent calendar quarter, and any other information required by law, until the first to occur of the following:

1) the date your participation interest under the Contract is fully surrendered;

2)       the Annuity Commencement Date; or

3)       the Death Benefit Commencement Date.

The report will be mailed to your last known address. The reported values will be based on the information in our possession at the time the report is prepared by us. We may adjust the reported values at a later date if that information proves to be incorrect or has changed.

Exclusive Benefit
Your participation interest under the Contract is for the exclusive benefit of you and your Beneficiaries. Your participation interest under the Contract is nonforfeitable by us.

State Law
All factors, values, benefits and reserves under the Contract will not be less than those required by the law of the state in which the Contract is delivered.

Claims of Creditors
To the extent allowed by law, the Contract and all values and benefits under it are not subject to the claims of creditors or to legal process.

Company Liability
We will not incur any liability or be responsible for any failure, in whole or in part, by you or by any person having rights or benefits arising out of or related to the Contract, to comply with any applicable laws, regulations or rulings issued by a governmental agency.

Voting Rights
To the extent required by law, we will vote all shares of the Funds held in the Separate Account, at regular and special shareholder meetings of the Funds, in accordance with instructions received from you, or, if applicable, from the Person Controlling Payments. If there is a change in the law which permits us to vote the shares of the Funds without such instructions, then we reserve the right to do so.

Incontestability
This Certificate shall not be contestable by us.

Discharge of Liability
Upon payment of any partial or full surrender, any Benefit Payment, we shall be discharged from all liability to the extent of each such payment.

Termination
Either we or the Contract Owner may terminate the Contract by giving advance notice in writing. The Contract describes the benefits and charges, if any, in the event of termination of the Contract. Refer to the Contract for information regarding these benefits and charges. If the Contract is terminated, this Certificate and your participation interest under the Contract may be continued on a deferred paid-up basis, subject to all of the terms and conditions of the Contract, unless you surrender your participation as a whole. Termination of the Contract will not affect Benefit Payments being made by us.

                                PURCHASE PAYMENTS


Purchase Payments

One or more Purchase Payments may be paid to us for you at any time before the Annuity Commencement Date, so long as:

1)       you are still living; and

2)       your participation interest has not been fully surrendered.

The initial Purchase Payment for you must be paid to us on or before the Certificate Effective Date. Each Purchase Payment must be paid to us at our Administrative Office, and is subject to any minimums or maximums shown on the Certificates Specification page.
Upon request, we will provide the Contract Owner with a receipt as proof of payment.

Allocation of Purchase Payment(s)
We will allocate Purchase Payments to the Fixed Account options and/or to the Sub-Accounts according to the instructions we receive in your enrollment form or subsequent Written Request. Allocations must be made in whole percentages. The minimum Purchase Payment amount that can be allocated to a Fixed Account option other than the Fixed Accumulation Account is $2,000.

No Termination
Except as stated elsewhere in this Certificate, your participation will not be terminated by us due to failure to make additional Purchase Payments.


                                  FIXED ACCOUNT


Fixed Account
The Fixed Account is part of the Company's general account. The values of the Fixed Account are not dependent upon the investment performance of the Sub-Accounts.

Fixed Account Options. The Fixed Account options available as of the Certificate Effective Date are listed on the Certificate Specifications page. Different Fixed Account options may be offered by us at any time.

Interest Credited. The guaranteed rate of interest for the Fixed Account options is three percent (3%) per year, compounded annually. We may, at any time, pay a current interest rate as declared by our Board of Directors for any of the Fixed Account options that is higher than the guaranteed rate.

The interest rate initially credited to each Purchase Payment allocated to the Fixed Accumulation Account Option will not be changed any sooner than twelve
(12) months following the date on which that Purchase Payment was received; thereafter, the interest rate credited will not be changed more frequently than once per calendar quarter. In the case of transfers from other Fixed Account options or the Sub-Accounts to the Fixed Accumulation Account Option, the interest rate will not be changed more frequently than once per calendar quarter.

The interest rate credited to amounts allocated to the Fixed Account options other than the Fixed Accumulation Account Option will not be changed during the duration of the applicable guarantee period.

Renewal. The following provisions apply to all Fixed Account options except the Fixed Accumulation Account Option.

At the end of a guarantee period, and for the thirty (30) days immediately preceding the end of such guarantee period, you may elect a new option to replace the Fixed Account option that is then expiring. The entire amount maturing may be re-allocated to any of the then-current options under the Certificate (including the various Sub-Accounts within the Separate Account), except that a Fixed Account option with a guarantee period that would extend past the Annuity Commencement Date may not be selected. In particular, in the case of renewals occurring within one (1) year of such Commencement Date, the only Fixed Account option available is the Fixed Accumulation Account Option.

If you do not specify a new Fixed Account option in accordance with the preceding paragraph, you will be deemed to have selected the same Fixed Account option as is expiring, so long as the guarantee period of such option does not extend beyond the Annuity Commencement Date. In the event that such a period would extend beyond that date, you will be deemed to have selected the Fixed Account option with the longest available guarantee period that expires prior to that date, or, failing that, the Fixed Accumulation Account Option.

Any renewal of a Fixed Account option under this Renewal provision will be effective on the day after the expiration of the guarantee period that is then expiring.

Fixed Account Value
The Fixed Account Value for this Certificate at any time is equal to:

1)       the Purchase Payment(s) allocated to the Fixed Account; plus

2)       amounts transferred to the Fixed Account; plus

3)       interest credited to the Fixed Account; less

4) any charges, surrenders, deductions, amounts transferred from the Fixed Account or other adjustments made as described elsewhere in this Certificate.


                                SEPARATE ACCOUNT


General Description
The variable benefits under this Certificate are provided through the Separate Account. The Separate Account is registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940.

The income, if any, and any gains or losses, realized or unrealized, on the Separate Account will be credited to or charged against the amounts allocated to such account without regard to other income, gains, or losses of the Company. The amounts allocated to the Separate Account and the accumulations thereon remain the property of the Company, but that portion of the assets of the Separate Account that is equal to the reserves and other contractual liabilities under all policies, annuities, and other contracts identified with the Separate Account, is not chargeable with liabilities arising out of any other business of the Company. The Company is not, and does not hold itself out to be, a trustee in respect of such amounts.

We have the right to transfer to our general account, in our sole discretion and at any time without prior written notice, any assets of the Separate Account which are in excess of the required reserves and other contractual liabilities under all policies, annuities, and other contracts identified with the Separate Account.

Sub-Accounts of the Separate Account
The assets of the Separate Account are divided into Sub-Accounts. The Sub-Accounts available as of the Certificate Effective Date are listed on the Certificate Specifications page. Each Sub-Account invests exclusively in shares of an underlying Fund as shown on the Certificate Specifications page. Any amounts of income and any gains on the shares of a Fund will be reinvested in additional shares of that Fund at its Net Asset Value.

Valuation of Assets
Shares of Funds held by each Sub-Account will be valued at their Net Asset Value at the end of each Valuation Period, as reported by each such Fund.

Variable Account Value
Purchase Payment(s) may be allocated among and, as described elsewhere in this Certificate, Account Values may be transferred to the various Sub-Accounts within the Separate Account. For each Sub-Account, the Purchase Payment(s) or amounts transferred are converted into Accumulation Units. The number of Accumulation Units credited is determined by dividing the dollar amount directed to each Sub-Account by the value of the Accumulation Unit for that Sub-Account at the end of the Valuation Period on which the Purchase Payment(s) or transferred amount is received.

The following events will result in the cancellation of an appropriate number of Accumulation Units of a Sub-Account:

1)       transfer from a Sub-Account;

2)       full or partial surrender of your Variable Account Value;

3)       payment of a Death Benefit;

4)       application of your Variable Account Value to a settlement option;

5)       deduction of the Certificate Maintenance Fee; or

6)       deduction of any Transfer Fee.

Accumulation Units will be canceled as of the end of the Valuation Period during which the Company receives a Written Request regarding the event giving rise to such cancellation, or an applicable Commencement Date, or the end of the Valuation Period on which the Certificate Maintenance Fee or Transfer Fee is due, as the case may be.

The Variable Account Value for this Certificate at any time is equal to the sum of the number of Accumulation Units for each Sub-Account attributable to this Certificate multiplied by the Accumulation Unit Value for each Sub-Account at the end of the preceding Valuation Period.

Accumulation Unit Value
The initial Accumulation Unit Value for each Sub-Account, with the exception of the Money Market Sub-Account, was set at $10.00. The initial Accumulation Unit Value for the Money Market Sub-Account was set at $1.00. Thereafter, the Accumulation Unit Value at the end of each Valuation Period is the Accumulation Unit Value at the end of the previous Valuation Period multiplied by the Net Investment Factor, as described below.

The Net Investment Factor is a factor applied to measure the investment performance of a Sub-Account from one Valuation Period to the next. Each Sub-Account has a Net Investment Factor for each Valuation Period which may be greater or less than one. Therefore, the Accumulation Unit Value for each Sub-Account may increase or decrease. The Net Investment Factor for any Sub-Account for any Valuation Period is determined by dividing (1) by (2) and subtracting (3) from the result, where:

1)       is equal to:

         a) the Net Asset Value per share of the Fund held in the Sub-Account, determined at the end of the applicable Valuation Period; plus

         b) the per share amount of any dividend or net capital gain distributions made by the Fund held in the Sub-Account, if the "ex-dividend" date occurs during the applicable Valuation Period; plus or minus

         c) a per share charge or credit for any taxes reserved for, which is determined by the Company to have resulted from the investment operations of the Sub-Account;

2) is the Net Asset Value per share of the Fund held in the Sub-Account, determined at the end of the immediately preceding Valuation Period; and

3) is the factor representing the Mortality and Expense Risk Charge and the Administration Charge deducted from the Sub-Account for the number of days in the applicable Valuation Period.


                                    TRANSFERS


Prior to the applicable Commencement Date, you may transfer amounts in a Sub-Account to a different Sub-Account and/or one or more of the Fixed Account options.

After the first Certificate Anniversary, and prior to the applicable Commencement Date, you may transfer amounts from any Fixed Account option to any other Fixed Account option and/or one or more of the Sub-Accounts. If a transfer is being made from a Fixed Account option pursuant to the Renewal provision of this Certificate, then the entire amount of that Fixed Account option subject to renewal at that time may be transferred. In any other case, transfers from any Fixed Account option are subject to a cumulative limit during each Certificate Year of twenty percent (20%) of the Fixed Account option's value as of the most recent Certificate Anniversary.

Amounts previously transferred from Fixed Account options to the Sub-Accounts may not be transferred back to the Fixed Account options for a period of ninety
(90) days from the date of transfer.

The minimum transfer amount for any transfer is $500. The number of transfers per year over which we will charge a Transfer Fee on each additional transfer, and the amount of the Transfer Fee, are shown on the Certificate Specifications page.

We reserve the right, in our sole discretion and at any time without prior notice, to terminate, suspend or modify the transfer privileges described above.


                                FEES AND CHARGES


Mortality and Expense Risk Charge
The Mortality and Expense Risk Charge is shown on the Certificate Specifications page and is deducted daily from each Sub-Account. This deduction is made to compensate the Company for assuming the mortality and expense risks under the Contract.

Administration Charge
The Administration Charge is shown on the Certificate Specifications page and is deducted daily from each Sub-Account. This deduction is made to reimburse the Company for expenses incurred in the administration of the Contract, the Certificates thereunder, and the Separate Account.

Certificate Maintenance Fee
The Certificate Maintenance Fee ("Fee") is shown on the Certificate Specifications page and is deducted as of the Valuation Date next following each Certificate Anniversary prior to the applicable Commencement Date. In addition, the full annual Fee will be charged at the time of a full surrender. The Fee will be allocated to each Sub-Account in the same proportion as each Sub-Account's value is to the total Variable Account Value for this Certificate on the end of such Valuation Period. The Fee does not apply to the Fixed Account.

After the applicable Commencement Date, if a Variable Dollar Benefit is elected, the Fee will be deducted pro-rata from each Benefit Payment and will result in a reduction in the amount of such payment.

The Fee may be waived in whole or in part in our sole discretion.


                                   SURRENDERS


Surrenders
A surrender in full may be made for the Surrender Value, or partial surrenders may be made for a lesser amount, by Written Request at any time prior to the Annuity Commencement Date. The amount of any partial surrender must be at least $500. If a partial surrender would reduce your Account Value to less than $500, we will treat the surrender request as a request for full surrender. Surrenders will be deemed to be withdrawn first from the portion of the Account Value that represents the Accumulated Earnings for this Certificate and then from Purchase Payments. For purposes of this Certificate, Purchase Payments are deemed to be withdrawn on a "first-in, first-out" (FIFO) basis.

The amount available for surrender will be the Surrender Value at the end of the Valuation Period in which the Written Request is received by us.

Surrender Value
The Surrender Value for this Certificate at any time is an amount equal to:

1)       the Account  Value as of the end of the  applicable  Valuation  Period;
         less

2)       any applicable Contingent Deferred Sales Charge; less

3)       any outstanding loans; and less

4)       any applicable premium tax or other taxes not previously deducted.

On full surrender, a full Certificate Maintenance Fee will also be deducted as part of the calculation of the Surrender Value.

Contingent Deferred Sales Charge
A full or partial surrender may be subject to a Contingent Deferred Sales Charge as set forth on the Certificate Specifications page. The Contingent Deferred Sales Charge applies to and is calculated separately for each Purchase Payment.


Surrenders will result in the cancellation of Accumulation Units from each applicable Sub-Account(s) and/or a reduction of your Fixed Account Value and a reduction in your Death Benefit amount. In the case of a full surrender, your participation interest under the Contract and this Certificate will be terminated. The Contingent Deferred Sales Charge may be waived in whole or in part in our sole discretion.

Deferral of Payment

The Company has the right to suspend or delay the date of payment of a partial or full surrender of the Variable Account Value for any period:


1) when the New York Stock Exchange is closed, or when trading on the New York Stock Exchange is restricted; or

2) when an emergency exists (as determined by the Securities and Exchange Commission) as a result of which:

         a) the disposal of securities in the Separate Account is not reasonably practicable; or

         b) it is not reasonably practicable to determine fairly the value of the net assets in the Separate Account; or

3) when the Securities and Exchange Commission so permits for the protection of security holders.

The Company further reserves the right to delay payment of a partial or full surrender of the Fixed Account Value for up to six (6) months after we receive your Written Request.


                              OWNERSHIP PROVISIONS


Ownership of Separate Account
The Company has absolute ownership of the assets in the Separate Account. However, the Company is not, and does not hold itself out to be, a trustee in respect of any amounts under the Separate Account.

Ownership of Contract and Participant Account
The owner of the Contract (the "Contract Owner") is your employer or the trustee for your employer's retirement plan, as shown on your enrollment form and on the Certificate Specifications page. The Contract is held by the Contract Owner for the benefit of the participants and Beneficiaries.

Each participant for whom Purchase Payment(s) are made will participate in the Contract as a Participant. A participant account will be established for each Participant.

Transfer and Assignment
Neither you nor the Contract Owner may transfer, sell, assign, pledge, charge, encumber or in any way alienate an interest under this Certificate or the Contract.

Successor Owner
By Written Request, your spouse may, in some cases, succeed to the ownership of your participation interest under the Contract after your death. Specifically, if you die and your spouse is the sole surviving Beneficiary of your participation interest, he or she will become the Successor Owner of your participation interest if:

1)       you make that Written Request before your death; or

2) after your death, your spouse makes that Written Request within one (1) year of your death and before the Death Benefit Commencement Date.

As Successor Owner, your spouse will then succeed to all rights of ownership under this Certificate except the right to name another Successor Owner.

Community Property
If you live in a community property state and have a spouse at any time while you participate under the Contract, the laws of that state may vary your ownership rights.

                             BENEFICIARY PROVISIONS


Beneficiary
The Beneficiary is the person or persons so designated on your enrollment form, if any, or under the Change of Beneficiary provision of this Contract. If you have not designated a Beneficiary, or if no Beneficiary designated survives you, then the Beneficiary will be your estate.

Unless you provide otherwise by Written Request, a Beneficiary will be deemed not to have survived you if he or she dies within thirty (30) days after your death.

A Beneficiary designation may be joint or contingent or both. Unless otherwise stated, joint Beneficiaries will be entitled to equal shares. A contingent Beneficiary will be entitled to a benefit only if there is no surviving primary Beneficiary.

Change of Beneficiary
An irrevocable Beneficiary may not be changed without his or her consent. Unless you have designated an irrevocable Beneficiary, you may change your designation of a Beneficiary at any time before the Annuity Commencement Date, effective as of the date the Written Request is signed, subject to our receiving the Written Request.

Any such change is subject to the following:

1)       it must be made by Written Request; and

2) unless otherwise elected or required by law, it will not cancel any settlement option election previously made.


                      BENEFIT ON ANNUITY COMMENCEMENT DATE


Annuity Commencement Date
The Annuity Commencement Date is shown on the Certificate Specifications page. You may change the Annuity Commencement Date by Written Request made at least thirty (30) days prior to the date that Annuity Benefit payments are scheduled to begin. The Annuity Commencement Date cannot be later than the Certificate Anniversary following your 85th birthday, or five (5) years after the Certificate Effective Date, whichever is later, but in no event will it be later than your 90th birthday..

Annuity Benefit Payments
An amount equal to the Account Value (after deduction of any fees and charges, loans, or applicable premium tax or other taxes not previously deducted) will be used to provide Annuity Benefit payments commencing on or after the Annuity Commencement Date.

Annuity Benefit payments will be made to you as payee. Any Annuity Benefit amounts remaining payable on your death will be paid to the contingent payee designated by you by Written Request. You will be the person on whose life any Annuity Benefit payments are based.

If no contingent payee designated by you is surviving at the time payment is to be made, then after your death any Annuity Benefit amounts remaining payable will be paid to the person or persons designated as contingent payee by Written Request by the last payee who received payments. Failing that, any such amounts will be paid to the estate of the last payee who received payments.

Form of Annuity Benefit
Annuity Benefit payments will be Fixed Dollar Benefit payments, made monthly in accordance with the terms of Option B with a fixed period of one hundred twenty
(120) months under the SETTLEMENT OPTIONS section of this Contract.

In lieu of that, you may elect to have Annuity Benefit payments made pursuant to any other available settlement option under the SETTLEMENT OPTIONS section of this Certificate. Any such election must be made by Written Request before the Annuity Commencement Date. You may change your election of a settlement option by Written Request made at least thirty (30) days prior to the date that Annuity Benefit payments are scheduled to begin.


                         BENEFIT ON DEATH OF PARTICIPANT


Death Benefit
A Death Benefit will be paid under this Certificate if:

1)       you  die  before  the  Annuity   Commencement   Date  and  before  your
         participation interest is fully surrendered;

2)       the Death Benefit Valuation Date has occurred; and

3) your spouse does not become the Successor Owner of your participation interest.

If a Death Benefit becomes payable:

1)       it will be in lieu of all other benefits evidenced by this Certificate;
         and

2) all other rights evidenced by this Certificate will be terminated except for rights related to the Death Benefit.

Death Benefit payments shall be made to the Beneficiary as payee.

The Beneficiary shall be the person on whose life any Death Benefit payments under a settlement option election are based.

Any Death Benefit amounts remaining payable on the death of the Beneficiary will be paid:

1) to any contingent payee designated as part of any Death Benefit settlement option election made by you, or if none is surviving at the time payment is to be made; then

2) to any contingent payee designated by the Beneficiary by Written Request, or if none is surviving at the time payment is to be made; then

3)       to the estate of the last payee who received payments.

Only one Death Benefit will be paid with respect to your participation interest under the Contract.

Death Benefit Amount

If you die before attaining Age eighty (80) and before the Annuity Commencement Date, the Death Benefit is an amount equal to the greatest of:

1)       the Account Value on the Death Benefit Valuation Date; or

2) the total Purchase Payment(s), with interest at three percent (3%) per year, compounded annually through the earlier of the Death Benefit Valuation Date or the Certificate Anniversary prior to the date you would have attained Age eighty (80, less any partial surrenders and any Contingent Deferred Sales Charges that applied to those amounts; or

3) the largest Account Value on any Certificate Anniversary after the fourth Certificate Anniversary and prior to the earlier of the Death Benefit Valuation Date or the date you would have attained Age eighty
         (80), less any partial surrenders after such Account Value was determined and any Contingent Deferred Sales Charges that applied to those amounts.

If you die after attaining Age eighty (80) and before the Annuity Commencement Date, the Death Benefit is an amount equal to the greatest of:

1)       the Account Value on the Death Benefit Valuation Date; or

2) the total Purchase Payment(s), with interest at three percent (3%) per year, compounded annually through the Certificate Anniversary prior to your 80th birthday, less any partial surrenders and any Contingent Deferred Sales Charges that applied to those amounts; or


3) the largest Account Value on any Certificate Anniversary after the fourth Certificate Anniversary and prior to the date on which you attained Age eighty (80), less any partial surrenders after such Account Value was determined and any Contingent Deferred Sales Charges that applied to those amounts.

In any event, if this Certificate was issued to you after Age eighty (80), and you die before the Annuity Commencement Date, the amount of the Death Benefit will be the greater of:

1)       the Account Value on the Death Benefit Valuation Date; or

2) the total Purchase Payment(s), less any partial surrenders and any Contingent Deferred Sales Charges that applied to those amounts.

As of the Death Benefit Valuation Date, the amount of the Death Benefit will be allocated among the Sub-Accounts and Fixed Account options in the same proportion as each Account's value is to the total Account Value as of the end of the Valuation Period immediately preceding the Death Benefit Valuation Date.

Any applicable premium tax or other taxes not previously deducted, and any outstanding loans, will be deducted from the Death Benefit amount described above.

Transfers After Death
Between the Death Benefit Valuation Date and the Death Benefit Commencement Date, a Beneficiary may transfer funds among Sub-Accounts and Fixed Account options as described under the TRANSFERS section of this Contract.

Form of Death Benefit
Payments under the Death Benefit provision of this Contract will be Fixed Dollar Benefit payments made monthly in accordance with the terms of Option A with a period certain of forty-eight (48) months under the SETTLEMENT OPTIONS section of this Contract.

In lieu of that, you may elect at any time before your death to have payments under the Death Benefit provision of this Contract made in one lump sum or pursuant to any available settlement option under the SETTLEMENT OPTIONS section of this Contract. If you do not make any such election, the Beneficiary may make that election at any time after your death and before the Death Benefit Commencement Date.

You may change your election of a settlement option at any time before your death.

If a Beneficiary elects a settlement option as noted above, he or she may change his or her own election of a settlement option by Written Request made at least thirty (30) days prior to the date that Death Benefit payments are scheduled to begin.

Any election or change of election must be made by Written Request.

                               SETTLEMENT OPTIONS


Conditions
The amount applied to a settlement option must be at least $2,000. We will pay you the Account Value in one lump sum on the Annuity Commencement Date if it is less than $2,000. The amount of any Fixed Dollar Benefit payment, or the amount of the first Variable Dollar Benefit payment, under a settlement option must be at least $20. More than one settlement option may be elected if the requirements for each settlement option elected are satisfied. Once payment begins under a settlement option, the settlement option may not be changed.

All elected settlement options must comply with current applicable laws, regulations and rulings issued by any governmental agency.

If more than one person is the payee under a settlement option, payments will be made to the payees in equal shares, unless otherwise provided by Written Request. No more than two persons may be initial payees under any joint and survivor settlement options.

If payment under a settlement option depends on whether a specified person is still alive, we may at any time require proof that such person is still living. We will require proof of the age of any person on whose life Benefit Payments are based.

Benefit Payments
Benefit Payments may be calculated and paid:

1)       as a Fixed Dollar Benefit:
2)       as a Variable Dollar Benefit; or
3)       as a combination of both.

If only a Fixed Dollar Benefit is to be paid, we will transfer all of the Account Value to the Company's general account on the applicable Commencement Date, or on the Death Benefit Valuation Date (if applicable). Similarly, if only a Variable dollar Benefit is elected, we will transfer all of the Account Value to the Sub-Accounts as of the end of the Valuation Period immediately prior to the applicable Commencement Date; we will allocate the amount transferred among the Sub-Accounts in accordance with a Written Request. No transfers between the Fixed Dollar Benefit and the Variable Dollar Benefit will be allowed after the Commencement Date. However, after the Variable Dollar Benefit has been paid for at least twelve (12) months, the Person Controlling Payments may, no more than once each twelve (12) months thereafter, transfer all or part of the Benefit Units upon which the Variable Dollar Benefit is based form the Sub-Account(s) then held, to the Benefit Units in different Sub-Account(s).

If a Variable Dollar Benefit is elected, the amount to be applied under that benefit is the Variable Account Value as of the end of the Valuation Period immediately preceding the applicable Commencement Date. If a Fixed Dollar Benefit is to be paid, the amount to be applied under that benefit is the Fixed Account Value as of the applicable Commencement Date, or as of the Death Benefit Valuation Date (if applicable).

Fixed Dollar Benefit
Fixed Dollar Benefits payments are determined by multiplying the Fixed Account Value (expressed in thousands of dollars and after deduction of any fees and charges, loans, or applicable premium tax or other taxes not previously deducted) by the amount of the monthly payment per $1,000 of value obtained from the Settlement Option Table for the settlement option elected. Fixed Dollar Benefit payments will remain level for the duration of the Benefit Payment Period.

If at the time a Fixed Dollar Benefit is elected, we have available options or rates on a more favorable basis than those guaranteed, the higher benefits shall be applied and shall not change for as long as that election remains in force.

Betterment Of Rates
The Fixed Dollar Benefit available under this Certificate as of the Annuity Commencement Date or the Death Benefit Commencement Date will not be less than the benefit that would be provided by the application of the Account Value to purchase any single consideration immediate annuity contract offered by us at the time to the same class of annuitants.

Variable Dollar Benefit
The first monthly Variable Dollar Benefit payment is equal to your Variable Account Value (expressed in thousands of dollars and after deduction of any fees and charges, loans, or applicable premium tax or other taxes not previously deducted) as of the end of the Valuation Period immediately preceding the applicable Commencement Date multiplied by the amount of the monthly payment per $1,000 of value obtained from the Settlement Option Table for the Benefit Payment elected less the pro-rata portion of the Certificate Maintenance Fee.

The number of Benefit Units in each Sub-Account held by you is determined by dividing the dollar amount of the first monthly Variable Dollar Benefit payment for each Sub-Account by the Benefit Unit Value for that Sub-Account as of the applicable Commencement Date. The number of Benefit Units remains fixed during the Benefit Payment Period, except as a result of any transfers among Sub-Accounts after the applicable Commencement Date.

The dollar amount of the second and subsequent Variable Dollar Benefit payment will reflect the investment performance of the Sub-Account(s) selected and may vary from month to month. The total amount of the second and any subsequent Variable Dollar Benefit payment will be equal to the sum of the payments from each Sub-Account less a pro-rata portion of the Certificate Maintenance Fee.

The payment from each Sub-Account is found by multiplying the number of Benefit Units held in each Sub-Account by you by the Benefit Unit Value for that Sub-Account as of the end of the fifth Valuation Period preceding the due date of the payment.

The Benefit Unit Value for each Sub-Account is originally established in the same manner as Accumulation Unit Values. Thereafter, the value of a Benefit Unit for a Sub-Account is determined by multiplying the Benefit Unit Value as of the end of the preceding Valuation Period by the Net Investment Factor, determined as set forth under the Accumulation Unit Value provision of this Certificate, for the Valuation Period just ended. The product is then multiplied by the assumed daily investment factor (0.99991781), for the number of days in the Valuation Period. The factor is based on the assumed net investment rate of three percent (3%) per year, compounded annually, that is reflected in the Settlement Option Tables.

Variable Dollar Benefit payments will not be adversely affected by actual mortality and expense experience of the Sub-Accounts.

Limitation on Election of Settlement Option
Fixed periods shorter than five (5) years are not available, except as a Death Benefit settlement option.

Settlement Option Computations
The 1983 Group Annuity Mortality Table with interest at three percent (3%) per year, compounded annually, is used to compute all guaranteed settlement option factors, values, and benefits under this Contract.

Available Settlement Options
The available settlement options are set out below.

Option A  Income for a Fixed Period

         We will make periodic payments for a fixed period. The first payment will be paid as of the last day of the initial Payment Interval. The maximum time over which payments will be made by us or money will be held by us is thirty (30) years. The Option A Table applies to this Option.

Option B  Life Annuity with Payments for at Least a Fixed Period

         We will make monthly payments for at least a fixed period. If the person on whose life Benefit Payments are based lives longer than the fixed period, then we will make payments until his or her death. The first payment will be paid as of the first day of the initial Payment Interval. The Option B Table applies to this Option.

Option C  Joint and One-half Survivor Annuity

         We will make periodic payments until the death of the person on whose life Benefit Payments are based; thereafter, we will make one-half (1/2) of the periodic payment until the death of the secondary person on whose life Benefit Payments are based. The first payment will be paid as of the first day of the initial Payment Interval. The Option C Table applies to this Option.

Option D  Life Annuity

         We will make periodic payments until the death of the person on whose life Benefit Payments are based. The first payment will be paid as of the first day of the initial Payment Interval. The Option D Table applies to this Option.

Option E  Any Other Form

         We will make periodic payments in any other form of settlement option which is acceptable to us at the time of election.


Settlement Option Tables
The Option Tables show the payments we will make at sample Payment Intervals for each $1,000 applied at the guaranteed interest rate. Amounts may vary with the Payment Interval and the age of the person on whose life Benefit Payments are based.


                                             OPTION A TABLE - INCOME FOR A FIXED PERIOD
                                               Payments for fixed number of years for
                                                        each $1,000 applied.

-----------------------------------------------------------------------------------------------------------------------
Terms of        Semi-Annual              Terms         Semi-Annual               Terms of     Semi-Annual
Payments Annual        Quarterly Monthly  of     Annual       Quarterly  Monthly Payments Annual      Quarterly Monthly
                                        Payments
-----------------------------------------------------------------------------------------------------------------------

  Years                                  Years                                   Years
    6    184.60  91.62   45.64   15.18     11    108.08  53.64   26.72   8.88     16     79.61  39.51  19.68    6.54
    7    160.51  79.66   39.68   13.20     12    100.46  49.86   24.84   8.26     17     75.95  37.70  18.78    6.24
    8    142.46  70.70   35.22   11.71     13    94.03   46.67   23.25   7.73     18     72.71  36.09  17.98    5.98
    9    128.43  63.74   31.75   10.56     14    88.53   43.94   21.89   7.28     19     69.81  34.65  17.26    5.74
   10    117.23  58.18   28.98    9.64     15    83.77   41.57   20.71   6.89     20     67.22  33.36  16.62    5.53

-----------------------------------------------------------------------------------------------------------------------

                          OPTION B TABLE - LIFE ANNUITY
                    With Payments For At Least A Fixed Period

--------- ---------------- --------------- ---------------- ----------------
             60 Months       120 Months      180 Months       240 Months
--------- ---------------- --------------- ---------------- ----------------
  Age
--------- ---------------- --------------- ---------------- ----------------
   55          $4.55           $4.51            $4.44            $4.33
   56           4.65            4.61             4.52             4.39
   57           4.76            4.71             4.61             4.46
   58           4.87            4.81             4.70             4.53
   59           4.99            4.92             4.79             4.60
   60           5.12            5.04             4.89             4.67
   61           5.25            5.16             4.99             4.74
   62           5.40            5.29             5.09             4.81
   63           5.55            5.42             5.19             4.87
   64           5.72            5.56             5.30             4.94
   65           5.89            5.71             5.40             5.00
   66           6.08            5.86             5.51             5.06
   67           6.27            6.02             5.62             5.11
   68           6.48            6.19             5.72             5.17
   69           6.71            6.36             5.83             5.22
   70           6.95            6.54             5.93             5.26
   71           7.20            6.72             6.03             5.30
   72           7.46            6.90             6.12             5.34
   73           7.75            7.08             6.21             5.37
   74           8.04            7.27             6.30             5.40
--------- ---------------- --------------- ---------------- ----------------



                                                 OPTION C TABLE - JOINT AND ONE-HALF
                                             SURVIVOR ANNUITY Monthly payments for each
                                            $1,000 of proceeds by ages of persons named.*

-------------- -------------------------------------------------------------------------------------------------------

                                  Secondary Age
-------------- -------- --------- -------- --------- -------- --------- -------- --------- -------- --------- --------
 Primary Age
                 60        61       62        63       64        65       66        67       68        69       70
-------------- -------- --------- -------- --------- -------- --------- -------- --------- -------- --------- --------

     60         $4.73     $4.75    $4.78     $4.80    $4.83     $4.85    $4.87     $4.89    $4.92     $4.93    $4.95
     61          4.81      4.84     4.87      4.90     4.92      4.95     4.97      5.00     5.02      5.04     5.06
     62          4.90      4.93     4.96      4.99     5.02      5.05     5.08      5.11     5.13      5.16     5.18
     63          4.99      5.03     5.06      5.09     5.13      5.16     5.19      5.22     5.25      5.28     5.30
     64          5.09      5.12     5.16      5.20     5.23      5.27     5.30      5.34     5.37      5.40     5.43
     65          5.18      5.22     5.26      5.31     5.35      5.38     5.42      5.46     5.49      5.53     5.56
     66          5.28      5.33     5.37      5.42     5.46      5.50     5.54      5.58     5.62      5.66     5.70
     67          5.38      5.43     5.48      5.53     5.58      5.62     5.67      5.72     5.76      5.80     5.84
     68          5.49      5.54     5.59      5.65     5.70      5.75     5.80      5.85     5.90      5.95     5.99
     69          5.60      5.65     5.71      5.77     5.82      5.88     5.93      5.99     6.04      6.10     6.15
     70          5.71      5.77     5.83      5.89     5.95      6.01     6.07      6.13     6.19      6.25     6.31

-------------- -------- --------- -------- --------- -------- --------- -------- --------- -------- --------- --------

*Payments after the death of the Primary Payee will be one-half (1/2) of the amount shown.

                                                    OPTION D TABLE - LIFE ANNUITY
                                                  Monthly payments for each $1,000
                                                              applied.

------------ ------------------ --------- ------------------ ---------- ----------------- --------- ------------------
    Age                           Age                           Age                         Age
------------ ------------------ --------- ------------------ ---------- ----------------- --------- ------------------
    55             $4.56           60           $5.14           65           $5.95           70           $7.08
    56              4.67           61            5.28           66            6.14           71            7.36
    57              4.77           62            5.43           67            6.35           72            7.66
    58              4.89           63            5.59           68            6.58           73            7.98
    59              5.01           64            5.76           69            6.82           74            8.33

------------ ------------------ --------- ------------------ ---------- ----------------- --------- ------------------

NY3333C99














                                [GRAPHIC OMITTED]

                            A Stock Insurance Company
           Home Office Address: 90 William Street, New York, NY 10038
                             Administrative Office:
                  [P.O. Box 5423] Cincinnati, Ohio [45201-5423]

                          Certificate of Participation
        Under a Group Flexible Premium Deferred Variable Annuity Contract
                         Nonparticipating - No Dividends

NY3463GE99
                                [GRAPHIC OMITTED]

                            A Stock Insurance Company
                  P.O. Box 21029, New York, New York 10129-1029
                             Administrative Office:
                   [P.O. Box 5423 Cincinnati, Ohio 45201-5423]

                                LOAN ENDORSEMENT


The policy is changed as set out below to permit loans:


LOAN AMOUNT AND CONDITIONS. So long as a participant has not commenced distributions of his or her interest under a payment option (or any other systematic payment program), the participant may borrow an amount (the "new policy loan") if all of the following requirements are met:

1. the sum of the participant's new policy loan plus the highest balance of each other policy loan, if any, of the participant at any time during the one-year period ending on the date of the new policy loan, cannot exceed $50,000; and

2. the sum of the participant's new policy loan plus the current balance of each other policy loan, if any, of the participant, cannot exceed the greater of (i) $10,000, or (ii) one-half of the net amount payable to the participant upon a full surrender of his or her interest in the policy; and

3. the net amount payable the participant upon a full surrender of his or her interest in the policy, less the sum of the participant's new policy loan and the current balance of each other policy loan, if any, of the participant, cannot be less than the minimum amount required to avoid an involuntary surrender under the other provisions of the policy.

An application for a loan must be made on our form. We may delay granting the loan for up to six months after we receive a participant's request for it. We may also limit the frequency at which loans may be made, the minimum amount of a loan, and the minimum amount of loan payments to be made to us.


TERM; REPAYMENT. The principal and interest of each loan must be repaid to us within five years of the date such loan is made. This five year limit will not apply to any loan used to acquire a dwelling unit that is to be used as a principal residence by the participant. Regular substantially equal periodic payments must be made at least quarterly over the term of a loan until fully paid.


LIEN -- DEEMED SURRENDER AND DISTRIBUTION. A policy loan is a first lien on the participant's interest in the policy. The participant's interest in the policy will be the sole security for a loan. We may pay off the loan (by treating a portion of the interest equal to the balance of a loan as surrendered, and applying it to pay off the loan) if:

1.            the participant's interest in the policy is fully surrendered; or

2. distributions of the participant's interest begin under a payment option (or any other systematic payment program); or

3. the participant dies and his or her spouse is not the sole person entitled to the participant's interest in the policy.

If there is a default on repayment, then we may also pay off the loan (as described above), unless a distribution to the participant is prohibited by the other provisions of the policy.

NY3463GE99

INTEREST. The interest rate on a policy loan will not be more than 8% per year, unless otherwise provided under any other provision of the policy covering employee benefit plan loans. Any unpaid interest will be added to a loan; in effect, then, it will be compounded and will be part of the loan.

That portion of the participant's interest in the policy securing the outstanding loan balance shall be credited with interest at an annual rate that is not more than 3 percentage points below the interest rate charged on such loan. The interest credited on such portion of the participant's interest in the policy will not be less than that required under the applicable guaranteed minimum rate or value provisions of the policy.


This is part of the policy. It is not a separate contract. It changes the policy only as and to the extent stated. In all cases of conflict with the other terms of the policy, the provisions of this Endorsement shall control.

Signed for us at our office as of the date of issue.


 [GRAPHIC OMITTED][GRAPHIC OMITTED]           [GRAPHIC OMITTED][GRAPHIC OMITTED]
Senior Vice President & Assistant Treasurer          Executive Vice President
--------------------------------------------

NY3464CE99
                                [GRAPHIC OMITTED]

                            A Stock Insurance Company
                  P.O. Box 21029, New York, New York 10129-1029
                             Administrative Office:
                   [P.O. Box 5423 Cincinnati, Ohio 45201-5423]

                                LOAN ENDORSEMENT


Your Certificate of Participation under the policy (your "Certificate") is changed as set out below to add provisions for policy loans:


LOAN AMOUNT AND CONDITIONS. So long as you have not commenced distributions of your interest under a payment option (or any other systematic payment program), you may borrow an amount (the "new policy loan") if all of the following requirements are met:

1. the sum of your new policy loan plus the highest balance of each other policy loan of yours, if any, at any time during the one-year period ending on the date of the new policy loan, cannot exceed $50,000; and

2. the sum of your new policy loan plus the current balance of each other policy loan of yours, if any, cannot exceed the greater of
              (i) $10,000, or (ii) one-half of the net amount payable to you upon a full surrender of your interest in the policy; and

3. the net amount payable to you upon a full surrender of your interest in the policy, less the sum of your new policy loan and the current balance of each other policy loan of yours, if any, cannot be less than the minimum amount required to avoid an involuntary surrender under the other provisions of the policy.

An application for a loan must be made on our form. We may delay granting the loan for up to six months after we receive your request for it. We may also limit the frequency at which loans may be made, the minimum amount of a loan, and the minimum amount of loan payments to be made to us.


TERM; REPAYMENT. The principal and interest of each loan must be repaid to us within five years of the date such loan is made. This five year limit will not apply to any loan used to acquire a dwelling unit that is to be used as a principal residence by you. Regular substantially equal periodic payments must be made at least quarterly over the term of a loan until fully paid.


LIEN -- DEEMED SURRENDER AND DISTRIBUTION. A policy loan is a first lien on your interest in the policy. Your interest in the policy will be the sole security for a loan. We may pay off the loan (by treating a portion of your interest equal to the balance of a loan as surrendered, and applying it to pay off the loan) if:

1.       your interest in the policy is fully surrendered; or

2. distributions of your interest begin under a payment option (or any other systematic payment program); or

3. you die and your spouse is not the sole person entitled to your interest in the policy.

If there is a default on repayment, then we may also pay off the loan (as described above), unless a distribution to you is prohibited by the other provisions of the policy.

INTEREST. The interest rate on a policy loan will not be more than 8% per year, unless otherwise provided under any other provision of the policy covering employee benefit plan loans. Any unpaid interest will be added to a loan; in effect, then, it will be compounded and will be part of the loan.

That portion of your interest in the policy securing the outstanding loan balance shall be credited with interest at an annual rate that is not more than 3 percentage points below the interest rate charged on such loan. The interest credited on such portion of your interest in the policy will not be less than that required under the applicable guaranteed minimum rate or value provisions of the policy.


This is part of your Certificate. It is not a contract. It changes your Certificate only as and to the extent stated. In all cases of conflict with the other terms of your Certificate, the provisions of this Endorsement shall control.

Signed for us at our office as of the date of issue.


  [GRAPHIC OMITTED][GRAPHIC OMITTED]          [GRAPHIC OMITTED][GRAPHIC OMITTED]
Senior Vice President & Assistant Treasurer        Executive Vice President
-------------------------------------------

NY3453GE99
                                [GRAPHIC OMITTED]

                            A Stock Insurance Company
                  P.O. Box 21029, New York, New York 10129-1029
                             Administrative Office:
                   [P.O. Box 5423 Cincinnati, Ohio 45201-5423]

                        TAX SHELTERED ANNUITY ENDORSEMENT

The annuity contract is changed as set out below to add provisions for a Tax Sheltered Annuity.

     APPLICABLE TAX LAW RESTRICTIONS. This annuity contract is intended to receive contributions that qualify for deferred tax treatment under Internal Revenue Code ("IRC") Section 403(b). It is restricted as required by federal tax law. We may change the terms of this annuity contract or administer this annuity contract at any time as needed to comply with that law. Any such change may be applied retroactively.

     NO ASSIGNMENT OR TRANSFER. A participant cannot assign, sell, or transfer his or her interest in this annuity contract. A participant cannot pledge it to secure a loan or the performance of an obligation, or for any other purpose. The only exceptions to these rules are:
1) an interest in this annuity contract may secure a loan made under any loan provisions of this annuity contract; 2) an interest in this annuity contract may be transferred under a Qualified Domestic Relations Order as defined in IRC Section
              414(p); and
3) a participant may designate another person to receive payments with the participant based on joint lives or joint life expectancies, but any such designation shall not give that other person any present rights under the annuity contract during the participant's lifetime.

     LIMITS ON CONTRIBUTIONS. We may refuse to accept any contribution to this annuity contract that does not qualify for deferred tax treatment under IRC
     Section 403(b) and Section 415. Contributions made for a participant to this annuity contract and any other plan, contract, or arrangement under salary reduction agreement(s) with his or her employer(s) cannot exceed the limits of IRC Section 402(g).

     DISTRIBUTION  RESTRICTIONS ON SALARY REDUCTION  CONTRIBUTIONS AND CUSTODIAL
     ACCOUNTS   TRANSFERS.   To  comply  with  federal  tax  law,   distribution
     restrictions apply to amounts under this annuity contract that represent:

1) contributions made after December 31, 1988 under any salary reduction agreement with an employer;

2)            income  earned  after  December  31,  1988  on  salary   reduction
              contributions whenever made; or

3) transfers from a custodial account described in IRC Section 403(b)(7) and all income attributable to the amount transferred.

Any such amount cannot be distributed from this annuity contract unless the participant has:

1)            reached age 59-1/2; or

2)            separated from service with his or her employer; or

3)            become disabled (as defined in IRC Section 72(m)(7)); or

4) in the case of salary reduction contributions (including salary reduction contributions to a custodial account), incurred a hardship as defined under the IRC.

     A withdrawal made by reason of a hardship cannot include any income earned after December 31, 1988 attributable to salary reduction contributions.

     IRC Section 72(m)(7) states that: "An individual shall be considered to be disabled if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long-continued and indefinite duration. An individual shall not be considered to be disabled unless he furnishes proof of the existence thereof in such form and manner as the Secretary [of the Treasury] may require."

     DIRECT ROLLOVERS. To the extent required under IRC Section 401(a)(31), a participant or his or her surviving spouse may elect to have any portion of an eligible rollover distribution (as defined in IRC Section 403(b)(8)) paid directly to an Individual Retirement Annuity or Individual Retirement Account (as defined in IRC Section 408) or, if allowed, to another Tax Sheltered Annuity (as defined in IRC Section 403(b)), specified by the participant or surviving spouse and which accepts such distribution. Any direct rollover election must be made on our form, and must be received at our office before the date of payment.

     REQUIRED MINIMUM DISTRIBUTIONS DURING LIFE. The Required Beginning Date for distributions of a participant's interest in this annuity contract is April 1 following the later of the calendar year in which the participant reaches age 70-1/2 or the calendar year in which the participant retires. No later than the Required Beginning Date:

1) the participant's interest in this annuity contract must be paid in full; or

2) distributions of the participant's interest in this annuity contract must begin in the form of periodic payments made at least annually (i) for the participant's life or as joint and survivor payments to the participant and one other individual, or (ii) over a period certain not to exceed the participant's life expectancy or the joint and last survivor life expectancy of the participant and one other individual named to receive any remaining payments after the participant's death, with payments which do not increase or increase only as provided in Q&A F-3 of Section 1.401(a)(9)-1 of the Proposed Income Tax Regulations.

     All distributions made hereunder shall be made in accordance with the requirements of IRC Section 401(a)(9), including the incidental death benefit requirements of IRC Section 401(a)(9)(G), and the regulations thereunder, including the minimum distribution incidental benefit requirements of Section 1.401(a)(9)-2 of the Proposed Income Tax Regulations.

     Life expectancies are computed using the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. The life expectancies of a participant and his or her spouse shall be recalculated annually unless periodic payments for a fixed period begin irrevocably (subject to acceleration) by the Required Beginning Date. The life expectancy of any other individual may not be recalculated. Any life expectancy which is not being recalculated shall be determined using the attained age of the individual in the calendar year in which the participant reaches age 70-1/2 or in any earlier year in which payments begin irrevocably, and any payment calculations for subsequent years shall be based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year such life expectancy was first determined. Therefore, if a life expectancy is not recalculated, payments will be made over a fixed period which could end before that person's actual death.

     REQUIRED MINIMUM DISTRIBUTIONS AFTER DEATH. If the participant dies after the Required Beginning Date or after payments begin irrevocably (subject to acceleration), the remaining portion of the participant's interest in this annuity contract must continue to be distributed at least as rapidly as under the method of distribution being used prior to the participant's death.

     If the participant dies before the Required Beginning Date and before payments begin irrevocably, the participant's entire interest in this annuity contract must be paid either:

1)       in  full  by  December  31  of  the  fifth   calendar  year  after  the
         participant's death; or

2) over the life or over a period certain not greater than the life expectancy of the individual designated under this annuity contract to receive payments after the participant's death with payments beginning by December 31 of the first calendar year after the participant's death.

     However, if the participant's surviving spouse is the individual designated to receive his or her entire interest in this annuity contract, then the starting date for payments under clause 2) above may be delayed to a date not later than December 31 of the calendar year in which the participant would have reached age 70-1/2. If the participant's surviving spouse dies before payments begin under this provision, then this provision shall apply upon the death of the participant's spouse as if the participant's spouse were the owner of this annuity contract.

     Life expectancy is computed using the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. For distributions beginning after the participant's death, the life expectancy of the participant's surviving spouse shall be recalculated annually unless periodic payments for a fixed period begin irrevocably (subject to acceleration) by the date payments are required to begin. The life expectancy of any other individual may not be recalculated. Any life expectancy which is not being recalculated shall be determined using the attained age of such individual in the calendar year in which payments are required to begin or in any earlier year in which payments begin irrevocably, and any payment calculations for subsequent years shall be based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first determined. Therefore, if a life expectancy is not recalculated, payments will be made over a fixed period which could end before that person's actual death.


This is part of the annuity contract. It is not a separate contract. It changes the annuity contract only as and to the extent stated. In all cases of conflict with the other terms of the annuity contract, the provisions of this Endorsement shall control.

 Signed for us at our office as of the date of issue.

  [GRAPHIC OMITTED][GRAPHIC OMITTED]          [GRAPHIC OMITTED][GRAPHIC OMITTED]
Senior Vice President & Assistant Treasurer         Executive Vice President

NY3454CE99
                                [GRAPHIC OMITTED]

                            A Stock Insurance Company
                  P.O. Box 21029, New York, New York 10129-1029
                             Administrative Office:
                   [P.O. Box 5423 Cincinnati, Ohio 45201-5423]

                        TAX SHELTERED ANNUITY ENDORSEMENT

The Certificate of Participation under the annuity contract (your "Certificate") is changed as set out below to add provisions for a Tax Sheltered Annuity.

     APPLICABLE TAX LAW RESTRICTIONS. The annuity contract is intended to receive contributions that qualify for deferred tax treatment under Internal Revenue Code ("IRC") Section 403(b). It is restricted as required by federal tax law. We may change the terms of the annuity contract and your Certificate, or administer the annuity contract and your interest in it, at any time as needed to comply with that law. Any such change may be applied retroactively.

     NO ASSIGNMENT OR TRANSFER. You cannot assign, sell, or transfer your interest in the annuity contract. You cannot pledge it to secure a loan or the performance of an obligation, or for any other purpose. The only exceptions to these rules are:

1) you may use your interest in the annuity contract to secure a loan made under any loan provisions of the annuity contract;

2) all or part of your interest in the annuity contract may be transferred under a Qualified Domestic Relations Order as defined in IRC Section 414(p); and

3) you may designate another person to receive payments with you based on joint lives or joint life expectancies, but any such designation shall not give that other person any present rights under the annuity contract during your lifetime.

     LIMITS ON CONTRIBUTIONS. We may refuse to accept any contribution to the annuity contract that does not qualify for deferred tax treatment under IRC
     Section 403(b) and Section 415. Contributions made for you to the annuity contract and any other plan, contract, or arrangement under salary reduction agreement(s) with your employer(s) cannot exceed the limits of IRC Section 402(g).

     DISTRIBUTION  RESTRICTIONS ON SALARY REDUCTION  CONTRIBUTIONS AND CUSTODIAL
     ACCOUNTS   TRANSFERS.   To  comply  with  federal  tax  law,   distribution
     restrictions apply to amounts under the annuity contract that represent:

1) contributions made after December 31, 1988 under any salary reduction agreement with an employer;

2) income earned after December 31, 1988 on salary reduction contributions whenever made; or

3) transfers from a custodial account described in IRC Section 403(b)(7) and all income attributable to the amount transferred.

     Any such amount cannot be distributed with respect to your interest in the annuity contract unless you have:

1)       reached age 59-1/2; or

2)       separated from service with your employer; or

3)       become disabled (as defined in IRC Section 72(m)(7)); or

4) in the case of salary reduction contributions (including salary reduction contributions to a custodial account), incurred a hardship as defined under the IRC.A withdrawal made by reason of a hardship cannot include any income earned after December 31, 1988 attributable to salary reduction contributions.

     IRC Section 72(m)(7) states that: "An individual shall be considered to be disabled if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long-continued and indefinite duration. An individual shall not be considered to be disabled unless he furnishes proof of the existence thereof in such form and manner as the Secretary [of the Treasury] may require."

     DIRECT ROLLOVERS. To the extent required under IRC Section 401(a)(31), you or your surviving spouse may elect to have any portion of an eligible rollover distribution (as defined in IRC Section 403(b)(8)) paid directly to an Individual Retirement Annuity or Individual Retirement Account (as defined in IRC Section 408) or, if allowed, to another Tax Sheltered
     Annuity (as defined in IRC Section 403(b)), specified by your or your surviving spouse and which accepts such distribution. Any direct rollover election must be made on our form, and must be received at our office before the date of payment.

     REQUIRED MINIMUM DISTRIBUTIONS DURING LIFE. The Required Beginning Date for distributions with respect to your interest in the annuity contract is April 1 following the later of the calendar year in which you reach age 70-1/2 or the calendar year in which you retire. No later than the Required Beginning Date:

1)       your interest in the annuity contract must be paid in full; or

2) distributions of your interest in the annuity contract must begin in the form of periodic payments made at least annually (i) for your life or as joint and survivor payments to you and one other individual, or
         (ii) over a period certain not to exceed the your life expectancy or the joint and last survivor life expectancy of you and one other individual named to receive any remaining payments after your death, with payments which do not increase or increase only as provided in Q&A F-3 of Section 1.401(a)(9)-1 of the Proposed Income Tax Regulations.

     All distributions made hereunder shall be made in accordance with the requirements of IRC Section 401(a)(9), including the incidental death benefit requirements of IRC Section 401(a)(9)(G), and the regulations thereunder, including the minimum distribution incidental benefit requirements of Section 1.401(a)(9)-2 of the Proposed Income Tax Regulations.

     Life expectancies are computed using the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. The life expectancies of you and your spouse shall be recalculated annually unless periodic payments for a fixed period begin irrevocably (subject to acceleration) by the Required Beginning Date. The life expectancy of any other individual may not be recalculated. Any life expectancy which is not being recalculated shall be determined using the attained age of the individual in the calendar year in which you reach age 70-1/2 or in any earlier year in which payments begin irrevocably, and any payment calculations for subsequent years shall be based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year such life expectancy was first determined. Therefore, if a life expectancy is not recalculated, payments will be made over a fixed period which could end before that person's actual death.

     REQUIRED MINIMUM DISTRIBUTIONS AFTER DEATH. If you die after the Required Beginning Date or after payments begin irrevocably (subject to acceleration), the remaining portion of your interest in the annuity contract must continue to be distributed at least as rapidly as under the method of distribution being used prior to your death.

     If you die before the Required Beginning Date and before payments begin irrevocably, your entire interest in the annuity contract must be paid either:

1)       in full by December 31 of the fifth calendar year after your death; or

2) over the life or over a period certain not greater than the life expectancy of the individual designated under the annuity contract to receive payments after your death with payments beginning by December 31 of the first calendar year after your death.

     However, if your surviving spouse is the individual designated to receive your entire interest in the annuity contract, then the starting date for payments under clause 2) above may be delayed to a date not later than December 31 of the calendar year in which you would have reached age 70-1/2. If your surviving spouse dies before payments begin under this provision, then this provision shall apply upon the death of your spouse as if your spouse were the owner of your interest in the annuity contract.

     Life expectancy is computed using the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. For distributions beginning after your death, the life expectancy of your surviving spouse shall be recalculated annually unless periodic payments for a fixed period begin irrevocably (subject to acceleration) by the date payments are required to begin. The life expectancy of any other individual may not be recalculated. Any life expectancy which is not being recalculated shall be determined using the attained age of such individual in the calendar year in which payments are required to begin or in any earlier year in which payments begin irrevocably, and any payment calculations for subsequent years shall be based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first determined. Therefore, if a life expectancy is not recalculated, payments will be made over a fixed period which could end before that person's actual death.

This is part of your Certificate. It is not a contract. It changes your Certificate only as and to the extent stated. In all cases of conflict with the other terms of your Certificate, the provisions of this Endorsement shall control.

         Signed for us at our office as of the date of issue.

     [GRAPHIC OMITTED][GRAPHIC OMITTED]       [GRAPHIC OMITTED][GRAPHIC OMITTED]
 Senior Vice President & Assistant Treasurer          Executive Vice President

NY3493GE99
                                [GRAPHIC OMITTED]

                            A Stock Insurance Company
                  P.O. Box 21029, New York, New York 10129-1029
                             Administrative Office:
                   [P.O. Box 5423 Cincinnati, Ohio 45201-5423]

               QUALIFIED PENSION, PROFIT SHARING, AND ANNUITY PLAN
                                   ENDORSEMENT

The annuity contract is changed as set out below to add provisions for a qualified pension, profit sharing, or annuity plan. This endorsement and the annuity contract to which it is attached are not valid without additional endorsement(s) defining the Plan and Plan Administrator.

     APPLICABLE TAX LAW RESTRICTIONS. This annuity contract is intended to receive contributions pursuant to a pension, profit sharing, or annuity plan qualified under Internal Revenue Code ("IRC") Section 401(a) or 403(a). It is restricted as required by federal tax law. We may change the terms of this annuity contract or administer this annuity contract at any time as needed to comply with that law. Any such change may be applied retroactively.

     EXCLUSIVE BENEFIT. This annuity contract is established for the exclusive benefit of the participants and their beneficiaries. No amounts held under this annuity contract may be used for or diverted to any purpose other than the provision of Plan benefits except as permitted by the Plan after the complete satisfaction of all liabilities to persons covered by the Plan and their beneficiaries. Until distributed, the Plan retains all legal ownership rights and control over a participant's interest in the annuity contract except as provided by the Plan Administrator.

     NO ASSIGNMENT OR TRANSFER. A participant cannot assign, sell, or transfer his or her interest in this annuity contract. A participant cannot pledge it to secure a loan or the performance of an obligation, or for any other purpose. The only exceptions to these rules are:

1) a participant's interest in this annuity contract may secure a loan made to the participant under any loan provisions of this annuity contract;

2) all or part of a participant's interest in this annuity contract may be transferred under a Qualified Domestic Relations Order as defined in IRC Section 414(p); and

3) payments from a participant's interest in this annuity contract may be made based on joint lives or joint life expectancies of the participant and another person, but such other person shall have no present rights under this annuity contract during the participant's lifetime.

     Except as elected under the DIRECT ROLLOVER provision, any distributions from a participant's interest in this annuity contract shall be paid to the annuity contract owner or to the participant or another person entitled to Plan benefits through the participant, as may be directed by the annuity contract owner.

     LIMITS ON CONTRIBUTIONS. Contributions to a participant's interest in this annuity contract which represent contributions to the Plan for the participant's benefit must not exceed the limits set forth in IRC Section
     415. Contributions to a participant's interest in this annuity contract which represent the participant's elective deferrals cannot exceed the limits of IRC Section 402(g). Additional limits may apply under the terms of the Plan. The Plan Administrator shall ensure compliance with these IRC limits and any Plan limits.

     DISTRIBUTION RESTRICTIONS ON 401(k) EMPLOYEE ELECTIVE CONTRIBUTIONS. Any amounts under a participant's interest in this annuity contract which represent employee elective contributions made pursuant to salary reduction agreement(s) under IRC Section 401(k) and any income earned on such amounts, cannot be distributed any earlier than allowed under IRC Section 401(k)(2)(B). Additional limits may apply under the terms of the Plan. The Plan Administrator shall determine when a distribution is allowed under this IRC section and the Plan.

     DISTRIBUTION RESTRICTIONS ON PENSION CONTRIBUTIONS. Any amounts under a participant's interest in this annuity contract which represent contributions for the participant to a money purchase pension plan or a defined benefit pension plan, and any income earned on such amounts, cannot be distributed any earlier than allowed under Section 1.401-1(b)(1)(i) of the Income Tax Regulations. Additional limits may apply under the terms of the Plan. The Plan Administrator shall determine when a distribution is allowed under this regulation and the Plan.

     DIRECT ROLLOVERS. To the extent required under IRC Section 401(a)(31), a participant or his or her surviving spouse may elect to have any portion of an eligible rollover distribution (as defined in IRC Section 402(c)(4)) paid directly to an Individual Retirement Annuity or Individual Retirement Account (as defined in IRC Section 408) or, if allowed, to another qualified pension, profit sharing, or annuity plan (as defined in IRC
     Section 401(a) or 403(a)), specified by the participant or surviving spouse and which accepts such distribution. Any direct rollover election must be made on our form, and must be received at our office before the date of payment.

     DATE BENEFITS TO BEGIN. Unless a participant elects to delay the payment of his or her benefits, distributions of the participant's interest in this annuity contract shall begin no later than 60 days after the end of the Plan year in which the last of the following occurs:

1) the participant has reached the earlier of age 65 or the normal retirement age stated in the Plan;

2)       the 10th anniversary of the date the participant joined the Plan; or

3)       the participant's separation from service with the employer.

     The Plan Administrator shall make any determination required under this provision.

     In no event can the payment of benefits be delayed beyond the Required Beginning Date stated in the REQUIRED MINIMUM DISTRIBUTIONS DURING LIFE provision, below.

     REQUIRED MINIMUM DISTRIBUTIONS DURING LIFE. The Required Beginning Date for distributions with respect to a participant's interest in this annuity contract is April 1 following the later of the calendar year in which the participant reaches age 70-1/2 or the calendar year in which the participant separates from service with the Employer. If the participant is a 5% owner of the Employer, the Required Beginning Date is April 1 following the calendar year in which the participant reaches age 70-1/2. No later than the Required Beginning Date:

1) the participant's interest in this annuity contract must be paid in full; or

2) distributions of the participant's interest in this annuity contract must begin in the form of periodic payments made at least annually (i) for the participant's life or as joint and survivor payments for the lives of the participant and one other individual, or (ii) over a period certain not to exceed the participant's life expectancy or the joint and last survivor life expectancy of the participant and one other individual entitled to receive any remaining payments after the participant's death, with payments which do not increase or increase only as provided in Q&A F-3 of Section 1.401(a)(9)-1 of the Proposed Income Tax Regulations.


     All distributions made hereunder shall be made in accordance with the requirements of IRC Section 401(a)(9), including the incidental death benefit requirement of IRC Section 401(a)(9)(G), and the regulations thereunder, including the minimum distribution incidental benefit requirements of Section 1.401(a)(9)-2 of the Proposed Income Tax Regulations.

     Life expectancies are computed using the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. The life expectancies of the participant and his or her spouse shall be recalculated annually unless periodic payments for a fixed period begin irrevocably (subject to acceleration) by the Required Beginning Date. The life expectancy of any other individual may not be recalculated. Any life expectancy which is not being recalculated shall be determined using the attained age of the individual in the calendar year immediately preceding the Required Beginning Date or in any earlier year in which payments begin irrevocably, and any payment calculations for subsequent years shall be based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year such life expectancy was first determined. Therefore, if a life expectancy is not recalculated, payments will be made over a fixed period which could end before that person's actual death.

     REQUIRED MINIMUM DISTRIBUTIONS AFTER DEATH. If a participant dies after the Required Beginning Date or after payments begin irrevocably (subject to acceleration), the remaining portion of the participant's interest in this annuity contract must continue to be distributed at least as rapidly as under the method of distribution being used prior to the participant's death.

     If a participant dies before the Required Beginning Date and before payments begin irrevocably, the participant's entire interest in this annuity contract must be paid either:

1)       in  full  by  December  31  of  the  fifth   calendar  year  after  the
         participant's death; or

2) over the life or over a period certain not greater than the life expectancy of the individual designated to receive payments after the participant's death with payments beginning by December 31 of the first calendar year after the participant's death.


     However, if the participant's surviving spouse is the individual designated to receive the participant's entire interest in this annuity contract, then the starting date for payments under clause 2) above may be delayed to a date not later than December 31 of the calendar year in which the participant would have reached age 70-1/2. If the participant's surviving spouse dies before payments begin under this provision, then this provision shall apply upon the death of the participant's spouse as if the spouse were the owner of the participant's interest in this annuity contract.

     Life expectancy is computed using the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. For distributions beginning after a participant's death, the life expectancy of the participant's surviving spouse shall be recalculated annually unless periodic payments for a fixed period begin irrevocably (subject to acceleration) by the date payments are required to begin. The life expectancy of any other individual may not be recalculated. Any life expectancy which is not being recalculated shall be determined using the attained age of such individual in the calendar year in which payments are required to begin or in any earlier year in which payments begin irrevocably, and any payment calculations for subsequent years shall be based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first determined. Therefore, if a life expectancy is not recalculated, payments will be made over a fixed period which could end before that person's actual death.


This is part of the annuity contract. It is not a separate contract. It changes the annuity contract only as and to the extent stated. In all cases of conflict with the other terms of the annuity contract, the provisions of this Endorsement shall control.

Signed for us at our office as of the date of issue.

   [GRAPHIC OMITTED][GRAPHIC OMITTED]        [GRAPHIC OMITTED][GRAPHIC OMITTED]
Senior Vice President & Assistant Treasurer        Executive Vice President

NY3494CE99
                                [GRAPHIC OMITTED]

                            A Stock Insurance Company
                  P.O. Box 21029, New York, New York 10129-1029
                             Administrative Office:
                   [P.O. Box 5423 Cincinnati, Ohio 45201-5423]

               QUALIFIED PENSION, PROFIT SHARING, AND ANNUITY PLAN
                                   ENDORSEMENT

Your Certificate of Participation under the annuity contract (your "Certificate") is changed as set out below to add provisions for a qualified pension, profit sharing, or annuity plan. This endorsement and the Certificate to which it is attached are not valid without additional endorsement(s) defining the Plan and Plan Administrator.

     APPLICABLE TAX LAW RESTRICTIONS. The annuity contract is intended to receive contributions pursuant to a pension, profit sharing, or annuity plan qualified under Internal Revenue Code ("IRC") Section 401(a) or 403(a). It is restricted as required by federal tax law. We may change the terms of the annuity contract and your Certificate, or administer the annuity contract and your interest in it, at any time as needed to comply with that law. Any such change may be applied retroactively.

     EXCLUSIVE BENEFIT. Your interest in the annuity contract is established for the exclusive benefit of you and your beneficiaries. No amounts held under your interest in the annuity contract may be used for or diverted to any purpose other than the provision of Plan benefits except as permitted by the Plan after the complete satisfaction of all liabilities to persons covered by the Plan and their beneficiaries. Until distributed, the Plan retains all legal ownership rights and control over your interest in the annuity contract except as provided by the Plan Administrator.

     NO ASSIGNMENT OR TRANSFER. You cannot assign, sell, or transfer your interest in the annuity contract. You cannot pledge it to secure a loan or the performance of an obligation, or for any other purpose. The only exceptions to these rules are:

1) your interest in the annuity contract may secure a loan made to you under any loan provisions of the annuity contract;

2) all or part of your interest in the annuity contract may be transferred under a Qualified Domestic Relations Order as defined in IRC Section 414(p); and

3) payments from your interest in the annuity contract may be made based on joint lives or joint life expectancies of you and another person, but such other person shall have no present rights under the annuity contract during your lifetime.

     Except as elected under the DIRECT ROLLOVER provision, any distributions from your interest in the annuity contract shall be paid to the annuity contract owner or to you or another person entitled to Plan benefits through you, as may be directed by the annuity contract owner.

     LIMITS ON CONTRIBUTIONS. Contributions to your interest in the annuity contract which represent contributions to the Plan for your benefit must not exceed the limits set forth in IRC Section 415. Contributions to your interest in the annuity contract which represent your elective deferrals cannot exceed the limits of IRC Section 402(g). Additional limits may apply under the terms of the Plan. The Plan Administrator shall ensure compliance with these IRC limits and any Plan limits.

     DISTRIBUTION RESTRICTIONS ON 401(k) EMPLOYEE ELECTIVE CONTRIBUTIONS. Any amounts under your interest in the annuity contract which represent employee elective contributions made pursuant to salary reduction agreement(s) under IRC Section 401(k) and any income earned on such amounts, cannot be distributed any earlier than allowed under IRC Section 401(k)(2)(B). Additional limits may apply under the terms of the Plan. The Plan Administrator shall determine when a distribution is allowed under this IRC section and the Plan.

     DISTRIBUTION RESTRICTIONS ON PENSION CONTRIBUTIONS. Any amounts under your interest in the annuity contract which represent contributions for you to a money purchase pension plan or a defined benefit pension plan, and any income earned on such amounts, cannot be distributed any earlier than allowed under Section 1.401-1(b)(1)(i) of the Income Tax Regulations. Additional limits may apply under the terms of the Plan. The Plan Administrator shall determine when a distribution is allowed under this regulation and the Plan.

     DIRECT ROLLOVERS. To the extent required under IRC Section 401(a)(31), you or your surviving spouse may elect to have any portion of an eligible rollover distribution (as defined in IRC Section 402(c)(4)) paid directly to an Individual Retirement Annuity or Individual Retirement Account (as defined in IRC Section 408) or, if allowed, to another qualified pension, profit sharing, or annuity plan (as defined in IRC Section 401(a) or 403(a)), specified by you or your surviving spouse and which accepts such distribution. Any direct rollover election must be made on our form, and must be received at our office before the date of payment.

     DATE BENEFITS TO BEGIN. Unless you elect to delay the payment of your benefits, distributions of your interest in the annuity contract shall begin no later than 60 days after the end of the Plan year in which the last of the following occurs:

1) you have reached the earlier of age 65 or the normal retirement age stated in the Plan;

2)       the 10th anniversary of the date you joined the Plan; or

3)       your separation from service with the employer.

     The Plan Administrator shall make any determination required under this provision.

     In no event can the payment of benefits be delayed beyond the Required Beginning Date stated in the REQUIRED MINIMUM DISTRIBUTIONS DURING LIFE provision, below.

     REQUIRED MINIMUM DISTRIBUTIONS DURING LIFE. The Required Beginning Date for distributions with respect to your interest in the annuity contract is April 1 following the later of the calendar year in which you reach age 70-1/2 or the calendar year in which you separate from service with the Employer. If you are a 5% owner of the Employer, the Required Beginning Date is April 1 following the calendar year in which you reach age 70-1/2. No later than the Required Beginning Date:

1)       your interest in the annuity contract must be paid in full; or

2) distributions of your interest in the annuity contract must begin in the form of periodic payments made at least annually (i) for your life or as joint and survivor payments for the lives of you and one other individual, or (ii) over a period certain not to exceed your life expectancy or the joint and last survivor life expectancy of you and one other individual entitled to receive any remaining payments after your death, with payments which do not increase or increase only as provided in Q&A F-3 of Section 1.401(a)(9)-1 of the Proposed Income Tax Regulations.

     All distributions made hereunder shall be made in accordance with the requirements of IRC Section 401(a)(9), including the incidental death benefit requirement of IRC Section 401(a)(9)(G), and the regulations thereunder, including the minimum distribution incidental benefit requirements of Section 1.401(a)(9)-2 of the Proposed Income Tax Regulations.

     Life expectancies are computed using the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. The life expectancies of you and your spouse shall be recalculated annually unless periodic payments for a fixed period begin irrevocably (subject to acceleration) by the Required Beginning Date. The life expectancy of any other individual may not be recalculated. Any life expectancy which is not being recalculated shall be determined using the attained age of the individual in the calendar year immediately preceding the Required Beginning Date or in any earlier year in which payments begin irrevocably, and any payment calculations for subsequent years shall be based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year such life expectancy was first determined. Therefore, if a life expectancy is not recalculated, payments will be made over a fixed period which could end before that person's actual death.

     REQUIRED MINIMUM DISTRIBUTIONS AFTER DEATH. If you die after the Required Beginning Date or after payments begin irrevocably (subject to acceleration), the remaining portion of your interest in the annuity contract must continue to be distributed at least as rapidly as under the method of distribution being used prior to your death.

     If you die before the Required Beginning Date and before payments begin irrevocably, your entire interest in the annuity contract must be paid either:

1)       in full by December 31 of the fifth calendar year after your death; or

2) over the life or over a period certain not greater than the life expectancy of the individual designated to receive payments after your death with payments beginning by December 31 of the first calendar year after your death.

     However, if your surviving spouse is the individual designated to receive your entire interest in the annuity contract, then the starting date for payments under clause 2) above may be delayed to a date not later than December 31 of the calendar year in which you would have reached age 70-1/2. If your surviving spouse dies before payments begin under this provision, then this provision shall apply upon the death of your spouse as if your spouse were the owner of your interest in the annuity contract.

     Life expectancy is computed using the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. For distributions beginning after your death, the life expectancy of your surviving spouse shall be recalculated annually unless periodic payments for a fixed period begin irrevocably (subject to acceleration) by the date payments are required to begin. The life expectancy of any other individual may not be recalculated. Any life expectancy which is not being recalculated shall be determined using the attained age of such individual in the calendar year in which payments are required to begin or in any earlier year in which payments begin irrevocably, and any payment calculations for subsequent years shall be based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first determined. Therefore, if a life expectancy is not recalculated, payments will be made over a fixed period which could end before that person's actual death.

This is part of your Certificate. It is not a contract. It changes your Certificate only as and to the extent stated. In all cases of conflict with the other terms of your Certificate, the provisions of this Endorsement shall control.

  Signed for us at our office as of the date of issue.

     [GRAPHIC OMITTED][GRAPHIC OMITTED]       [GRAPHIC OMITTED][GRAPHIC OMITTED]
 Senior Vice President & Assistant Treasurer         Executive Vice President

NY3633E99
                                [GRAPHIC OMITTED]

               QUALIFIED PENSION, PROFIT SHARING, AND ANNUITY PLAN
                                   ENDORSEMENT

The annuity contract is changed as set out below to add provisions for a qualified pension, profit sharing, or annuity plan. This endorsement and the annuity contract to which it is attached are not valid without additional endorsement(s) defining the Plan and Plan Administrator.

     APPLICABLE TAX LAW RESTRICTIONS. This annuity contract is intended to receive contributions pursuant to a pension, profit sharing, or annuity plan qualified under Internal Revenue Code ("IRC") Section 401(a) or 403(a). It is restricted as required by federal tax law. We may change the terms of this annuity contract or administer this annuity contract at any time as needed to comply with that law. Any such change may be applied retroactively.

     ANNUITANT. "Annuitant" means the designated person covered under the Plan for whose benefit this annuity contract was purchased. If the owner of this annuity contract is the Employer or Plan trustee, then any reference in this annuity contract to the owner's life, age, death, or spouse shall be treated as a reference to the Annuitant's life, age, death, or spouse.

     EXCLUSIVE BENEFIT. This annuity contract is for the exclusive benefit of the Annuitant and his or her beneficiaries. No amounts held under this annuity contract may be used for or diverted to any purpose other than the provision of Plan benefits except as permitted by the Plan after the complete satisfaction of all liabilities to persons covered by the Plan and their beneficiaries. Until distributed, the Plan retains all legal ownership rights and control over the Annuitant's interest in the annuity contract except as provided by the Plan Administrator.

     NO ASSIGNMENT OR TRANSFER. No interest in this annuity contract may be assigned, sold, or transferred. No interest in this annuity contract may be pledged to secure a loan or the performance of an obligation, or for any other purpose. The only exceptions to these rules are:

1) if this annuity contract is owned by the Employer or Plan trustee, it may be transferred to a successor Employer or Plan trustee or to the Annuitant or another person entitled to Plan benefits through the Annuitant;

2) this annuity contract may secure a loan to the Annuitant made under any loan provisions of this annuity contract;

3) the Annuitant's interest in this annuity contract may be transferred under a Qualified Domestic Relations Order as defined in IRC Section 414(p); and

4) payments may be made based on joint lives or joint life expectancies of the Annuitant and another person, but such other person shall have no present rights under this annuity contract during the lifetime of the Annuitant.

     Except as elected under the DIRECT ROLLOVER provision, any distributions under this annuity contract shall be paid to the owner or to the Annuitant or other person entitled to Plan benefits through the Annuitant, as may be directed by the owner of the annuity contract.

     LIMITS ON CONTRIBUTIONS. Contributions to this annuity contract which represent contributions to the Plan must not exceed the limits set forth in IRC Section 415. Contributions to this annuity contract which represent elective deferrals cannot exceed the limits of IRC Section 402(g). Additional limits may apply under the terms of the Plan. The Plan Administrator shall ensure compliance with these IRC limits and any Plan limits.

     DISTRIBUTION RESTRICTIONS ON 401(k) EMPLOYEE ELECTIVE CONTRIBUTIONS. Any amounts under this annuity contract which represent employee elective contributions made pursuant to salary reduction agreement(s) under IRC
     Section 401(k) and any income earned on such amounts, cannot be distributed any earlier than allowed under IRC Section 401(k)(2)(B). Additional limits may apply under the terms of the Plan. The Plan Administrator shall determine when a distribution is allowed under this IRC section and the Plan.

     DISTRIBUTION RESTRICTIONS ON PENSION CONTRIBUTIONS. Any amounts under this annuity contract which represent contributions to a money purchase pension plan or a defined benefit pension plan, and any income earned on such amounts, cannot be distributed any earlier than allowed under Section 1.401-1(b)(1)(i) of the Income Tax Regulations. Additional limits may apply under the terms of the Plan. The Plan Administrator shall determine when a distribution is allowed under this regulation and the Plan.

     DIRECT ROLLOVERS. To the extent required under IRC Section 401(a)(31), the Annuitant or his or her surviving spouse may elect to have any portion of an eligible rollover distribution (as defined in IRC Section 402(c)(4)) paid directly to an Individual Retirement Annuity or Individual Retirement Account (as defined in IRC Section 408) or, if allowed, to another qualified pension, profit sharing, or annuity plan (as defined in IRC
     Section 401(a) or 403(a)), specified by the Annuitant or surviving spouse and which accepts such distribution. Any direct rollover election must be made on our form, and must be received at our office before the date of payment.

     DATE BENEFITS TO BEGIN. Unless the Annuitant elects to delay the payment of his or her benefits, a distribution of the Annuitant's interest in this annuity contract shall begin no later than 60 days after the end of the Plan year in which the last of the following occurs:

1) the Annuitant has reached the earlier of age 65 or the normal retirement age stated in the Plan;

2)       the 10th anniversary of the date the Annuitant joined the Plan; or

3)       the Annuitant's separation from service with the employer.

     The Plan Administrator shall make any determination required under this provision.

     In no event can the payment of benefits be delayed beyond the Required Beginning Date stated in the REQUIRED MINIMUM DISTRIBUTIONS DURING LIFE provision, below.

     REQUIRED MINIMUM DISTRIBUTIONS DURING LIFE. The Required Beginning Date for distributions under this annuity contract is April 1 following the later of the calendar year in which the Annuitant reaches age 70-1/2 or the calendar year in which the Annuitant separates from service with the Employer. For any 5% owner of the Employer, the Required Beginning Date is April 1 following the calendar year in which the Annuitant reaches age 70-1/2. No later than the Required Beginning Date:

1) the entire amount payable under this annuity contract must be paid in full; or

2) distributions from this annuity contract must begin in the form of periodic payments made at least annually (i) for the Annuitant's life or as joint and survivor payments for the lives of the Annuitant and one other individual, or (ii) over a period certain not to exceed the Annuitant's life expectancy or the joint and last survivor life expectancy of the Annuitant and one other individual entitled to receive any amount payable after the Annuitant's death, with payments which do not increase or increase only as provided in Q&A F-3 of
         Section 1.401(a)(9)-1 of the Proposed Income Tax Regulations.

     All distributions made hereunder shall be made in accordance with the requirements of IRC Section 401(a)(9), including the incidental death benefit requirement of IRC Section 401(a)(9)(G), and the regulations thereunder, including the minimum distribution incidental benefit requirements of Section 1.401(a)(9)-2 of the Proposed Income Tax Regulations.

     Life expectancies are computed using the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. The life expectancies of the Annuitant and his or her spouse shall be recalculated annually unless periodic payments for a fixed period begin irrevocably (subject to acceleration) by the Required Beginning Date. The life expectancy of any other individual may not be recalculated. Any life expectancy which is not being recalculated shall be determined using the attained age of the individual in the calendar year in which the Annuitant reaches age 70-1/2 or in any earlier year in which payments begin irrevocably, and any payment calculations for subsequent years shall be based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year such life expectancy was first determined. Therefore, if a life expectancy is not recalculated, payments will be made over a fixed period which could end before that person's actual death.

     REQUIRED MINIMUM DISTRIBUTIONS AFTER DEATH. If the Annuitant dies after the Required Beginning Date or after payments begin irrevocably (subject to acceleration), any amount remaining payable under this annuity contract must continue to be distributed at least as rapidly as under the method of distribution being used prior to the Annuitant's death.

     If the Annuitant dies before the Required Beginning Date and before payments begin irrevocably, then any amount remaining payable under this annuity contract must be paid either:

1) in full by December 31 of the fifth calendar year after the Annuitant's death; or

2) over the life or over a period certain not greater than the life expectancy of the individual entitled to payments after the Annuitant's death with payments beginning by December 31 of the first calendar year after the Annuitant's death.

     However, if the Annuitant's spouse is the individual entitled to receive the entire amount remaining payable under this annuity contract, then the starting date for payments under clause 2) above may be delayed to a date not later than December 31 of the calendar year in which the Annuitant would have reached age 70-1/2. If the Annuitant's surviving spouse dies before payments begin under this provision, then this provision shall apply upon the death of the Annuitant's spouse as if the spouse were the Annuitant under this annuity contract.

     Life expectancy is computed using the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. For distributions beginning after the Annuitant's death, the life expectancy of his or her surviving spouse shall be recalculated annually unless periodic payments for a fixed period begin irrevocably (subject to acceleration) by the date payments are required to begin. The life expectancy of any other individual may not be recalculated. Any life expectancy which is not being recalculated shall be determined using the attained age of such individual in the calendar year in which payments are required to begin or in any earlier year in which payments begin irrevocably, and any payment calculations for subsequent years shall be based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first determined. Therefore, if a life expectancy is not recalculated, payments will be made over a fixed period which could end before that person's actual death.

This is part of the annuity contract. It is not a separate contract. It changes the annuity contract only as and to the extent stated. In all cases of conflict with the other terms of the annuity contract, the provisions of this Endorsement shall control.

         Signed for us at our office as of the date of issue.

  [GRAPHIC OMITTED][GRAPHIC OMITTED]         [GRAPHIC OMITTED][GRAPHIC OMITTED]
Senior Vice President & Assistant Treasurer       Executive Vice President

NY3503GE99
                                [GRAPHIC OMITTED]

                            A Stock Insurance Company
                  P.O. Box 21029, New York, New York 10129-1029
                             Administrative Office:
                   [P.O. Box 5423 Cincinnati, Ohio 45201-5423]

                                  EMPLOYER PLAN
                                   ENDORSEMENT

The annuity contract is changed as set out below to adapt it for use with an employee benefit plan:

PLAN. "Plan" means the employee benefit plan named on the group annuity contract application or any successor plan.

EMPLOYER. "Employer" means the employer sponsoring the Plan and named on the group annuity contract application, or any other employer which succeeds to its rights under the Plan.

PLAN ADMINISTRATOR. "Plan Administrator" means the person designated as such to us in writing by the Employer. If no person has been designated, "Plan Administrator" means the Employer.

PLAN INTERPRETATION. For purposes of this annuity contract, the Plan Administrator shall interpret the Plan and decide all questions about what is allowed or required by the Plan. We have no duty to review or interpret the Plan, or to review or approve any decision of the Plan Administrator. We are entitled to rely on the written directions of the Plan Administrator on such matters.

APPLICABLE RESTRICTIONS. This annuity contract may be restricted by federal and/or state laws related to employee benefit plans. We may change the terms of this annuity contract or administer this annuity contract at any time as needed to comply with such laws.

PLAN DISTRIBUTION PROVISIONS. Distributions of a participant's interest allowed under this annuity contract may be made only at a time allowed by the Plan or required by this annuity contract. The form of any distribution shall be determined under the Plan from among those forms of distribution available under this annuity contract. No distribution may be made without the written direction of the Plan Administrator unless required by this annuity contract. Distributions of a participant's interest in the annuity contract may be made without the participant's consent when required by the Plan.

FORFEITURE OF NON-VESTED AMOUNTS. Any amount under this annuity contract attributable to contributions by the Employer (excluding any contributions made under a salary reduction agreement with an employer) is subject to the vesting provisions of the Plan. If at any time the Plan provides for a forfeiture of an amount that is not vested, then such amount may be withdrawn and paid as directed by the Plan Administrator.

RETURN OF EXCESS CONTRIBUTIONS. Contributions made to this annuity contract are subject to any limits on contributions and nondiscrimination provisions of the Plan. If the Plan Administrator determines that excess or discriminatory contributions were made, then amounts attributable to such contributions may be withdrawn and paid as directed by the Plan Administrator.

ENTITLEMENT TO DEATH BENEFITS. The person or persons entitled to any portion of a participant's interest in this annuity contract remaining payable after the participant's death shall be determined under the Plan. No distribution of any such amount shall be made without the written direction of the Plan Administrator.

INVESTMENT ALLOCATIONS AND TRANSFERS. If this annuity contract provides that amounts held under it are allocated among separate investment funds or fixed accounts, then any such allocations and/or subsequent transfers shall be made only as required or allowed by the Plan, or as required by this annuity contract to secure a loan. No such allocation or transfer shall be made without the written direction of the Plan Administrator unless required by this annuity contract to secure a loan. Allocations or transfers with respect to a participant's interest in the annuity contract may be made without the participant's consent when required by the Plan or the annuity contract.

PLAN LOAN PROVISIONS. If loans are allowed under this annuity contract, no such loan may be made unless also allowed by the Plan. Any such loan will be subject to any additional limits and conditions which apply under the Plan. No loan may be made without the written direction of the Plan Administrator. The rate of interest to be paid by a participant on any such loan will be fixed by the Plan Administrator, but we may require that it be at least three percentage points higher than the minimum guaranteed rate of interest, if any, that applies to that portion of a participant's interest in this annuity contract used as security for the loan.

QUALIFIED JOINT AND 50% SURVIVOR ANNUITY OPTION. In addition to the other payment options available under the annuity contract, payments of a participant's interest may be made in the form of a Qualified Joint and 50% Survivor Annuity. Under this payment option, we will make equal payments to the participant for life at least once per year. If the person who is the participant's spouse at the time payments commence survives the participant, then after the participant's death we will make payments to such spouse at the same intervals equal to one-half of the amount of the prior payments, with such payments continuing to such spouse until his or her death. The first payment under this payment option will be made on the effective date of the payment option. The amount of the payments we will make under this payment option is based on the intervals for payments, which are subject to our approval. Amounts vary with the ages, as of the first payment date, of the participant and his or her spouse. We will require proof of the ages of the participant and spouse. Monthly payments that we will make under this payment option for each $1,000 of proceeds applied will be furnished upon request. Once payments begin under this payment option, the value of future payments may not be withdrawn as a commutation of benefits.

This is a part of the annuity contract. It is not a separate contract. It changes the annuity contract only as and to the extent stated. In all cases of conflict with the other terms of the annuity contract, the provisions of this endorsement shall control.

         Signed for us at our office as of the date of issue.

     [GRAPHIC OMITTED][GRAPHIC OMITTED]       [GRAPHIC OMITTED][GRAPHIC OMITTED]
 Senior Vice President & Assistant Treasurer         Executive Vice President

NY3504CE99
                                [GRAPHIC OMITTED]

                            A Stock Insurance Company
                  P.O. Box 21029, New York, New York 10129-1029
                             Administrative Office:
                   [P.O. Box 5423 Cincinnati, Ohio 45201-5423]

                                  EMPLOYER PLAN
                                   ENDORSEMENT

Your   Certificate   of   Participation   under  the  annuity   contract   (your
"Certificate") is changed as set out below to adapt it for use with an employee benefit plan:

PLAN. "Plan" means the employee benefit plan named on your application or any successor plan.

EMPLOYER. "Employer" means the employer sponsoring the Plan and named on your application, or any other employer which succeeds to its rights under the Plan.

PLAN ADMINISTRATOR. "Plan Administrator" means the person designated as such to us in writing by the Employer. If no person has been designated, "Plan Administrator" means the Employer.

PLAN INTERPRETATION. For purposes of the annuity contract, the Plan Administrator shall interpret the Plan and decide all questions about what is allowed or required by the Plan. We have no duty to review or interpret the Plan, or to review or approve any decision of the Plan Administrator. We are entitled to rely on the written directions of the Plan Administrator on such matters.

APPLICABLE RESTRICTIONS. The annuity contract may be restricted by federal and/or state laws related to employee benefit plans. We may change the terms of the annuity contract and your Certificate, or administer the annuity contract and your interest in it, at any time as needed to comply with such laws.

PLAN DISTRIBUTION PROVISIONS. Distributions of your interest allowed under the annuity contract and your Certificate may be made only at a time allowed by the Plan or required by the annuity contract. The form of any distribution of shall be determined under the Plan from among those forms of distribution available under the annuity contract. No distribution of your interest may be made without the written direction of the Plan Administrator unless required by the annuity contract. Distributions of your interest may be made without your consent when required by the Plan.

FORFEITURE OF NON-VESTED AMOUNTS. Any portion of your interest in the annuity contract attributable to contributions by the Employer (excluding any contributions made under a salary reduction agreement with your employer) is subject to the vesting provisions of the Plan. If at any time the Plan provides for a forfeiture of an amount that is not vested, then such amount may be withdrawn and paid as directed by the Plan Administrator.

RETURN OF EXCESS CONTRIBUTIONS. Contributions made to the annuity contract for you are subject to any limits on contributions and nondiscrimination provisions of the Plan. If the Plan Administrator determines that excess or discriminatory contributions were made, then amounts attributable to such contributions may be withdrawn and paid as directed by the Plan Administrator.

ENTITLEMENT TO DEATH BENEFITS. The person or persons entitled to any portion of your interest in the annuity contract remaining payable after your death shall be determined under the Plan. No distribution of any such amount shall be made without the written direction of the Plan Administrator.

INVESTMENT ALLOCATIONS AND TRANSFERS. If the annuity contract provides that amounts held under it are allocated among separate investment funds or fixed accounts, then any such allocations and/or subsequent transfers shall be made only as required or allowed by the Plan, or as required by the annuity contract to secure a loan. No such allocation or transfer shall be made without the written direction of the Plan Administrator unless required by the annuity contract to secure a loan. Allocations or transfers with respect to your interest in the annuity contract may be made without your consent when required by the Plan or the annuity contract.

PLAN LOAN PROVISIONS. If loans are allowed under the annuity contract, no such loan may be made unless also allowed by the Plan. Any such loan will be subject to any additional limits and conditions which apply under the Plan. No loan may be made without the written direction of the Plan Administrator. The rate of interest to be paid by you on any such loan will be fixed by the Plan Administrator, but we may require that it be at least three percentage points higher than the minimum guaranteed rate of interest, if any, that applies to that portion of your interest in the annuity contract used as security for the loan.

QUALIFIED JOINT AND 50% SURVIVOR ANNUITY OPTION. In addition to the other payment options available under the annuity contract, payments of your interest may be made in the form of a Qualified Joint and 50% Survivor Annuity. Under this payment option, we will make equal payments to you for life at least once per year. If the person who is your spouse at the time payments commence survives you, then after your death we will make payments to such spouse at the same intervals equal to one-half of the amount of the prior payments, with such payments continuing to such spouse until his or her death. The first payment under this payment option will be made on the effective date of the payment option. The amount of the payments we will make under this payment option is based on the intervals for payments, which are subject to our approval. Amounts vary with the ages, as of the first payment date, of you and your spouse. We will require proof of the ages of you and your spouse. Monthly payments that we will make under this payment option for each $1,000 of proceeds applied will be furnished at your request. Once payments begin under this payment option, the value of future payments may not be withdrawn as a commutation of benefits.

This is a part of your Certificate. It is not a contract. It changes your Certificate only as and to the extent stated. In all cases of conflict with the other terms of your Certificate, the provisions of this endorsement shall control.

              Signed for us at our office as of the date of issue.


    [GRAPHIC OMITTED][GRAPHIC OMITTED]        [GRAPHIC OMITTED][GRAPHIC OMITTED]
Senior Vice President & Assistant Treasurer          Executive Vice President

NY3533GE99
                                [GRAPHIC OMITTED]

                            A Stock Insurance Company
                  P.O. Box 21029, New York, New York 10129-1029
                             Administrative Office:
                   [P.O. Box 5423 Cincinnati, Ohio 45201-5423]

                              DEFERRED COMPENSATION
                                   ENDORSEMENT

The Contract is changed as set out below for use with a non-qualified deferred compensation plan or Internal Revenue Code Section 457 plan:

         RIGHTS IN CONTRACT AND PARTICIPATION INTEREST.
         The Contract Owner as employer shall possess all rights under this Contract and in any participation interest under this Contract. Any request, designation, election, power, or right otherwise permitted or given to a Participant, Annuitant, Beneficiary, or other payee under this Contract shall be owned, controlled, and exercised only by the Contract Owner. No Participant, Annuitant, Beneficiary, or payee (other than the Contract Owner) shall have any legal or equitable rights under this Contract or in any participation interest under this Contract.

         The entire rights of the Contract Owner under this Contract shall at all times be subject to the claims of the Contract Owner's general creditors and to legal process.

         BENEFICIARY DESIGNATIONS.
         The Beneficiary for each participation interest may be designated by the Contract Owner at any time before a Death Benefit payment is made by us, and regardless of any designation of Beneficiary previously received or acknowledged by us.

         PAYEE DESIGNATIONS.
         Any Annuity Benefit shall be paid to the Contract Owner or to the applicable Annuitant and/or any joint or survivor or contingent payee. Any Death Benefit shall be paid to the Contract Owner or to the applicable Beneficiary and/or any joint or survivor or contingent payee. Any other payment or proceeds shall be paid to the Contract Owner or the applicable Annuitant. Subject to these limits, the Contract Owner shall designate the person to whom payments shall be made, and may make or change any such designation at any time subject to any prior action taken by us.

This is a part of the Contract. It is not a separate contract. In all cases of conflict with the other terms of the Contract, the restrictions of this endorsement shall control. It changes the Contract only as and to the extent stated.

     Signed for us at our office as of the date of issue.


    [GRAPHIC OMITTED][GRAPHIC OMITTED]       [GRAPHIC OMITTED][GRAPHIC OMITTED]
Senior Vice President & Assistant Treasurer        Executive Vice President

NY3534CE99

                                [GRAPHIC OMITTED]

                            A Stock Insurance Company
                  P.O. Box 21029, New York, New York 10129-1029
                             Administrative Office:
                   [P.O. Box 5423 Cincinnati, Ohio 45201-5423]

                              DEFERRED COMPENSATION
                                   ENDORSEMENT

Your Certificate of Participation under the Group Contract (your "Certificate") is changed as set out below for use with a non-qualified deferred compensation plan or Internal Revenue Code Section 457 plan:

         RIGHTS IN GROUP CONTRACT AND CERTIFICATE.
         The Group Contract Owner as employer shall possess all rights under this Certificate and the Group Contract. Any request, designation, election, power, or right otherwise permitted or given to a Participant, Annuitant, Beneficiary, or other payee under this Certificate shall be owned, controlled, and exercised only by the Group Contract Owner. No Participant, Annuitant, Beneficiary, or payee (other than the Group Contract Owner) shall have any legal or equitable rights under this Certificate or the Group Contract.

         The entire rights of the Group Contract Owner under this Certificate and the Group Contract shall at all times be subject to the claims of the Group Contract Owner's general creditors and to legal process.

         BENEFICIARY DESIGNATIONS.
         The Beneficiary may be designated by the Group Contract Owner at any time before a Death Benefit payment is made by us, and regardless of any designation of Beneficiary previously received or acknowledged by us.

         PAYEE DESIGNATIONS.
         Any Annuity Benefit shall be paid to the Group Contract Owner or to the Annuitant and/or any joint or survivor or contingent payee. Any Death Benefit shall be paid to the Group Contract Owner or to the Beneficiary and/or any joint or survivor or contingent payee. Any other payment or proceeds shall be paid to the Group Contract Owner or the Annuitant. Subject to these limits, the Group Contract Owner shall designate the person to whom payments shall be made, and may make or change any such designation at any time subject to any prior action taken by us.

This is a part of your Certificate. It is not a contract. In all cases of conflict with the other terms of your Certificate, the provisions of this endorsement shall control. It changes your Certificate only as and to the extent stated.

     Signed for us at our office as of the date of issue.


    [GRAPHIC OMITTED][GRAPHIC OMITTED]        [GRAPHIC OMITTED][GRAPHIC OMITTED]
Senior Vice President & Assistant Treasurer        Executive Vice President
-------------------------------------------

NY3483GE99

                                [GRAPHIC OMITTED]

                            A Stock Insurance Company
                  P.O. Box 21029, New York, New York 10129-1029
                             Administrative Office:
                   [P.O. Box 5423 Cincinnati, Ohio 45201-5423]


                       ROTH INDIVIDUAL RETIREMENT ANNUITY
                                   ENDORSEMENT


The annuity contract is changed as set out below to add provisions for a Roth Individual Retirement Annuity.

     APPLICABLE TAX LAW RESTRICTIONS. This annuity contract is intended to receive contributions that qualify for special tax treatment under Internal Revenue Code ("IRC") Section 408A. It is restricted as required by federal tax law. We may change the terms of this annuity contract or administer this annuity contract at any time as needed to comply with that law. Any such change may be applied retroactively.

     EXCLUSIVE BENEFIT. This annuity contract is established for the exclusive benefit of the participants and their beneficiaries. A participant's interest in this annuity contract is nonforfeitable.

     NON-PARTICIPATING. This annuity contract does not pay dividends or share in our surplus.

     NO ASSIGNMENT OR TRANSFER. A participant cannot assign, sell, or transfer his or her interest in this annuity contract. A participant cannot pledge it to secure a loan or the performance of an obligation, or for any other purpose. The only exceptions to these rules are:

1) an interest in this annuity contract may be transferred to a spouse or former spouse of a participant under a divorce or separation instrument described in IRC Section 71(b)(2)(A); and

2) a participant may designate another person to receive payments with the participant based on joint lives or joint life expectancies, but any such designation shall not give that other person any present rights under the annuity contract during the participant's lifetime.

     CONTRIBUTIONS. This annuity contract does not require fixed premiums, purchase payments, or other contributions, but we may decline to accept any contribution of less than $50. An interest in this annuity contract will not lapse if a participant does not make contributions. An interest in this annuity contract will remain subject to cancellation under any involuntary surrender or termination provision of this annuity contract; provided, however, that in no event shall any such cancellation occur unless, at a minimum, contributions have not been made for the participant for at least two full years and the value of the participant's interest in this annuity contract (increased by any guaranteed interest) would provide a benefit at its stated maturity date of less than $20 a month under the regular settlement option.

     All contributions to us must be made in cash BY CHECK OR MONEY ORDER MADE PAYABLE TO US.

     Total contributions made to this annuity contract for a participant with respect to any one tax year may not exceed $2,000, excluding any payment which is a qualified rollover contribution under IRC Section 408A(e).

     This annuity contract will not accept contributions made by an employer through Simplified Employee Pension (SEP) program under IRC Section 408(k) or a SIMPLE plan under IRC Section 408(p). No rollover contributions will be accepted other than a qualified rollover contribution from an IRA or Roth IRA under IRC Section 408A(e). This annuity contract will not accept a transfer or rollover of any funds attributable to contributions made for a participant by an employer through a SEP program or SIMPLE plan except to the extent provided by the Secretary of the Treasury.

     ANNUAL REPORT. Following the end of each calendar year, we will send each participant a report concerning the status of his or her interest in this annuity contract. This report will include (i) the amount of all regular contributions received for the participant during or after the calendar year which relate to such calendar year, (ii) the amount of all rollover contributions received for the participant during such calendar year, (iii) the contract value(s) of the participant's interest determined as of the end of such calendar year, and (iv) such other information as may be required under federal tax law.

     REQUIRED MINIMUM DISTRIBUTIONS DURING LIFE. During the participant's lifetime, distributions from the participant's interest in this annuity contract need not meet the requirements of IRC Section 401(a)(9) or the incidental death benefit requirements of IRC Section 401(a)(9)(G).

     REQUIRED MINIMUM DISTRIBUTIONS AFTER DEATH. The participant's entire interest in this annuity contract must be paid either:

1)       in  full  by  December  31  of  the  fifth   calendar  year  after  the
         participant's death; or

2) over the life or over a period certain not greater than the life expectancy of the individual designated under this annuity contract to receive payments after the participant's death with payments beginning by December 31 of the first calendar year after the participant's death.

     However, if the participant's surviving spouse is the individual designated to receive the participant's entire interest in this annuity contract, this annuity contract will be treated as the Roth IRA of such spouse if he or she becomes Successor Owner of the participant's interest, makes a rollover from the participant's interest, or fails to receive distributions from the participant's interest otherwise required by this provision. No contributions or rollover to the participant's interest in this annuity contract may be made after the participant's death unless the participant's spouse becomes Successor Owner. In any case, if a surviving spouse dies before payments begin under this provision, then this provision shall apply upon the death of the participant's spouse as if the spouse was the owner of the participant's interest in this annuity contract.

     Life expectancy is computed using the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. The life expectancy of the participant's surviving spouse shall be recalculated annually unless periodic payments for a fixed period begin irrevocably (subject to acceleration) by the date payments are required to begin. The life expectancy of any other individual may not be recalculated. Any life expectancy which is not being recalculated shall be determined using the attained age of such individual in the calendar year in which payments are required to begin or in any earlier year in which payments begin irrevocably, and any payment calculations for subsequent years shall be based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first determined. Therefore, if a life expectancy is not recalculated, payments will be made over a fixed period which could end before that person's actual death.


This is part of the annuity contract. It is not a separate contract. It changes the annuity contract only as and to the extent stated. In all cases of conflict with the other terms of the annuity contract, the provisions of this Endorsement shall control.

              Signed for us at our office as of the date of issue.

 [GRAPHIC OMITTED][GRAPHIC OMITTED]           [GRAPHIC OMITTED][GRAPHIC OMITTED]
Senior Vice President & Assistant Treasurer         Executive Vice President

NY3623E99
                                [GRAPHIC OMITTED]

                       ROTH INDIVIDUAL RETIREMENT ANNUITY
                                   ENDORSEMENT

The annuity contract is changed as set out below to make it a Roth Individual Retirement Annuity.


     APPLICABLE TAX LAW RESTRICTIONS. This annuity contract is intended to receive contributions that qualify for special tax treatment under Internal Revenue Code ("IRC") Section 408A. It is restricted as required by federal tax law. We may change the terms of this annuity contract or administer this annuity contract at any time as needed to comply with that law. Any such change may be applied retroactively.

     EXCLUSIVE BENEFIT. This annuity contract is established for the exclusive benefit of you and your beneficiaries. Your interest in this annuity contract is nonforfeitable.

     NON-PARTICIPATING. This annuity contract does not pay dividends or share in our surplus.

     NO ASSIGNMENT OR TRANSFER. You cannot assign, sell, or transfer your interest in this annuity contract. You cannot pledge it to secure a loan or the performance of an obligation, or for any other purpose. The only exceptions to these rules are:

1) an interest in this annuity contract may be transferred to a spouse or former spouse under a divorce or separation instrument described in IRC
         Section 71(b)(2)(A); and

2) you may designate another person to receive payments with you based on joint lives or joint life expectancies, but any such designation shall not give that other person any present rights under the annuity contract during your lifetime.

     CONTRIBUTIONS. This annuity contract does not require fixed premiums, purchase payments, or other contributions, but we may decline to accept any contribution of less than $50. This annuity contract will not lapse if you do not make contributions. This annuity contract will remain subject to cancellation under any involuntary surrender or termination provision of this annuity contract; provided, however, that in no event shall any such cancellation occur unless, at a minimum, contributions have not been made for at least two full years and the value of this annuity contract (increased by any guaranteed interest) would provide a benefit at its stated maturity date of less than $20 a month under the regular settlement option.

     All contributions to us must be made in cash BY CHECK OR MONEY ORDER MADE PAYABLE TO US.

     Total contributions made to this annuity contract with respect to any one tax year may not exceed $2,000, excluding any payment which is a qualified rollover contribution under IRC Section 408A(e).

     This annuity contract will not accept contributions made by an employer through Simplified Employee Pension (SEP) program under IRC Section 408(k) or a SIMPLE plan under IRC Section 408(p). No rollover contributions will be accepted other than a qualified rollover contribution from an IRA or Roth IRA under IRC Section 408A(e). This annuity contract will not accept a transfer or rollover of any funds attributable to contributions made by an employer through a SEP program or SIMPLE plan except to the extent provided by the Secretary of the Treasury.

     ANNUAL REPORT. Following the end of each calendar year, we will send you a report concerning the status of your annuity contract. This report will include (i) the amount of all regular contributions received during or after the calendar year which relate to such calendar year, (ii) the amount of all rollover contributions received during such calendar year, (iii) the contract value(s) determined as of the end of such calendar year, and (iv) such other information as may be required under federal tax law.

     REQUIRED MINIMUM DISTRIBUTIONS DURING LIFE. During your lifetime, distributions from your annuity contract need not meet the requirements of IRC Section 401(a)(9) or the incidental death benefit requirements of IRC
     Section 401(a)(9)(G).

     REQUIRED MINIMUM DISTRIBUTIONS AFTER DEATH. Your entire interest in this annuity contract must be paid either:


1)       in full by December 31 of the fifth calendar year after your death; or

2) over the life or over a period certain not greater than the life expectancy of the individual designated under this annuity contract to receive payments after your death with payments beginning by December 31 of the first calendar year after your death.

     However, if your surviving spouse is the individual designated to receive your entire interest in this annuity contract, this annuity contract will be treated as the Roth IRA of such spouse if he or she becomes Successor Owner of this contract, makes a rollover from this contract, or fails to receive distributions from this contract otherwise required by this provision. No contributions or rollover to this annuity contract may be made after your death unless your spouse becomes Successor Owner. In any case, if a surviving spouse dies before payments begin under this provision, then this provision shall apply upon the death of your spouse as if your spouse was the owner of this annuity contract.

     Life expectancy is computed using the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. The life expectancy of your surviving spouse shall be recalculated annually unless periodic payments for a fixed period begin irrevocably (subject to acceleration) by the date payments are required to begin. The life expectancy of any other individual may not be recalculated. Any life expectancy which is not being recalculated shall be determined using the attained age of such individual in the calendar year in which payments are required to begin or in any earlier year in which payments begin irrevocably, and any payment calculations for subsequent years shall be based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first determined. Therefore, if a life expectancy is not recalculated, payments will be made over a fixed period which could end before that person's actual death.


This is part of your annuity contract. It is not a separate contract. It changes the annuity contract only as and to the extent stated. In all cases of conflict with the other terms of the annuity contract, the provisions of this Endorsement shall control. This Endorsement shall supersede any other Individual Retirement Annuity endorsement(s) which may have previously been a part of the contract.


Signed for us at our office as of the date of issue.


  [GRAPHIC OMITTED][GRAPHIC OMITTED]          [GRAPHIC OMITTED][GRAPHIC OMITTED]
Senior Vice President & Assistant Treasurer       Executive Vice President

NY3484CE99
                                [GRAPHIC OMITTED]

                            A Stock Insurance Company
                  P.O. Box 21029, New York, New York 10129-1029
                             Administrative Office:
                   [P.O. Box 5423 Cincinnati, Ohio 45201-5423]


                       ROTH INDIVIDUAL RETIREMENT ANNUITY
                                   ENDORSEMENT


The Certificate of Participation under the annuity contract (your "Certificate") is changed as set out below to add provisions for a Roth Individual Retirement Annuity.

     APPLICABLE TAX LAW RESTRICTIONS. The annuity contract is intended to receive contributions that qualify for special tax treatment under Internal Revenue Code ("IRC") Section 408A. It is restricted as required by federal tax law. We may change the terms of the annuity contract and your Certificate, or administer the annuity contract and your interest in it, at any time as needed to comply with that law. Any such change may be applied retroactively.

     EXCLUSIVEBENEFIT. Your interest in the annuity contract is established for the exclusive benefit of you and your beneficiaries. Your interest in the annuity contract is nonforfeitable.

     NON-PARTICIPATING. The annuity contract does not pay dividends or share in our surplus.

     NO ASSIGNMENT OR TRANSFER. You cannot assign, sell, or transfer your interest in the annuity contract. You cannot pledge it to secure a loan or the performance of an obligation, or for any other purpose. The only exceptions to these rules are:

1) all or part of your interest in the annuity contract may be transferred to a spouse or former spouse under a divorce or separation instrument described in IRC Section 71(b)(2)(A); and

2) you may designate another person to receive payments with you based on joint lives or joint life expectancies, but any such designation shall not give that other person any present rights under the annuity contract during your lifetime.

     CONTRIBUTIONS. The annuity contract does not require fixed premiums, purchase payments, or other contributions, but we may decline to accept any contribution of less than $50. An interest in the annuity contract will not lapse if you do not make contributions. An interest in the annuity contract will remain subject to cancellation under any involuntary surrender or termination provision of the annuity contract; provided, however, that in no event shall any such cancellation occur unless, at a minimum, contributions have not been made for you for at least two full years and the value of your interest in the annuity contract (increased by any guaranteed interest) would provide a benefit at its stated maturity date of less than $20 a month under the regular settlement option.

     All contributions to us must be made in cash BY CHECK OR MONEY ORDER MADE PAYABLE TO US.

     Total contributions made to the annuity contract for you with respect to any one tax year may not exceed $2,000, excluding any payment which is a qualified rollover contribution under IRC Section 408A(e).

     The annuity contract will not accept contributions made by an employer through Simplified Employee Pension (SEP) program under IRC Section 408(k) or a SIMPLE plan under IRC Section 408(p). No rollover contributions will be accepted other than a qualified rollover contribution from an IRA or Roth IRA under IRC Section 408A(e). The annuity contract will not accept a transfer or rollover of any funds attributable to contributions made for you by an employer through a SEP program or SIMPLE plan except to the extent provided by the Secretary of the Treasury.

     ANNUAL REPORT. Following the end of each calendar year, we will send you a report concerning the status of your interest in the annuity contract. This report will include (i) the amount of all regular contributions received for you during or after the calendar year which relate to such calendar year, (ii) the amount of all rollover contributions received for you during such calendar year, (iii) the contract value(s) of your interest determined as of the end of such calendar year, and (iv) such other information as may be required under federal tax law.

     REQUIRED MINIMUM DISTRIBUTIONS DURING LIFE. During your lifetime, distributions from your interest in the annuity contract need not meet the requirements of IRC Section 401(a)(9) or the incidental death benefit requirements of IRC Section 401(a)(9)(G).

     REQUIRED MINIMUM DISTRIBUTIONS AFTER DEATH. Your entire interest in the annuity contract must be paid either:

1)       in full by December 31 of the fifth calendar year after your death; or

2) over the life or over a period certain not greater than the life expectancy of the individual designated under the annuity contract to receive payments after your death with payments beginning by December 31 of the first calendar year after your death.

     However, if your surviving spouse is the individual designated to receive your entire interest in the annuity contract, the annuity contract will be treated as the Roth IRA of such spouse if he or she becomes Successor Owner of your interest, makes a rollover from your interest, or fails to receive distributions from your interest otherwise required by this provision. No contributions or rollover to your interest in the annuity contract may be made after your death unless your spouse becomes Successor Owner. In any case, if a surviving spouse dies before payments begin under this provision, then this provision shall apply upon the death of your spouse as if your spouse was the owner of your interest in the annuity contract.

     Life expectancy is computed using the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. The life expectancy of your surviving spouse shall be recalculated annually unless periodic payments for a fixed period begin irrevocably (subject to acceleration) by the date payments are required to begin. The life expectancy of any other individual may not be recalculated. Any life expectancy which is not being recalculated shall be determined using the attained age of such individual in the calendar year in which payments are required to begin or in any earlier year in which payments begin irrevocably, and any payment calculations for subsequent years shall be based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first determined. Therefore, if a life expectancy is not recalculated, payments will be made over a fixed period which could end before that person's actual death.


This is part of your Certificate. It is not a contract. It changes your Certificate only as and to the extent stated. In all cases of conflict with the other terms of your Certificate, the provisions of this Endorsement shall control.

              Signed for us at our office as of the date of issue.

     [GRAPHIC OMITTED][GRAPHIC OMITTED]       [GRAPHIC OMITTED][GRAPHIC OMITTED]
 Senior Vice President & Assistant Treasurer       Executive Vice President

NY3523GE99
                                [GRAPHIC OMITTED]

                            A Stock Insurance Company
                  P.O. Box 21029, New York, New York 10129-1029
                             Administrative Office:
                   [P.O. Box 5423 Cincinnati, Ohio 45201-5423]

                          GOVERNMENTAL SECTION 457 PLAN
                                   ENDORSEMENT

The annuity contract is changed as set out below to add provisions for a governmental Section 457 plan. This endorsement and the annuity contract to which it is attached are not valid without additional endorsement(s) defining the Plan and Plan Administrator.

     APPLICABLE RESTRICTIONS. This annuity contract is intended to receive contributions pursuant to a deferred compensation plan established under
     Section 5 of the State Finance Law of New York and qualified under Internal Revenue Code ("IRC") Section 457. It is subject to Section 5 of the State Finance Law of the State of New York and the rules and regulations issued by the Deferred Compensation Board of said State, which are made a part hereof. It is restricted as required by federal tax law. We may change the terms of this annuity contract or administer this annuity contract at any time as needed to comply with such laws. Any such change may be applied retroactively.

     EXCLUSIVE BENEFIT. This annuity contract is for the exclusive benefit of the participants and their beneficiaries. No amounts held under this annuity contract may be used for or diverted to any purpose other than the provision of Plan benefits except as permitted by the Plan after the complete satisfaction of all liabilities to persons covered by the Plan and their beneficiaries. Until distributed, the Plan retains all legal ownership rights and control over a participant's interest in the annuity contract except as provided by the Plan Administrator.

     NO ASSIGNMENT OR TRANSFER. A participant cannot assign, sell, or transfer his or her interest in this annuity contract. A participant cannot pledge it to secure a loan or the performance of an obligation, or for any other purpose. The only exceptions to these rules are:

1) a participant's interest in this annuity contract may secure a loan to the participant made under any loan provisions of this annuity contract;

2) all or part of a participant's interest in this annuity contract may be transferred under a Qualified Domestic Relations Order as defined in IRC Section 414(p); and

3) payments from a participant's interest in this annuity contract may be made based on joint lives or joint life expectancies of the participant and another person, but such other person shall have no present rights under this annuity contract during the participant's lifetime.

     Any distributions from a participant's interest in this annuity contract shall be paid to the annuity contract owner or to the participant or other person entitled to Plan benefits through the participant, as may be directed by the annuity contract owner.

     LIMITS ON CONTRIBUTIONS. Contributions to a participant's interest in this annuity contract which represent contributions to the Plan for the participant's benefit must not exceed the limits set forth in IRC Section 457(b) and (c). No elective contributions may be made by the participant with respect to any month unless the participant has entered an agreement for deferral before the first day of that month. However, an elective contribution may be made for the first month of employment of the participant if the agreement for deferral is made on or before the date service with the Employer begins. Additional limits may apply under the terms of the Plan. The Plan Administrator shall ensure compliance with these IRC limits and any Plan limits.

     DISTRIBUTION RESTRICTIONS. As required under IRC Section 457(d), no distributions from a participant's interest in this annuity contract can be made until:

1)            the calendar year in which the participant reaches age 70-1/2; or

2)            the participant's separation from service with the Employer; or

3) the participant is faced with an unforeseeable emergency as defined under the IRC; or

4) the conditions are met for an in-service distribution to the participant under IRC Section 457(e)(9).

     Additional limits may apply under the terms of the Plan. The Plan Administrator shall determine when a distribution is allowed under this IRC section and the Plan.

     DATE BENEFITS TO BEGIN. A distribution of a participant's interest in this annuity contract shall begin no later than 60 days after the end of the Plan year in which the later of the following occurs:

1) the participant reaches normal retirement age as determined under the Plan; or

2)            the participant separates from service with the Employer.

     If the Plan permits benefit payments upon separation from service to begin before the latest date required under this provision, then prior to the date a participant's payments actually begin the Plan may allow the participant to elect irrevocably to delay payment to a later fixed and determinable date within the limits of this provision. The participant may make only one such election after the earliest date on which the Plan permits benefit payments upon separation from service.

     The Plan Administrator shall make any determination required under this provision.

     In no event can the payment of benefits to a participant be delayed beyond the Required Beginning Date stated in the REQUIRED MINIMUM DISTRIBUTIONS DURING LIFE provision, below.

     REQUIRED MINIMUM DISTRIBUTIONS DURING LIFE. The Required Beginning Date for distributions with respect to a participant's interest in this annuity contract is April 1 following the later of the calendar year in which the participant reaches age 70-1/2 or the calendar year in which the participant separates from service with the Employer. No later than the Required Beginning Date:

1) the participant's interest in this annuity contract must be paid in full; or

2) distributions of the participant's interest in this annuity contract must begin in the form of periodic payments made at least annually (i) for the participant's life or as joint and survivor payments for the lives of the participant and one other individual, or (ii) over a period certain not to exceed the participant's life expectancy or the joint and last survivor life expectancy of the participant and one other individual entitled to receive any amount payable after the participant's death, with payments which do not increase or increase only as provided in Q&A F-3 of Section 1.401(a)(9)-1 of the Proposed Income Tax Regulations.

     All distributions made hereunder shall be made in accordance with the requirements of IRC Section 401(a)(9), including the incidental death benefit requirement of IRC Section 401(a)(9)(G), and the regulations thereunder, including the minimum distribution incidental benefit requirements of Section 1.401(a)(9)-2 of the Proposed Income Tax Regulations and any guidance which may be issued by the Secretary of the Treasury under IRC Section 457.

     Life expectancies are computed using the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. The life expectancies of the participant and his or her spouse shall be recalculated annually unless periodic payments for a fixed period begin irrevocably (subject to acceleration) by the Required Beginning Date. The life expectancy of any other individual may not be recalculated. Any life expectancy which is not being recalculated shall be determined using the attained age of the individual in the calendar year in which the participant reaches age 70-1/2 or in any earlier year in which payments begin irrevocably, and any payment calculations for subsequent years shall be based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year such life expectancy was first determined. Therefore, if a life expectancy is not recalculated, payments will be made over a fixed period which could end before that person's actual death.

     REQUIRED MINIMUM DISTRIBUTIONS AFTER DEATH. If a participant dies after the Required Beginning Date or after payments begin irrevocably (subject to acceleration), the remaining portion of the participant's interest in annuity contract must continue to be distributed at least as rapidly as under the method of distribution being used prior to the participant's death.

     If a participant dies before the Required Beginning Date and before payments begin irrevocably, then the participant's entire interest in this annuity contract must be paid either:

1) in full by December 31 of the fifth calendar year after the participant's death;

2) if someone other than the participant's surviving spouse is entitled to receive part or all of the participant's interest after the participant's death, over a period certain not greater than fifteen years and not greater than the life expectancy of the eldest person entitled to benefits, with payments beginning by December 31 of the first calendar year after the participant's death; or

3) if the participant's spouse is the sole person entitled to receive the participant's interest after the participant's death, over the life or over a period certain not greater than the life expectancy of the surviving spouse, with payments beginning by December 31 of the later of first calendar year after the participant's death or the calendar year in which the participant would have attained age 70-1/2.

     If the participant's surviving spouse is the sole person entitled to receive the participant's interest in this annuity contract after the participant's death and the surviving spouse dies before payments begin under this provision, then this provision shall apply upon the death of the participant's spouse as if the spouse were the owner of the participant's interest in this annuity contract.

     Life expectancy is computed using the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. For distributions beginning after the participant's death, the life expectancy of his or her surviving spouse shall be recalculated annually unless periodic payments for a fixed period begin irrevocably (subject to acceleration) by the date payments are required to begin. The life expectancy of any other individual may not be recalculated. Any life expectancy which is not being recalculated shall be determined using the attained age of such individual in the calendar year in which payments are required to begin or in any earlier year in which payments begin irrevocably, and any payment calculations for subsequent years shall be based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first determined. Therefore, if a life expectancy is not recalculated, payments will be made over a fixed period which could end before that person's actual death.


This is part of the annuity contract. It is not a separate contract. It changes the annuity contract only as and to the extent stated. In all cases of conflict with the other terms of the annuity contract, the provisions of this Endorsement shall control.

              Signed for us at our office as of the date of issue.

   [GRAPHIC OMITTED][GRAPHIC OMITTED]         [GRAPHIC OMITTED][GRAPHIC OMITTED]
Senior Vice President & Assistant Treasurer        Executive Vice President

NY3524CE99
                                [GRAPHIC OMITTED]

                            A Stock Insurance Company
                  P.O. Box 21029, New York, New York 10129-1029
                             Administrative Office:
                   [P.O. Box 5423 Cincinnati, Ohio 45201-5423]

                          GOVERNMENTAL SECTION 457 PLAN
                                   ENDORSEMENT

Your Certificate of Participation under the annuity contract (your "Certificate") is changed as set out below to add provisions for a governmental
Section 457 plan. This endorsement and the Certificate to which it is attached are not valid without additional endorsement(s) defining the Plan and Plan Administrator.

     APPLICABLE RESTRICTIONS. The annuity contract is intended to receive contributions pursuant to a deferred compensation plan established under
     Section 5 of the State Finance Law of New York and qualified under Internal Revenue Code ("IRC") Section 457. It is subject to Section 5 of the State Finance Law of the State of New York and the rules and regulations issued by the Deferred Compensation Board of said State, which are made a part hereof. It is restricted as required by federal tax law. We may change the terms of the annuity contract and your Certificate, or administer the annuity contract and your interest in it, at any time as needed to comply with such laws. Any such change may be applied retroactively.

     EXCLUSIVE BENEFIT. Your interest in the annuity contract is for the exclusive benefit of you and your beneficiaries. No amounts held under your interest in the annuity contract may be used for or diverted to any purpose other than the provision of Plan benefits except as permitted by the Plan after the complete satisfaction of all liabilities to persons covered by the Plan and their beneficiaries. Until distributed, the Plan retains all legal ownership rights and control over your interest in the annuity contract except as provided by the Plan Administrator.

     NO ASSIGNMENT OR TRANSFER. You cannot assign, sell, or transfer your interest in the annuity contract. You cannot pledge it to secure a loan or the performance of an obligation, or for any other purpose. The only exceptions to these rules are:

1) your interest in the annuity contract may secure a loan to you made under any loan provisions of the annuity contract;

2) all or part of your interest in the annuity contract may be transferred under a Qualified Domestic Relations Order as defined in IRC Section 414(p); and

3) payments from your interest in the annuity contract may be made based on joint lives or joint life expectancies of you and another person, but such other person shall have no present rights under the annuity contract during your lifetime.

     Any distributions from your interest in the annuity contract shall be paid to the annuity contract owner or to you or other person entitled to Plan benefits through you, as may be directed by the annuity contract owner.

     LIMITS ON CONTRIBUTIONS. Contributions to your interest in the annuity contract which represent contributions to the Plan for your benefit must not exceed the limits set forth in IRC Section 457(b) and (c). No elective contributions may be made by you with respect to any month unless you have entered an agreement for deferral before the first day of that month. However, an elective contribution may be made for your first month of employment if the agreement for deferral is made on or before the date your service with the Employer begins. Additional limits may apply under the terms of the Plan. The Plan Administrator shall ensure compliance with these IRC limits and any Plan limits.

     DISTRIBUTION RESTRICTIONS. As required under IRC Section 457(d), no distributions from your interest in the annuity contract can be made until:

1)       the calendar year in which you reach age 70-1/2; or

2)       your separation from service with the Employer; or

3)       you are faced with an unforeseeable emergency as defined under the IRC;
         or

4)       the  conditions  are met for an in-service  distribution  you under IRC
         Section 457(e)(9).


     Additional limits may apply under the terms of the Plan. The Plan Administrator shall determine when a distribution is allowed under this IRC section and the Plan.

     DATE BENEFITS TO BEGIN. A distribution of your interest in the annuity contract shall begin no later than 60 days after the end of the Plan year in which the later of the following occurs:
1)       you reach normal retirement age as determined under the Plan; or
2)       you separate from service with the Employer.

     If the Plan permits benefit payments upon separation from service to begin before the latest date required under this provision, then prior to the date your payments actually begin the Plan may allow you to elect irrevocably to delay payment to a later fixed and determinable date within the limits of this provision. You may make only one such election after the earliest date on which the Plan permits benefit payments upon separation from service.

     The Plan Administrator shall make any determination required under this provision.

     In no event can the payment of your benefits be delayed beyond the Required Beginning Date stated in the REQUIRED MINIMUM DISTRIBUTIONS DURING LIFE provision, below.

     REQUIRED MINIMUM DISTRIBUTIONS DURING LIFE. The Required Beginning Date for distributions with respect to your interest in the annuity contract is April 1 following the later of the calendar year in which you reach age 70-1/2 or the calendar year in which you separate from service with the Employer. No later than the Required Beginning Date:

1)       your interest in the annuity contract must be paid in full; or

2) distributions of your interest in the annuity contract must begin in the form of periodic payments made at least annually (i) for your life or as joint and survivor payments for the lives of you and one other individual, or (ii) over a period certain not to exceed your life expectancy or the joint and last survivor life expectancy of you and one other individual entitled to receive any amount payable after your death, with payments which do not increase or increase only as provided in Q&A F-3 of Section 1.401(a)(9)-1 of the Proposed Income Tax Regulations.

     All distributions made hereunder shall be made in accordance with the requirements of IRC Section 401(a)(9), including the incidental death benefit requirement of IRC Section 401(a)(9)(G), and the regulations thereunder, including the minimum distribution incidental benefit requirements of Section 1.401(a)(9)-2 of the Proposed Income Tax Regulations and any guidance which may be issued by the Secretary of the Treasury under IRC Section 457.

     Life expectancies are computed using the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. The life expectancies of you and your spouse shall be recalculated annually unless periodic payments for a fixed period begin irrevocably (subject to acceleration) by the Required Beginning Date. The life expectancy of any other individual may not be recalculated. Any life expectancy which is not being recalculated shall be determined using the attained age of the individual in the calendar year in which you reach age 70-1/2 or in any earlier year in which payments begin irrevocably, and any payment calculations for subsequent years shall be based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year such life expectancy was first determined. Therefore, if a life expectancy is not recalculated, payments will be made over a fixed period which could end before that person's actual death.

     REQUIRED MINIMUM DISTRIBUTIONS AFTER DEATH. If you die after the Required Beginning Date or after payments begin irrevocably (subject to acceleration), the remaining portion of your interest in annuity contract must continue to be distributed at least as rapidly as under the method of distribution being used prior to your death.

     If you die before the Required Beginning Date and before payments begin irrevocably, then your entire interest in the annuity contract must be paid either:
1)       in full by December 31 of the fifth calendar year after your death;

2) if someone other than your surviving spouse is entitled to receive part or all of your interest after your death, over a period certain not greater than fifteen years and not greater than the life expectancy of the eldest person entitled to benefits, with payments beginning by December 31 of the first calendar year after your death; or

3) if your spouse is the sole person entitled to receive your interest after your death, over the life or over a period certain not greater than the life expectancy of the surviving spouse, with payments beginning by December 31 of the later of first calendar year after your death or the calendar year in which you would have attained age 70-1/2.

     If your surviving spouse is the sole person entitled to receive your interest in the annuity contract after your death and the surviving spouse dies before payments begin under this provision, then this provision shall apply upon the death of your spouse as if the spouse were the owner of your interest in the annuity contract. Life expectancy is computed using the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. For distributions beginning after your death, the life expectancy of your surviving spouse shall be recalculated annually unless periodic payments for a fixed period begin irrevocably (subject to acceleration) by the date payments are required to begin. The life expectancy of any other individual may not be recalculated. Any life expectancy which is not being recalculated shall be determined using the attained age of such individual in the calendar year in which payments are required to begin or in any earlier year in which payments begin irrevocably, and any payment calculations for subsequent years shall be based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first determined. Therefore, if a life expectancy is not recalculated, payments will be made over a fixed period which could end before that person's actual death.


This is part of your Certificate. It is not a contract. It changes your Certificate only as and to the extent stated. In all cases of conflict with the other terms of your Certificate, the provisions of this Endorsement shall control.

              Signed for us at our office as of the date of issue.

 [GRAPHIC OMITTED][GRAPHIC OMITTED]           [GRAPHIC OMITTED][GRAPHIC OMITTED]
Senior Vice President & Assistant Treasurer         Executive Vice President

NY3663E99
                                [GRAPHIC OMITTED]


                          GOVERNMENTAL SECTION 457 PLAN
                                   ENDORSEMENT

The annuity contract is changed as set out below to add provisions for a governmental Section 457 plan. This endorsement and the annuity contract to which it is attached are not valid without additional endorsement(s) defining the Plan and Plan Administrator.

     APPLICABLE RESTRICTIONS. This annuity contract is intended to receive contributions pursuant to a deferred compensation plan established under
     Section 5 of the State Finance Law of New York and qualified under Internal Revenue Code ("IRC") Section 457. It is subject to Section 5 of the State Finance Law of the State of New York and the rules and regulations issued by the Deferred Compensation Board of said State, which are made a part hereof. It is restricted as required by federal tax law. We may change the terms of this annuity contract or administer this annuity contract at any time as needed to comply with such laws. Any such change may be applied retroactively.

     ANNUITANT. "Annuitant" means the designated person covered under the Plan for whose benefit this annuity contract was purchased. If the owner of this annuity contract is the Employer or Plan trustee, then any reference in this annuity contract to the owner's life, age, death, or spouse shall be treated as a reference to the Annuitant's life, age, death, or spouse.

     EXCLUSIVE BENEFIT. This annuity contract is for the exclusive benefit of the Annuitant and his or her beneficiaries. No amounts held under this annuity contract may be used for or diverted to any purpose other than the provision of Plan benefits except as permitted by the Plan after the complete satisfaction of all liabilities to persons covered by the Plan and their beneficiaries. Until distributed, the Plan retains all legal ownership rights and control over the Annuitant's interest in the annuity contract except as provided by the Plan Administrator.

     NO ASSIGNMENT OR TRANSFER. No interest in this annuity contract may be assigned, sold, or transferred. No interest in this annuity contract may be pledged to secure a loan or the performance of an obligation, or for any other purpose. The only exceptions to these rules are:

1) if this annuity contract is owned by the Employer or Plan trustee, it may be transferred to a successor Employer or Plan trustee or to the Annuitant or another person entitled to Plan benefits through the Annuitant;

2) this annuity contract may secure a loan to the Annuitant made under any loan provisions of this annuity contract;

3) the Annuitant's interest in this annuity contract may be transferred under a Qualified Domestic Relations Order as defined in IRC Section 414(p); and

4) payments may be made based on joint lives or joint life expectancies of the Annuitant and another person, but such other person shall have no present rights under this annuity contract during the lifetime of the Annuitant.

     Any distributions under this annuity contract shall be paid to the owner or to the Annuitant or other person entitled to Plan benefits through the Annuitant, as may be directed by the owner of the annuity contract.

     LIMITS ON CONTRIBUTIONS. Contributions to this annuity contract which represent contributions to the Plan must not exceed the limits set forth in IRC Section 457(b) and (c). No elective contributions may be made by the Annuitant with respect to any month unless the Annuitant has entered an agreement for deferral before the first day of that month. However, an elective contribution may be made for the first month of employment of the Annuitant if the agreement for deferral is made on or before the date service with the Employer begins. Additional limits may apply under the terms of the Plan. The Plan Administrator shall ensure compliance with these IRC limits and any Plan limits.

     DISTRIBUTION RESTRICTIONS. As required under IRC Section 457(d), no distributions from this annuity contract can be made until:

1)       the calendar year in which the Annuitant reaches age 70-1/2; or

2)       the Annuitant's separation from service with the Employer; or

3) the Annuitant is faced with an unforeseeable emergency as defined under the IRC; or

4) the conditions are met for an in-service distribution under IRC Section 457(e)(9).

     Additional limits may apply under the terms of the Plan. The Plan Administrator shall determine when a distribution is allowed under this IRC section and the Plan.

     DATE BENEFITS TO BEGIN. A distribution of the Annuitant's interest in this annuity contract shall begin no later than 60 days after the end of the Plan year in which the later of the following occurs:

1) the Annuitant reaches normal retirement age as determined under the Plan; or

2)       the Annuitant separates from service with the Employer.

     If the Plan permits benefit payments upon separation from service to begin before the latest date required under this provision, then prior to the date payments actually begin the Plan may allow the Annuitant to elect irrevocably to delay payment to a later fixed and determinable date within the limits of this provision. The Annuitant may make only one such election after the earliest date on which the Plan permits benefit payments upon separation from service.

     The Plan Administrator shall make any determination required under this provision.

     In no event can the payment of benefits be delayed beyond the Required Beginning Date stated in the REQUIRED MINIMUM DISTRIBUTIONS DURING LIFE provision, below.

     REQUIRED MINIMUM DISTRIBUTIONS DURING LIFE. The Required Beginning Date for distributions under this annuity contract is April 1 following the later of the calendar year in which the Annuitant reaches age 70-1/2 or the calendar year in which the Annuitant separates from service with the Employer. No later than the Required Beginning Date:

1) the entire amount payable under this annuity contract must be paid in full; or

2) distributions from this annuity contract must begin in the form of periodic payments made at least annually (i) for the Annuitant's life or as joint and survivor payments for the lives of the Annuitant and one other individual, or (ii) over a period certain not to exceed the Annuitant's life expectancy or the joint and last survivor life expectancy of the Annuitant and one other individual entitled to receive any amount payable after the Annuitant's death, with payments which do not increase or increase only as provided in Q&A F-3 of
         Section 1.401(a)(9)-1 of the Proposed Income Tax Regulations.

     All distributions made hereunder shall be made in accordance with the requirements of IRC Section 401(a)(9), including the incidental death benefit requirement of IRC Section 401(a)(9)(G), and the regulations thereunder, including the minimum distribution incidental benefit requirements of Section 1.401(a)(9)-2 of the Proposed Income Tax Regulations and any guidance which may be issued by the Secretary of the Treasury under IRC Section 457.

     Life expectancies are computed using the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. The life expectancies of the Annuitant and his or her spouse shall be recalculated annually unless periodic payments for a fixed period begin irrevocably (subject to acceleration) by the Required Beginning Date. The life expectancy of any other individual may not be recalculated. Any life expectancy which is not being recalculated shall be determined using the attained age of the individual in the calendar year in which the Annuitant reaches age 70-1/2 or in any earlier year in which payments begin irrevocably, and any payment calculations for subsequent years shall be based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year such life expectancy was first determined. Therefore, if a life expectancy is not recalculated, payments will be made over a fixed period which could end before that person's actual death.

     REQUIRED MINIMUM DISTRIBUTIONS AFTER DEATH. If the Annuitant dies after the Required Beginning Date or after payments begin irrevocably (subject to acceleration), any amount remaining payable under this annuity contract must continue to be distributed at least as rapidly as under the method of distribution being used prior to the Annuitant's death.

     If the Annuitant dies before the Required Beginning Date and before payments begin irrevocably, then any amount remaining payable under this annuity contract must be paid either:

1) in full by December 31 of the fifth calendar year after the Annuitant's death;

2) if someone other than the Annuitant's surviving spouse is entitled to receive part or all of the amount remaining payable after the Annuitant's death, over a period certain not greater than fifteen years and not greater than the life expectancy of the eldest person entitled to benefits, with payments beginning by December 31 of the first calendar year after the Annuitant's death; or

3) if the Annuitant's spouse is the sole person entitled to receive the amount remaining payable after the Annuitant's death, over the life or over a period certain not greater than the life expectancy of the surviving spouse, with payments beginning by December 31 of the later of first calendar year after the Annuitant's death or the calendar year in which the Annuitant would have attained age 70-1/2.

     If the Annuitant's surviving spouse is the sole person entitled to receive the amount remaining payable after the Annuitant's death and the surviving spouse dies before payments begin under this provision, then this provision shall apply upon the death of the Annuitant's spouse as if the spouse were the Annuitant under this annuity contract.

     Life expectancy is computed using the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. For distributions beginning after the Annuitant's death, the life expectancy of his or her surviving spouse shall be recalculated annually unless periodic payments for a fixed period begin irrevocably (subject to acceleration) by the date payments are required to begin. The life expectancy of any other individual may not be recalculated. Any life expectancy which is not being recalculated shall be determined using the attained age of such individual in the calendar year in which payments are required to begin or in any earlier year in which payments begin irrevocably, and any payment calculations for subsequent years shall be based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first determined. Therefore, if a life expectancy is not recalculated, payments will be made over a fixed period which could end before that person's death.

This is part of the annuity contract. It is not a separate contract. It changes the annuity contract only as and to the extent stated. In all cases of conflict with the other terms of the annuity contract, the provisions of this Endorsement shall control.

         Signed for us at our office as of the date of issue.

 [GRAPHIC OMITTED][GRAPHIC OMITTED]           [GRAPHIC OMITTED][GRAPHIC OMITTED]
Senior Vice President & Assistant Treasurer         Executive Vice President

NY3553GE99

                                [GRAPHIC OMITTED]

                            A Stock Insurance Company
                  P.O. Box 21029, New York, New York 10129-1029
                             Administrative Office:
                   [P.O. Box 5423 Cincinnati, Ohio 45201-5423]

                                   ENDORSEMENT


The contract is changed by adding a new provision as follows:

SUCCESSOR OWNER-STEP UP IN ACCOUNT VALUE. If a Participant's spouse becomes the Successor Owner of the Participant's participation interest under the Contract, the Account Value of the Participant's participation interest will be increased, as of the date that would have been the Death Benefit Valuation Date, to equal the amount of the Death Benefit which would have been payable if the Participant's spouse had not become the Successor Owner of the Participant's participation interest. If the Death Benefit which would have been payable is equal to the Account Value as of the date that would have been the Death Benefit Valuation Date, there will be no change in the Account Value of the Certificate. If a Participant's Account Value is increased to equal the Purchase Payments accumulated with interest at the rate of 3% per year, as described in the Death Benefit Amount provision of this Contract, the Account Value as of the date of the increase, plus any Purchase Payments received by us after that date, will accumulate with interest at the rate of 3% per year for purposes of determining the amount of the Death Benefit payable under that Certificate on the death of the next owner to die.

For purposes of determining the date that would have been the Death Benefit Valuation Date, the election to become Successor Owner will be deemed to be instructions as to the form of death benefit. Therefore, the date that would have been the Death Benefit Valuation Date will be the later of the date we receive Due Proof of Death of the Participant, or the date we receive a Successor Owner election, but never later than one year after the date of death of the Participant.

If the Participant's spouse becomes the Successor Owner of the Participant's participation interest, any Contingent Deferred Sales Charge which would otherwise apply on surrender will be waived, except that if any additional Purchase Payments are paid by the Successor Owner, Contingent Deferred Sales Charges will apply as described in this Contract.

If the Account Value of a Certificate is stepped-up under this provision, the Company will deposit the amount of the increase into the Fixed Accumulation Account Option.

This is part of the contract. It is not a separate contract. It changes the policy only as and to the extent stated. In all cases of conflict with the other terms of the contract, the provisions of this Endorsement shall control.

         Signed for us at our office as of the date of issue.


 [GRAPHIC OMITTED][GRAPHIC OMITTED]           [GRAPHIC OMITTED][GRAPHIC OMITTED]
Senior Vice President & Assistant Treasurer        Executive Vice President

NY3554CE99
                                [GRAPHIC OMITTED]

                            A Stock Insurance Company
                  P.O. Box 21029, New York, New York 10129-1029
                             Administrative Office:
                   [P.O. Box 5423 Cincinnati, Ohio 45201-5423]

                                   ENDORSEMENT


The certificate is changed by adding a new provision as follows:

SUCCESSOR OWNER--STEP UP IN ACCOUNT VALUE. If your spouse becomes the Successor Owner of your participation interest under the Contract, the Account Value of your participation interest will be increased, as of the date that would have been the Death Benefit Valuation Date, to equal the amount of the Death Benefit which would have been payable if your spouse had not become the Successor Owner of your participation interest. If the Death Benefit which would have been payable is equal to the Account Value as of the date that would have been the Death Benefit Valuation Date, there will be no change in the Account Value of your Certificate. If the Account Value is increased to equal the Purchase Payments accumulated with interest at the rate of 3% per year, as described in the Death Benefit Amount provision of this Certificate, the Account Value as of the date of the increase, plus any Purchase Payments received by us after that date, will accumulate with interest at the rate of 3% per year for purposes of determining the amount of the Death Benefit payable on the death of the next owner to die.

For purposes of determining the date that would have been the Death Benefit Valuation Date, the election to become Successor Owner will be deemed to be instructions as to the form of death benefit. Therefore, the date that would have been the Death Benefit Valuation Date will be the later of the date we receive Due Proof of Death of the Participant, or the date we receive a Successor Owner election, but never later than one year after the date of death of the Participant.

If your spouse becomes the Successor Owner of your participation interest, any Contingent Deferred Sales Charge which would otherwise apply on surrender will be waived, except that if any additional Purchase Payments are paid by the Successor Owner, Contingent Deferred Sales Charges will apply as described in this Certificate.

If the Account Value of your Certificate is stepped-up under this provision, the Company will deposit the amount of the increase into the Fixed Accumulation Account Option.


This is part of the certificate. It is not a legal contract. It changes the certificate only as and to the extent stated.

         Signed for us at our office as of the date of issue.


[GRAPHIC OMITTED][GRAPHIC OMITTED]            [GRAPHIC OMITTED][GRAPHIC OMITTED]
Senior Vice President & Assistant Treasurer         Executive Vice President

NY3443GE99
                                [GRAPHIC OMITTED]

                            A Stock Insurance Company
                  P.O. Box 21029, New York, New York 10129-1029
                             Administrative Office:
                   [P.O. Box 5423 Cincinnati, Ohio 45201-5423]


                          INDIVIDUAL RETIREMENT ANNUITY
                                   ENDORSEMENT


The annuity contract is changed as set out below to add provisions for an Individual Retirement Annuity.

     APPLICABLE TAX LAW RESTRICTIONS. This annuity contract is intended to receive contributions that qualify for deferred tax treatment under Internal Revenue Code ("IRC") Section 408(b). It is restricted as required by federal tax law. We may change the terms of this annuity contract or administer this annuity contract at any time as needed to comply with that law. Any such change may be applied retroactively.

     EXCLUSIVE BENEFIT. This annuity contract is established for the exclusive benefit of the participants and their beneficiaries. A participant's interest in this annuity contract is nonforfeitable.

     NON-PARTICIPATING. This annuity contract does not pay dividends or share in our surplus.

     NO ASSIGNMENT OR TRANSFER. A participant cannot assign, sell, or transfer his or her interest in this annuity contract. A participant cannot pledge it to secure a loan or the performance of an obligation, or for any other purpose. The only exceptions to these rules are:

1) an interest in this annuity contract may be transferred to a spouse or former spouse of a participant under a divorce or separation instrument described in IRC Section 71(b)(2)(A); and

2) a participant may designate another person to receive payments with the participant based on joint lives or joint life expectancies, but any such designation shall not give that other person any present rights under the annuity contract during the participant's lifetime.

     CONTRIBUTIONS. This annuity contract does not require fixed premiums, purchase payments, or other contributions, but we may decline to accept any contribution of less than $50. An interest in this annuity contract will not lapse if a participant does not make contributions. An interest in this annuity contract will remain subject to cancellation under any involuntary surrender or termination provision of this annuity contract; provided, however, that in no event shall any such cancellation occur unless, at a minimum, contributions have not been made for the participant for at least two full years and the value of the participant's interest in this annuity contract (increased by any guaranteed interest) would provide a benefit at age 70-1/2 of less than $20 a month under the regular settlement option.

     All contributions to us must be made in cash BY CHECK OR MONEY ORDER MADE PAYABLE TO US.

     Total contributions made to this annuity contract for a participant with respect to any one tax year may not exceed $2,000, excluding any payment which is:

1) allowed as a rollover under IRC Section 402(c), 403(a)(4), 403(b)(8), or 408(d)(3); or

2)       made through a Simplified  Employee  Pension  (SEP)  program  under IRC
         Section 408(k).

     This annuity contract will not accept contributions made by an employer through a SIMPLE plan under IRC Section 408(p). This annuity contract will not accept a transfer or rollover of any funds attributable to contributions made for a participant by an employer through a SIMPLE plan until at least 2-years after the date the participant first participated in that employer's SIMPLE plan.

     ANNUAL REPORT. Following the end of each calendar year, we will send each participant a report concerning the status of his or her interest in this annuity contract. This report will include (i) the amount of all regular contributions received for the participant during or after the calendar year which relate to such calendar year, (ii) the amount of all rollover contributions received for the participant during such calendar year, (iii) the contract value(s) of the participant's interest determined as of the end of such calendar year, and (iv) such other information as may be required under federal tax law.

     REQUIRED MINIMUM DISTRIBUTIONS DURING LIFE. The Required Beginning Date for distributions of a participant's interest in this annuity contract is April 1 following the calendar year in which the participant reaches age 70-1/2. No later than the Required Beginning Date:

1) the participant's entire interest in this annuity contract must be paid in full; or

2) distributions of the participant's interest in this annuity contract must begin in the form of periodic payments made at least annually (i) for the participant's life or as joint and survivor payments to the participant and one other individual, or (ii) over a period certain not to exceed the participant's life expectancy or the joint and last survivor expectancy of the participant and one other individual designated to receive any remaining payments after the participant's death, with payments which do not increase or increase only as provided in Q&A F-3 of Section 1.401(a)(9)-1 of the Proposed Income Tax Regulations.

     All distributions made hereunder shall be made in accordance with the requirements of IRC Section 401(a)(9), including the incidental death benefit requirements of IRC Section 401(a)(9)(G), and the regulations thereunder, including the minimum distribution incidental benefit requirements of Section 1.401(a)(9)-2 of the Proposed Income Tax Regulations.

     Life expectancies are computed using the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. The life expectancies of the participant and his or her spouse shall be recalculated annually unless periodic payments for a fixed period begin irrevocably (subject to acceleration) by the Required Beginning Date. The life expectancy of any other individual may not be recalculated. Any life expectancy which is not being recalculated shall be determined using the attained age of the individual in the calendar year in which the participant reaches age 70-1/2 or in any earlier year in which payments begin irrevocably, and any payment calculations for subsequent years shall be based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year such life expectancy was first determined. Therefore, if a life expectancy is not recalculated, payments will be made over a fixed period which could end before that person's actual death.

     REQUIRED MINIMUM DISTRIBUTIONS AFTER DEATH. If the participant dies after the Required Beginning Date or after payments begin irrevocably (subject to acceleration), the remaining portion of the participant's interest in this annuity contract must continue to be distributed at least as rapidly as under the method of distribution being used prior to the participant's death.

     If the participant dies before the Required Beginning Date and before payments begin irrevocably, the participant's entire interest in this annuity contract must be paid either:

1)       in  full  by  December  31  of  the  fifth   calendar  year  after  the
         participant's death; or

2) over the life or over a period certain not greater than the life expectancy of the individual designated under this annuity contract to receive payments after the participant's death with payments beginning by December 31 of the first calendar year after the participant's death.

     However, if the participant's surviving spouse is the individual designated to receive the participant's entire interest in this annuity contract, the starting date for payments under clause 2) above may be delayed to a date not later than December 31 of the calendar year in which the participant would have reached age 70-1/2. Alternatively, the participant's interest in this annuity contract will be treated as the IRA of such spouse if he or she becomes Successor Owner of the participant's interest, makes a rollover from the participant's interest, or fails to receive distributions from the participant's interest otherwise required by this provision. No contributions or rollover to the participant's interest in this annuity contract may be made after the participant's death unless the participant's spouse becomes Successor Owner. In any case, if a surviving spouse dies before payments begin under this provision, then this provision shall apply upon the death of the participant's spouse as if the spouse was the owner of the participant's interest in this annuity contract.

     Life expectancy is computed using the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. For distributions beginning after the participant's death, the life expectancy of the participant's surviving spouse shall be recalculated annually unless periodic payments for a fixed period begin irrevocably (subject to acceleration) by the date payments are required to begin. The life expectancy of any other individual may not be recalculated. Any life expectancy which is not being recalculated shall be determined using the attained age of such individual in the calendar year in which payments are required to begin or in any earlier year in which payments begin irrevocably, and any payment calculations for subsequent years shall be based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first determined. Therefore, if a life expectancy is not recalculated, payments will be made over a fixed period which could end before that person's actual death.


This is part of the annuity contract. It is not a separate contract. It changes the annuity contract only as and to the extent stated. In all cases of conflict with the other terms of the annuity contract, the provisions of this Endorsement shall control.

         Signed for us at our office as of the date of issue.

  [GRAPHIC OMITTED][GRAPHIC OMITTED]          [GRAPHIC OMITTED][GRAPHIC OMITTED]
Senior Vice President & Assistant Treasurer         Executive Vice President

NY3444CE99

                                [GRAPHIC OMITTED]

                            A Stock Insurance Company
                  P.O. Box 21029, New York, New York 10129-1029
                             Administrative Office:
                   [P.O. Box 5423 Cincinnati, Ohio 45201-5423]


                          INDIVIDUAL RETIREMENT ANNUITY
                                   ENDORSEMENT


The Certificate of Participation under the annuity contract (your "Certificate") is changed as set out below to add provisions for an Individual Retirement Annuity.


     APPLICABLE TAX LAW RESTRICTIONS. The annuity contract is intended to receive contributions that qualify for deferred tax treatment under Internal Revenue Code ("IRC") Section 408(b). It is restricted as required by federal tax law. We may change the terms of the annuity contract and your Certificate, or administer the annuity contract and your interest in it, at any time as needed to comply with that law. Any such change may be applied retroactively.

     EXCLUSIVE BENEFIT. Your interest in the annuity contract is established for the exclusive benefit of you and your beneficiaries. Your interest in the annuity contract is nonforfeitable.

     NON-PARTICIPATING. The annuity contract does not pay dividends or share in our surplus.

     NO ASSIGNMENT OR TRANSFER. You cannot assign, sell, or transfer your interest in the annuity contract. You cannot pledge it to secure a loan or the performance of an obligation, or for any other purpose. The only exceptions to these rules are:

1) all or part of your interest in the annuity contract may be transferred to a spouse or former spouse under a divorce or separation instrument described in IRC Section 71(b)(2)(A); and

2) you may designate another person to receive payments with you based on joint lives or joint life expectancies, but any such designation shall not give that other person any present rights under the annuity contract during your lifetime.

     CONTRIBUTIONS. The annuity contract does not require fixed premiums, purchase payments, or other contributions, but we may decline to accept any contribution of less than $50. Your interest in the annuity contract will not lapse if you do not make contributions. Your interest in the annuity contract will remain subject to cancellation under any involuntary surrender or termination provision of the annuity contract; provided, however, that in no event shall any such cancellation occur unless, at a minimum, contributions have not been made for you for at least two full years and the value of your interest in the annuity contract (increased by any guaranteed interest) would provide a benefit at age 70-1/2 of less than $20 a month under the regular settlement option.

     All contributions to us must be made in cash BY CHECK OR MONEY ORDER MADE PAYABLE TO US.

     Total contributions made to the annuity contract for you with respect to any one tax year may not exceed $2,000, excluding any payment which is:

1) allowed as a rollover under IRC Section 402(c), 403(a)(4), 403(b)(8), or 408(d)(3); or

2)       made through a Simplified  Employee  Pension  (SEP)  program  under IRC
         Section 408(k).

     The annuity contract will not accept contributions made by an employer through a SIMPLE plan under IRC Section 408(p). The annuity contract will not accept a transfer or rollover of any funds attributable to contributions made for you by an employer through a SIMPLE plan until at least 2-years after the date you first participated in that employer's SIMPLE plan.

     ANNUAL REPORT. Following the end of each calendar year, we will send you a report concerning the status of your interest in the annuity contract. This report will include (i) the amount of all regular contributions received for you during or after the calendar year which relate to such calendar year, (ii) the amount of all rollover contributions received for you during such calendar year, (iii) the contract value(s) of your interest determined as of the end of such calendar year, and (iv) such other information as may be required under federal tax law.

     REQUIRED MINIMUM DISTRIBUTIONS DURING LIFE. The Required Beginning Date for distributions of your interest in the annuity contract is April 1 following the calendar year in which you reach age 70-1/2. No later than the Required Beginning Date:

1)       your entire interest in the annuity contract must be paid in full; or

2) distributions of your interest in the annuity contract must begin in the form of periodic payments made at least annually (i) for your life or as joint and survivor payments to you and one other individual, or
         (ii) over a period certain not to exceed your life expectancy or the joint and last survivor expectancy of you and one other individual designated to receive any remaining payments after your death, with payments which do not increase or increase only as provided in Q&A F-3 of Section 1.401(a)(9)-1 of the Proposed Income Tax Regulations.

     All distributions made hereunder shall be made in accordance with the requirements of IRC Section 401(a)(9), including the incidental death benefit requirements of IRC Section 401(a)(9)(G), and the regulations thereunder, including the minimum distribution incidental benefit requirements of Section 1.401(a)(9)-2 of the Proposed Income Tax Regulations.

     Life expectancies are computed using the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. The life expectancies of you and your spouse shall be recalculated annually unless periodic payments for a fixed period begin irrevocably (subject to acceleration) by the Required Beginning Date. The life expectancy of any other individual may not be recalculated. Any life expectancy which is not being recalculated shall be determined using the attained age of the individual in the calendar year in which you reach age 70-1/2 or in any earlier year in which payments begin irrevocably, and any payment calculations for subsequent years shall be based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year such life expectancy was first determined. Therefore, if a life expectancy is not recalculated, payments will be made over a fixed period which could end before that person's actual death.

     REQUIRED MINIMUM DISTRIBUTIONS AFTER DEATH. If you die after the Required Beginning Date or after payments begin irrevocably (subject to acceleration), the remaining portion of your interest in the annuity contract must continue to be distributed at least as rapidly as under the method of distribution being used prior to your death.

     If you die before the Required Beginning Date and before payments begin irrevocably, your entire interest in the annuity contract must be paid either:

1)       in full by December 31 of the fifth calendar year after your death; or

2) over the life or over a period certain not greater than the life expectancy of the individual designated under the annuity contract to receive payments after your death with payments beginning by December 31 of the first calendar year after your death.

     However, if your surviving spouse is the individual designated to receive your entire interest in the annuity contract, the starting date for payments under clause 2) above may be delayed to a date not later than December 31 of the calendar year in which you would have reached age 70-1/2. Alternatively, your interest in the annuity contract will be treated as the IRA of such spouse if he or she becomes Successor Owner of your interest, makes a rollover from your interest, or fails to receive distributions from your interest otherwise required by this provision. No contributions or rollover to your interest in the annuity contract may be made after your death unless your spouse becomes Successor Owner. In any case, if a surviving spouse dies before payments begin under this provision, then this provision shall apply upon the death of your spouse as if your spouse was the owner of your interest in the annuity contract.

     Life expectancy is computed using the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. For distributions beginning after your death, the life expectancy of your surviving spouse shall be recalculated annually unless periodic payments for a fixed period begin irrevocably (subject to acceleration) by the date payments are required to begin. The life expectancy of any other individual may not be recalculated. Any life expectancy which is not being recalculated shall be determined using the attained age of such individual in the calendar year in which payments are required to begin or in any earlier year in which payments begin irrevocably, and any payment calculations for subsequent years shall be based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first determined. Therefore, if a life expectancy is not recalculated, payments will be made over a fixed period which could end before that person's actual death.


This is part of your Certificate. It is not a contract. It changes your Certificate only as and to the extent stated. In all cases of conflict with the other terms of your Certificate, the provisions of this Endorsement shall control.

         Signed for us at our office as of the date of issue.


  [GRAPHIC OMITTED][GRAPHIC OMITTED]          [GRAPHIC OMITTED][GRAPHIC OMITTED]
Senior Vice President & Assistant Treasurer         Executive Vice President

NY3513GE99
                                [GRAPHIC OMITTED]

                            A Stock Insurance Company
                  P.O. Box 21029, New York, New York 10129-1029
                             Administrative Office:
                   [P.O. Box 5423 Cincinnati, Ohio 45201-5423]


                   SAVINGS INCENTIVE MATCH PLAN FOR EMPLOYEES
                    INDIVIDUAL RETIREMENT ANNUITY ENDORSEMENT


The annuity contract is changed as set out below to add provisions for a SIMPLE Individual Retirement Annuity.

     APPLICABLE TAX LAW RESTRICTIONS. This annuity contract is intended to receive contributions under a Savings Incentive Match Plan for Employees of Small Employers ("SIMPLE IRA plan") that qualifies under Internal Revenue Code ("IRC") Section 408(p). It is restricted as required by federal tax law. We may change the terms of this annuity contract or administer this annuity contract at any time as needed to comply with that law. Any such change may be applied retroactively.

     EXCLUSIVE BENEFIT. This annuity contract is established for the exclusive benefit of the participants and their beneficiaries. A participant's interest in this annuity contract is nonforfeitable.

     NON-PARTICIPATING. This annuity contract does not pay dividends or share in our surplus.

     NO ASSIGNMENT OR TRANSFER. A Participant cannot assign, sell, or transfer his or her interest in this annuity contract. A participant cannot pledge it to secure a loan or the performance of an obligation, or for any other purpose. The only exceptions to these rules are:

1) an interest in this annuity contract may be transferred to a spouse or former spouse of a participant under a divorce or separation instrument described in IRC Section 71(b)(2)(A); and

2) a participant may designate another person to receive payments with the participant based on joint lives or joint life expectancies, but any such designation shall not give that other person any present rights under the annuity contract during the participant's lifetime.

     CONTRIBUTIONS. This annuity contract does not require fixed premiums, purchase payments, or other contributions, but we may decline to accept any contribution of less than $50. An interest in this annuity contract will not lapse if a participant does not make contributions. An interest in this annuity contract will remain subject to cancellation under any involuntary surrender or termination provision of this annuity contract; provided, however, that in no event shall any such cancellation occur unless, at a minimum, contributions for the participant have not been made for at least two full years and the value of the participant's interest in this annuity contract (increased by any guaranteed interest) would provide a benefit at age 70-1/2 of less than $20 a month under the regular settlement option.

     All contributions to us must be made in cash BY CHECK OR MONEY ORDER MADE PAYABLE TO US.

     This annuity contract will only accept contributions made by an employer under a SIMPLE IRA plan that meets the requirements of IRC Section 408(p), and rollover contributions or transfers from another SIMPLE IRA owned by a participant. No other contributions to this annuity contract will be accepted.

     ANNUAL REPORT. Following the end of each calendar year, we will send each participant a report concerning the status of his or her interest in this annuity contract. This report will include (i) the amount of all regular contributions received for the participant during or after the calendar year which relate to such calendar year, (ii) the amount of all rollover contributions received for the participant during such calendar year, (iii) the contract value(s) of the participant's interest determined as of the end of such calendar year, and (iv) such other information as may be required under federal tax law.

     If contributions to this annuity contract are paid directly by the employer under a SIMPLE IRA plan, we will provide the employer with the summary description required by IRC Section 408(l)(2)(B).

     DESIGNATED FINANCIAL INSTITUTION. If we are the designated financial institution for the employer's SIMPLE IRA plan, as defined in IRC Section 408(p)(7), then a participant may direct that contributions paid on his or her behalf be transferred to another qualified SIMPLE IRA without cost or penalty, provided that the participant elects such a transfer either before the beginning of the calendar year to which such contribution relates or within the 60-day election period which includes the date the participant first become eligible to participate in the SIMPLE IRA plan.

     LIMITS ON ROLLOVERS AND TRANSFERS; ADDITIONAL TAXES. During the first two years that a participant in this annuity contract participates in the SIMPLE IRA plan of the employer, any rollover or transfer otherwise permitted under this annuity contract must be made to another SIMPLE IRA owned by the participant. If a participant is under age 59-1/2, any distribution to the participant during this two-year period may be subject to a twenty-five percent additional penalty tax if the participant does not roll over the amount distributed into a SIMPLE IRA. After the end of this two-year period, a rollover or transfer otherwise permitted under this annuity contract may be made to any IRA owned by the participant that is qualified under IRC Section 408(a), (b), or (p).

     REQUIRED MINIMUM DISTRIBUTIONS DURING LIFE. The Required Beginning Date for distributions of a participant's interest in this annuity contract is April 1 following the calendar year in which the participant reaches age 70-1/2. No later than the Required Beginning Date:

1) the participant's entire interest in this annuity contract must be paid in full; or

2) distributions of the participant's interest in this annuity contract must begin in the form of periodic payments made at least annually (i) for the participant's life or as joint and survivor payments to the participant and one other individual, or (ii) over a period certain not to exceed the participant's life expectancy or the joint and last survivor expectancy of the participant and one other individual designated to receive any remaining payments after the participant's death, with payments which do not increase or increase only as provided in Q&A F-3 of Section 1.401(a)(9)-1 of the Proposed Income Tax Regulations.

     All distributions made hereunder shall be made in accordance with the requirements of IRC Section 401(a)(9), including the incidental death benefit requirements of IRC Section 401(a)(9)(G), and the regulations thereunder, including the minimum distribution incidental benefit requirements of Section 1.401(a)(9)-2 of the Proposed Income Tax Regulations.

     Life expectancies are computed using the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. The life expectancies of the participant and his or her spouse shall be recalculated annually unless periodic payments for a fixed period begin irrevocably (subject to acceleration) by the Required Beginning Date. The life expectancy of any other individual may not be recalculated. Any life expectancy which is not being recalculated shall be determined using the attained age of the individual in the calendar year in which the participant reaches age 70-1/2 or in any earlier year in which payments begin irrevocably, and any payment calculations for subsequent years shall be based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year such life expectancy was first determined. Therefore, if a life expectancy is not recalculated, payments will be made over a fixed period which could end before that person's actual death.

     REQUIRED MINIMUM DISTRIBUTIONS AFTER DEATH. If the participant dies after the Required Beginning Date or after payments begin irrevocably (subject to acceleration), the remaining portion of the participant's interest in this annuity contract must continue to be distributed at least as rapidly as under the method of distribution being used prior to the participant's death.

     If the participant dies before the Required Beginning Date and before payments begin irrevocably, the participant's entire interest in this annuity contract must be paid either:

1)       in  full  by  December  31  of  the  fifth   calendar  year  after  the
         participant's death; or

2) over the life or over a period certain not greater than the life expectancy of the individual designated under this annuity contract to receive payments after the participant's death with payments beginning by December 31 of the first calendar year after the participant's death.

     However, if the participant's surviving spouse is the individual designated to receive the participant's entire interest in this annuity contract, the starting date for payments under clause (2) above may be delayed to a date not later than December 31 of the calendar year in which the participant would have reached age 70-1/2. Alternatively, this annuity contract will be treated as the IRA of such spouse if he or she becomes Successor Owner of the participant's interest, makes a rollover from the participant's interest, or fails to receive distributions from the participant's interest otherwise required by this provision. No contributions or rollover to the participant's interest in this annuity contract may be made after the participant's death unless the participant's spouse becomes Successor Owner. In any case, if a surviving spouse dies before payments begin under this provision, then this provision shall apply upon the death of the participant's spouse as if the spouse was the owner of the participant's interest in this annuity contract.

     Life expectancy is computed using the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. For distributions beginning after the participant's death, the life expectancy of the participant's surviving spouse shall be recalculated annually unless periodic payments for a fixed period begin irrevocably (subject to acceleration) by the date payments are required to begin. The life expectancy of any other individual may not be recalculated. Any life expectancy which is not being recalculated shall be determined using the attained age of such individual in the calendar year in which payments are required to begin or in any earlier year in which payments begin irrevocably, and any payment calculations for subsequent years shall be based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first determined. Therefore, if a life expectancy is not recalculated, payments will be made over a fixed period which could end before that person's actual death.


This is part of the annuity contract. It is not a separate contract. It changes the annuity contract only as and to the extent stated. In all cases of conflict with the other terms of the annuity contract, the provisions of this Endorsement shall control.

         Signed for us at our office as of the date of issue.


  [GRAPHIC OMITTED][GRAPHIC OMITTED]          [GRAPHIC OMITTED][GRAPHIC OMITTED]
Senior Vice President & Assistant Treasurer         Executive Vice President

NY3514CE99
                                [GRAPHIC OMITTED]

                            A Stock Insurance Company
                  P.O. Box 21029, New York, New York 10129-1029
                             Administrative Office:
                   [P.O. Box 5423 Cincinnati, Ohio 45201-5423]


                   SAVINGS INCENTIVE MATCH PLAN FOR EMPLOYEES
                    INDIVIDUAL RETIREMENT ANNUITY ENDORSEMENT


The Certificate of Participation under the annuity contract (your "Certificate") is changed as set out below to add provisions for a SIMPLE Individual Retirement Annuity.

     APPLICABLE TAX LAW RESTRICTIONS. The annuity contract is intended to receive contributions under a Savings Incentive Match Plan for Employees of Small Employers ("SIMPLE IRA plan") that qualifies under Internal Revenue Code ("IRC") Section 408(p). It is restricted as required by federal tax law. We may change the terms of the annuity contract and your Certificate, or administer the annuity contract and your interest in it, at any time as needed to comply with that law. Any such change may be applied retroactively.

     EXCLUSIVE BENEFIT. Your interest in the annuity contract is established for the exclusive benefit of you and your beneficiaries. Your interest in the annuity contract is nonforfeitable.

     NON-PARTICIPATING. The annuity contract does not pay dividends or share in our surplus.

     NO ASSIGNMENT OR TRANSFER. You cannot assign, sell, or transfer your interest in the annuity contract. You cannot pledge it to secure a loan or the performance of an obligation, or for any other purpose. The only exceptions to these rules are:

1) all or part of your interest in the annuity contract may be transferred to a spouse or former spouse under a divorce or separation instrument described in IRC Section 71(b)(2)(A); and

2) you may designate another person to receive payments with you based on joint lives or joint life expectancies, but any such designation shall not give that other person any present rights under the annuity contract during your lifetime.

     CONTRIBUTIONS. The annuity contract does not require fixed premiums, purchase payments, or other contributions, but we may decline to accept any contribution of less than $50. Your interest in the annuity contract will not lapse if you do not make contributions. Your interest in the annuity contract will remain subject to cancellation under any involuntary surrender or termination provision of the annuity contract; provided, however, that in no event shall any such cancellation occur unless, at a minimum, contributions for you have not been made for at least two full years and the value of your interest in the annuity contract (increased by any guaranteed interest) would provide a benefit at age 70-1/2 of less than $20 a month under the regular settlement option.

     All contributions to us must be made in cash BY CHECK OR MONEY ORDER MADE PAYABLE TO US.

     The annuity contract will only accept contributions made by an employer under a SIMPLE IRA plan that meets the requirements of IRC Section 408(p), and rollover contributions or transfers from another SIMPLE IRA owned by you. No other contributions to the annuity contract will be accepted.

     ANNUAL REPORT. Following the end of each calendar year, we will send you a report concerning the status of your interest in the annuity contract. This report will include (i) the amount of all regular contributions received for you during or after the calendar year which relate to such calendar year, (ii) the amount of all rollover contributions received for you during such calendar year, (iii) the contract value(s) of your interest determined as of the end of such calendar year, and (iv) such other information as may be required under federal tax law.

     If contributions to the annuity contract are paid directly by your employer under a SIMPLE IRA plan, we will provide your employer with the summary description required by IRC Section 408(l)(2)(B).

     DESIGNATED FINANCIAL INSTITUTION. If we are the designated financial institution for your employer's SIMPLE IRA plan, as defined in IRC Section 408(p)(7), then you may direct that contributions paid on your behalf be transferred to another qualified SIMPLE IRA without cost or penalty, provided that you elect such a transfer either before the beginning of the calendar year to which such contribution relates or within the 60-day election period which includes the date you first become eligible to participate in the SIMPLE IRA plan.

     LIMITS ON ROLLOVERS AND TRANSFERS; ADDITIONAL TAXES. During the first two years that you participate in the SIMPLE IRA plan of your employer, any rollover or transfer otherwise permitted under the annuity contract must be made to another SIMPLE IRA owned by you. If you are under age 59-1/2, any distribution to you during this two-year period may be subject to a twenty-five percent additional penalty tax if you do not roll over the amount distributed into a SIMPLE IRA. After the end of this two-year period, a rollover or transfer otherwise permitted under the annuity contract may be made to any IRA owned by you that is qualified under IRC
     Section 408(a), (b), or (p).

     REQUIRED MINIMUM DISTRIBUTIONS DURING LIFE. The Required Beginning Date for distributions of your interest in the annuity contract is April 1 following the calendar year in which you reach age 70-1/2. No later than the Required Beginning Date:

1)            your entire interest in the annuity contract must be paid in full;
              or

2) distributions of your interest in the annuity contract must begin in the form of periodic payments made at least annually (i) for your life or as joint and survivor payments to you and one other individual, or (ii) over a period certain not to exceed your life expectancy or the joint and last survivor expectancy of you and one other individual designated to receive any remaining payments after your death, with payments which do not increase or increase only as provided in Q&A F-3 of Section 1.401(a)(9)-1 of the Proposed Income Tax Regulations.

     All distributions made hereunder shall be made in accordance with the requirements of IRC Section 401(a)(9), including the incidental death benefit requirements of IRC Section 401(a)(9)(G), and the regulations thereunder, including the minimum distribution incidental benefit requirements of Section 1.401(a)(9)-2 of the Proposed Income Tax Regulations.

     Life expectancies are computed using the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. The life expectancies of you and your spouse shall be recalculated annually unless periodic payments for a fixed period begin irrevocably (subject to acceleration) by the Required Beginning Date. The life expectancy of any other individual may not be recalculated. Any life expectancy which is not being recalculated shall be determined using the attained age of the individual in the calendar year in which you reach age 70-1/2 or in any earlier year in which payments begin irrevocably, and any payment calculations for subsequent years shall be based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year such life expectancy was first determined. Therefore, if a life expectancy is not recalculated, payments will be made over a fixed period which could end before that person's actual death.

     REQUIRED MINIMUM DISTRIBUTIONS AFTER DEATH. If you die after the Required Beginning Date or after payments begin irrevocably (subject to acceleration), the remaining portion of your interest in the annuity contract must continue to be distributed at least as rapidly as under the method of distribution being used prior to your death.

     If you die before the Required Beginning Date and before payments begin irrevocably, your entire interest in the annuity contract must be paid either:

1) in full by December 31 of the fifth calendar year after your death; or


2) over the life or over a period certain not greater than the life expectancy of the individual designated under the annuity contract to receive payments after your death with payments beginning by December 31 of the first calendar year after your death.

3) However, if your surviving spouse is the individual designated to receive your entire interest in the annuity contract, the starting date for payments under clause (2) above may be delayed to a date not later than December 31 of the calendar year in which you would have reached age 70-1/2. Alternatively, the annuity contract will be treated as the IRA of such spouse if he or she becomes Successor Owner of your interest, makes a rollover from your interest, or fails to receive distributions from your interest otherwise required by this provision. No contributions or rollover to your interest in the annuity contract may be made after your death unless your spouse becomes Successor Owner. In any case, if a surviving spouse dies before payments begin under this provision, then this provision shall apply upon the death of your spouse as if the spouse was the owner of your interest in the annuity contract.

     Life expectancy is computed using the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. For distributions beginning after your death, the life expectancy of your surviving spouse shall be recalculated annually unless periodic payments for a fixed period begin irrevocably (subject to acceleration) by the date payments are required to begin. The life expectancy of any other individual may not be recalculated. Any life expectancy which is not being recalculated shall be determined using the attained age of such individual in the calendar year in which payments are required to begin or in any earlier year in which payments begin irrevocably, and any payment calculations for subsequent years shall be based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first determined. Therefore, if a life expectancy is not recalculated, payments will be made over a fixed period which could end before that person's actual death.


This is part of your Certificate. It is not a contract. It changes your Certificate only as and to the extent stated. In all cases of conflict with the other terms of your Certificate, the provisions of this Endorsement shall control.

              Signed for us at our office as of the date of issue.

 [GRAPHIC OMITTED][GRAPHIC OMITTED]           [GRAPHIC OMITTED][GRAPHIC OMITTED]
Senior Vice President & Assistant Treasurer         Executive Vice President

NY3683E99
                                [GRAPHIC OMITTED]


                                   ENDORSEMENT

The contract is changed by adding a new provision as follows:

        SUCCESSOR OWNER--STEP UP IN ACCOUNT VALUE: If your spouse becomes the Successor Owner of this Contract, the Account Value of the Contract will be increased, as of the date that would have been the Death Benefit Valuation Date, to equal the amount of the Death Benefit which would have been payable if your spouse had not become the Successor Owner of the Contract. If the Death Benefit which would have been payable is equal to the Account Value as of the date that would have been the Death Benefit Valuation Date, there will be no change in the Account Value of the Contract. If the Account Value is increased to equal the Purchase Payments accumulated with interest at the rate of 3% per year, as described in the Death Benefit Amount provision of this Contract, the Account Value as of the date of the increase, plus any Purchase Payments received by us after that date, will accumulate with interest at the rate of 3% per year for purposes of determining the amount of the Death Benefit payable on the death of the next owner to die.

        For purposes of determining the date that would have been the Death Benefit Valuation Date, the election to become Successor Owner will be deemed to be instructions as to the form of death benefit. Therefore, the date that would have been the Death Benefit Valuation Date will be the later of the date we receive Due Proof of Death of the owner, or the date we receive a Successor Owner election, but never later than one year after the date of death of the owner.

        If your spouse becomes the Successor Owner of this Contract, any Contingent Deferred Sales Charge which would otherwise apply on surrender will be waived, except that if any additional Purchase Payments are paid by the Successor Owner, Contingent Deferred Sales Charges will apply as described in this Contract.

        If the Account Value is stepped-up under this provision, the Company will deposit the amount of the increase into the Fixed Accumulation Account Option.

This is part of your contract. It is not a separate contract. It changes the policy only as and to the extent stated. In all cases of conflict with the other terms of the contract, the provisions of this Endorsement shall control.

              Signed for us at our office as of the date of issue.


  [GRAPHIC OMITTED][GRAPHIC OMITTED]          [GRAPHIC OMITTED][GRAPHIC OMITTED]
Senior Vice President & Assistant Treasurer        Executive Vice President

NY3334GMA99

                                                  [GRAPHIC OMITTED][GRAPHIC OMITTED]
------------------------------------------------------------------------------------------------------------------------------------
                                   APPLICATION FOR GROUP FLEXIBLE PREMIUM DEFERRED ANNUITY CONTRACT
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
PROPOSED CONTRACT OWNER:                     Anytown Trucking Company
                                             ---------------------------------------------------------------------------------------
MAILING ADDRESS:               C/O XYZ Street
                               -----------------------------------------------------------------------------------------------------
                               Anytown, USA   99999
                               -----------------------------------------------------------------------------------------------------

BILLING CONTACT:               Ann Trustee, Trust Division
                               -----------------------------------------------------------------------------------------------------
Telephone Number               (   800     )  555-1212                 Fax Number         (   800     )  555-1211
                               ---------------------------------------                   -------------------------------------------

Mail Billing Statement to (If other than above):                       Third Party Administrator (If Applicable):
Name:           N/A                                                    Firm:   N/A
                ------------------------------------------------------             -------------------------------------------------
Address:        N/A                                                    Address:    N/A
                ------------------------------------------------------             -------------------------------------------------
City, State Zip:     N/A                                               City, State Zip:  N/A
                     -------------------------------------------------                   -------------------------------------------
                                                                       Contact:    N/A
                                                                                   -------------------------------------------------
                                                                       Telephone Number:       (            )  N/A
                                                                                              --------------------------------------

------------------------------------------------------------------------------------------------------------------------------------




The Application is for investment in the following GALIC of NY Contract:_______________________________________________

------------------------------------------------------------------------------------------------------------------------------------



Plan Name:                                                             Plan Number
----------------- ----------------------------------------------------
Tax ID Number:          000-00-0000                                    Plan Year End:     Month     06            Day     01
                        ----------------------------------------------                              -------------         ----------
Plan Type:       401(a)      401(k)      ERISA403(b)         NonERISA 403(b)          457       Other (Specify)
                                                                                                                     ---------------
Plan Administrator/Trustee        Ann Trustee, Trust Officer           Telephone Number:       (    800     )   555-1212
--------------------------------- ------------------------------------ ----------------------- -------------------------------------

--------------------------------- ------------------------------------ ----------------------- -------------------------------------

Application is hereby made for a Group Flexible Premium Deferred Annuity Contract. The Owner acknowledges that Great American Life Insurance Company of New York will provide the investment vehicle for, but will not be responsible for the administration of the plan. The Owner hereby agrees that the Contract shall not take effect and be in force unless and until the first premium is received by the Company. The Owner has read and understands this entire application. The Owner has also received current copies of the prospectuses for the Group Flexible Premium Deferred Annuity Contract which correspond to the product selected in section 2 of this application.

IT  IS  FURTHER   UNDERSTOOD  THAT  PAYMENTS  AND  VALUES  PROVIDED  UNDER  EACH
CERTIFICATE, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

The information provided herein is true, correct, and complete to the best of my knowledge and belief.

  Signed at:  Anytown, USA                              ,  this       1st       day of          April          ,in the year   98
             --------------------------------------------      ------------------      -------------------------           ---------
                             City, State                              Day                       Month                          Year
Signature for Owner:       Anytown Trucking Company                               Title:   Ann Trustee
                           ------------------------------------------------------          -----------------------------------------

Signature of Company Representative:
                                            ----------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

AP aiapp

------------------------------------------------------------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Application for a Tax Qualified or Nonqualified variable annuity.  Initial payment or the original of our Transfer/Rollover/Exchange
Request form must accompany this application, if applicable.  Please make check payable to GREAT AMERICAN LIFE INSURANCE COMPANY OF
NEW YORK and mail to [P.O. BOX 5423, CINCINNATI, OH 45201-5423].
------------------------------------------------------------------------------------------------------------------------------------

                           OWNER/PARTICIPANT                           Allocate my Purchase Payment(s) as indicated below.
                                                                       Allocations must be in whole percentages and must total 100%.
    Name:                          John Doe
          ------------------------------------------------------------
                                                                          Rollover/
    Address:                      123 Any Street                            Single    Flexible   PORTFOLIOS
             ----------------------------------------------------------
                                                                           Premium    Premium
    City, State,                   Anytown, USA 99999                        (%)        (%)
  Zip:
                   ---------------------------------------------------
                                                                                              [The Dreyfus Corporation]
    Daytime Phone #:                  (513) 555-1000                                            [Small Cap Portfolio-VIF]
                      ------------------------------------------------   -----------------------
                                                                              25                [Capital Appreciation Portfolio-VIF]
                                                                         -----------------------
    Evening Phone #:                  (513) 555-2000                                            [The Socially Responsible Growth
                     -------------------------------------------------   -----------------------Fund]
                                                                                                [Dreyfus Stock Index Fund]
                                                                         -----------------------
    Date of Birth:       07/13/43               X  Male   Female                                 [Growth and Income Portfolio-VIF]
                   --------------------------                              -----------------------
                                                                                                [Money Market Portfolio-VIF]
                                                                         -----------------------
    Social Security #:                 111-11-1111                                             [INVESCO]
                       -------------------------------------------------
                                                                                                 [Equity Income Fund-VIF]
                                                                         -----------------------
                      JOINT OWNER (If Applicable)                          25                    [Total Return Portfolio-VIF]
                                                                         ----------
                                                                                   -------------
    Name:                          Jane Doe                                                      [High Yield Portfolio-VIF]
          ------------------------------------------------------------   -----------------------
                                                                                               [Janus Capital Corporation (Aspen
                                                                                                Series)]
    Date of              04/29/45                 Male   Female                                  [International Growth Portfolio]
  Birth:
                 --------------------------                              -----------------------
                                                                           25                    [Worldwide Growth Portfolio]
                                                                         ----------
                                                                                   -------------
    Social Security                    ###-##-####                                               [Aggressive Growth Portfolio]
  #:
                     -------------------------------------------------   -----------------------
                                                                                                 [Growth Portfolio]
                                                                         -----------------------
    Relationship to Owner:                    Wife                                               [Balanced Portfolio]
                           -------------------------------------------   -----------------------
                                                                                               [Morgan Stanley Universal Funds Inc.]
                    ANNUITANT (If Other than Owner)                                              [Emerging Markets Equity Portfolio]
                                                                         -----------------------
    Name:                             N/A                                                        [Mid-Cap Value Portfolio]
          ------------------------------------------------------------   -----------------------
                                                                                                 [Value Portfolio]
                                                                         -----------------------
    Date of                                       Male   Female                                  [U.S. Real Estate Portfolio]
  Birth:
                 --------------------------                              -----------------------
                                                                                                 [Fixed Income Portfolio]
                                                                         -----------------------
    Social Security                                                                            [PBHG Insurance Series Fund, Inc.]
  #:
                     -------------------------------------------------
                                                                           25                    [Technology & Communications
                                                                         ----------------------- Portfolio]
                                                                                                 [Growth II Portfolio]
                                                                         -----------------------

                                                                                                 [Large-Cap Growth Portfolio]
                                                                         -----------------------
    PRIMARY                                                                                    [Strong Capital Management, Inc.]
      Name:                         Jim Doe                                                      [Strong Growth Fund II]
           -----------------------------------------------------------   -----------------------
                                                                                                 [Strong Opportunity Fund II, Inc.]
                                                                         -----------------------
      Relationship to Owner:                  Child                                            [Timothy Partners, Ltd.]
                            ------------------------------------------
                                                                                                 [The Timothy Plan (VS)]
                                                                         -----------------------
      Name:                        Sally Doe                                                   [Fixed Account Options]
           -----------------------------------------------------------
                                                                                                 [Fixed Accumulation Account]
                                                                         -----------------------
      Relationship to Owner:                  Child                                    N/A       [Fixed Option 1-Year Guarantee]
                            ------------------------------------------   -----------------------
                                                                                       N/A       [Fixed Option 3-Year Guarantee]
                                                                         -----------------------
    CONTINGENT                                                                         N/A       [Fixed Option 5-Year Guarantee]
                                                                         -----------------------
      Name:                           N/A                                              N/A       [Fixed Option 7-Year Guarantee]
           -----------------------------------------------------------   -----------------------

      Relationship to Owner:                                              100%         100%     TOTAL
                            ------------------------------------------   -----------------------

    Enclose a signed letter of instruction if further designations are needed.
  --------------------------------------------------------------------- ------------------------------------------------------------


Tax Qualification
                                  IRA Tax Year                                            TSA/403 (b)                    457
                                                          ---------------------
                                  IRA Transfer  IRA Rollover                              401
     Nonqualified      OR         SEP IRA Tax Year                                        Other
                                                          ----------------------                     ---------------------------

------------------------------------------------------------------------------------------------------------------------------------


   Single Premium:       $  50,000
   -------------------   ------------------------------------------
                           Amount

   Salary Reduction/Flexible Premiums:       Check here and enclose a voided check, if you would like to have payments
   -----------------------------------------
                                                electronically transferred from your checking account.

                             $                                                                          $
      --------------------   ------------------------------------------    ------------------------     ----------------------------
      First Payment Date      Periodic Payment Amount                     Frequency                       Projected Annual Premium

    Name of Employer (Salary Reduction Plan Only)
                                                        ----------------------------------------------------------------------------

   Replacement:       Will the proposed contract replace any existing annuity or life insurance contract or certificate?  Yes   X No
   -------------------
                      Please include all state specific Replacement forms with this application.
----- --------------- --------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
The Application is for investment in the following AILIC Contract:       Commodore Navigator
                                                                         ---------------------------------

7) REMARKS


------------------------------------------------------------------------------------------------------------------------------------


   Owner's Statement:
   -----------------------

I agree that the  information  provided is true and complete to the best of my  knowledge.  I have read and  understand  each of the statements  and answers on this form.  The  contract I have  applied for is suitable  for my  investment  objectives  and  financial situation. I also understand that the Annuity Commencement Date will be the Contract (or Certificate) Anniversary following the 85th birthday of the oldest owner or five years after the Contract (or Certificate)  Effective Date,  whichever is later, but in no event will it be later than your 90th  birthday.  I HAVE RECEIVED A CURRENT COPY OF THE PROSPECTUS FOR GREAT AMERICAN OF NEW YORK SEPARATE
ACCOUNT I. I UNDERSTAND  THAT ANNUITY  PAYMENTS OR  SURRENDER  VALUES,  WHEN BASED UPON THE  INVESTMENT  EXPERIENCE  OF THE SEPARATE
ACCOUNT,  ARE VARIABLE AND NOT GUARANTEED AS TO DOLLAR AMOUNT.  I UNDERSTAND THAT THIS  APPLICATION WILL BE ATTACHED TO AND BECOME A
PART OF THE CONTRACT.

             Please initial here if you wish to give the Registered Representative identified below authorization to make transfers,
____________ on your behalf and at your direction, on this contract.

 SIGNED AT:    Anytown,                 USA       this         17       day of           March        in the year     1998.
            --------------------------------------       ---------------          --------------------             -------------
                  City                  State                  Day                      Month                          Year

                              John Doe                                                                Jane Doe
   ----------------------------------------------------------------        ---------------------------------------------------------
                  Signature of Owner/Participant                                        Signature of Joint Owner (If Applicable)
   Agent's Statement:
   ------------------------------

To the best of my knowledge  and belief,  the annuity  applied for [is] [is no]  intended to replace  insurance or an annuity on the proposed Owner/Participant with this or any other company. I also certify that an appropriate exclusion allowance was calculated (if applicable) for the named Owner/Participant, in accordance with current tax laws and regulations.

   Dummy Agent                                                                                           Dummy
   Agent                                                             03/17/98
   ---------------------------------------------------------------------------------------------------------------------------------
Agent Signature                                                      Agent Name Printed                                     Date
                                                 XYZ
   Brokerage                                                                                                     12345
   ---------------------------------------------------------------------------------------------------------------------------------
                         Name of Broker/Dealer Firm                                              Brokerage Account Number
   00000
   000-000-0000                                                             54321
   ---------------------------------------------------------------------------------------------------------------------------------
                                              -----------------------------------------------------------------
Agent Number                                          Agent Phone Number                 Agent State License ID
   For Agent Use Only
   -------------------------
NT   T1  T2  T3  T4     (Default: T1)

--------------------------------------------- ----------------------------------------------------------------- --------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                         PRINCIPAL GUARANTEE OPTION
                                                        (Minimum payment of $5,000)

__________Initial here to enroll in the Principal Guarantee Option. This authorizes the Company to allocate a portion of the initial
Purchase Payment to the Fixed 7-Year Guarantee  option such that, at the end of the 7-Year  Guarantee  period,  the amount allocated will grow to an amount equal to at least the initial Purchase Payment. The remaining balance will be allocated per your instructions on your application.

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                               INTEREST SWEEP
                       (Minimum account value required for each Fixed Account selected for Interest Sweep is $5,000.)

______________Initial  here to activate Interest Sweep.  Interest Sweep transfers will take place on the last valuation date of each calendar quarter, from the following fixed accounts:

  [Fixed Accumulation Option]            [1-Year Guarantee Option]          [3-Year Guarantee Option]
  [5-Year Guarantee Option]              [7-Year Guarantee Option]

Interest Sweep transfers are to be allocated among portfolio sub-accounts,  as indicated in the Allocation Instructions on page 4 of this application.  NOTE: Interest Sweep is not permitted into a sub-account from which Dollar Cost Averaging transfers are currently taking place, nor from a Fixed Accumulation Option from which Dollar Cost Averaging transfers are currently taking place.

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                           DOLLAR COST AVERAGING
                               (Minimum account value required to activate Dollar Cost Averaging is $10,000.)

______________  Initial here to activate  Dollar Cost  Averaging.  Please  transfer  $_________________  (minimum  $500) on the last valuation date of each calendar month quarter,  as indicated in the Allocation  Instructions  on page 4 of this  application.  If no selection is made,  transfers will occur on a quarterly basis. Dollar Cost Averaging will remain in effect until the selected source sub-account  is  depleted,  or until  canceled.  Automatic  transfers  are only  available  from  either  the Money  Market or Fixed
Accumulation Account, but not from both concurrently.

Source Account:
   [Fixed Accumulation Account]   [Dreyfus Money Market Portfolio-VIF]
Destination Sub-Accounts:

Please allocate the amount  transferred to the sub-account(s) as listed on page 4. Allocations must be in whole percentages and must equal 100%. Dollar Cost Averaging is not available for clients currently enrolled in Portfolio Rebalancing.

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                           PORTFOLIO REBALANCING
                               (Minimum account value required to activate Portfolio Rebalancing is $10,000.)

______________Initial  here to activate Portfolio Rebalancing.  If this service option is selected, the Owner/Participant's  Account
Value (excluding amounts in all the Fixed Accounts) will be automatically rebalanced to maintain the allocation percentage levels in the variable portfolios, as indicated in the Allocation Instructions on page 4 of this application. Portfolio Rebalancing will occur on the last valuation date of each calendar quarter. If Portfolio Rebalancing is selected,  the total value of all sub-accounts will be included in the  rebalancing  process.  Portfolio  Rebalancing  is not  available for clients  currently  enrolled in Dollar Cost
Averaging.

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                                                  CONSENT TO DELIVERY IN ELECTRONIC MEDIA

______________By  initialing here, the applicant  acknowledges  receipt of the applicable Commodore annuity prospectus in electronic format and  consents to the  delivery of any  prospectus,  supplement  thereto,  statement of  additional  information  or any other information  required to be furnished to contract  holders in electronic  format,  where  available.  Great  American Life Insurance
Company of New York is not required to make all such  documents  available  in  electronic  format,  and may provide any document or supplement to a document in paper format. Electronically formatted documents will be provided on diskette and mailed to your address of record via U.S. Mail.  System  requirements for electronic  documents are 386, 486 or Pentium Class PC with Windows 3.1 or higher and Windows  Compatible Web Browser  Software.  You may revoke your consent to deliver in electronic media at any time, or receive a paper copy of any document delivered in electronic format, by contacting Great American Life Insurance Company of New York.

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

------------------------------------------------ ----------------------------- ------------------------------ ---------------------
                   PORTFOLIOS                              PORTFOLIO                     DOLLAR COST                     INTEREST
                                                          REBALANCING                     AVERAGING                        SWEEP
                                                          ALLOCATION %                  ALLOCATION %                   ALLOCATION %
 ------------------------------------------------ ----------------------------- ------------------------------ ---------------------
            [The Dreyfus Corporation]

            [Small Cap Portfolio-VIF]
 ------------------------------------------------ ----------------------------- -----------------------------  ---------------------
      [Capital Appreciation Portfolio-VIF]
 ------------------------------------------------ ----------------------------- ------------------------------ ---------------------
  [The Socially Responsible Growth Fund, Inc.]
 ------------------------------------------------ ----------------------------- ------------------------------ ---------------------
           [Dreyfus Stock Index Fund]
 ------------------------------------------------ ----------------------------- ------------------------------ ---------------------
        [Growth and Income Portfolio-VIF]
 ------------------------------------------------ ----------------------------- ------------------------------ ---------------------
          [Money Market Portfolio-VIF]
 ------------------------------------------------ ----------------------------- ------------------------------ ---------------------
                    [INVESCO]

        [Industrial Income Portfolio-VIF]
 ------------------------------------------------ ----------------------------- ------------------------------ ---------------------
          [Total Return Portfolio-VIF]
 ------------------------------------------------ ----------------------------- ------------------------------ ---------------------
           [High Yield Portfolio-VIF]
 ------------------------------------------------ ----------------------------- ------------------------------ ---------------------

   [Janus Capital Corporation (Aspen Series)]

        [International Growth Portfolio]
 ------------------------------------------------ ------------------------------ ----------------------------- ---------------------
          [Worldwide Growth Portfolio]
 ------------------------------------------------ ------------------------------ ----------------------------- ---------------------
          [Aggressive Growth Portfolio]
 ------------------------------------------------ ------------------------------ ----------------------------- ---------------------
               [Growth Portfolio]
 ------------------------------------------------ ------------------------------ ----------------------------- ---------------------
              [Balanced Portfolio]
 ------------------------------------------------ -----------------------------  ----------------------------- ---------------------

      [Morgan Stanley Universal Funds Inc.]

       [Emerging Markets Equity Portfolio]
 ------------------------------------------------ ----------------------------- ------------------------------ ---------------------
            [Mid-Cap Value Portfolio]
 ------------------------------------------------ ----------------------------- ------------------------------ ---------------------

                [Value Portfolio]
 ------------------------------------------------ ----------------------------- ------------------------------ ---------------------

          [U.S. Real Estate Portfolio]
 ------------------------------------------------ ----------------------------- ------------------------------ ---------------------

            [Fixed Income Portfolio]
 ------------------------------------------------ ----------------------------- ------------------------------ ---------------------

       [PBHG Insurance Series Fund, Inc.]

     [Technology & Communications Portfolio]
 ------------------------------------------------ ----------------------------- ----------------------------- ----------------------

              [Growth II Portfolio]
 ------------------------------------------------ ----------------------------- ------------------------------ ---------------------

          [Large-Cap Growth Portfolio]
 ------------------------------------------------ ----------------------------- ------------------------------ ---------------------

        [Strong Capital Management, Inc.]

             [Strong Growth Fund II]
 ------------------------------------------------ ----------------------------- ------------------------------ ---------------------

       [Strong Opportunity Fund II, Inc.]
 ------------------------------------------------ ----------------------------- ------------------------------ ---------------------

            [Timothy Partners, Ltd.]

             [The Timothy Plan (VS)]
 ------------------------------------------------ ----------------------------- ------------------------------ ---------------------

                      TOTAL                                   100%                          100%                           100%
 ------------------------------------------------ ----------------------------- ------------------------------ ---------------------


By signing my name to this form I hereby  authorize  Great  American  Life  Insurance  Company of New York to make the  elections as indicated on this form. I have read this entire form and agree to hold  harmless and  indemnify  Annuity  Investors  Life  Insurance
Company  as to any and all claims or demands  which may be made by reason of the  elections  so made.  You may change  your  current instructions or elect to discontinue your  participation  in these programs by calling the Great American Life Insurance  Company of
New York Variable Annuity Service Center at [1-800-789-6771].



   John Doe                                                03/17/98                  Jane Doe                              03/17/98
   --------------------------------------------------   ---------------    --------------------------------------------    ---------
   Signature of Owner/Participant                        Date             Signature of Joint Owner (If Applicable)           Date
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